UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

______________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

METALICO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, $0.001 par value, of Metalico, Inc. (“Metalico common stock”)
	(2)	Aggregate number of securities to which transaction applies:
73,692,936 shares of Metalico common stock.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying 0.0001162 by the product of 73,692,936 outstanding shares of Metalico common stock and the merger consideration of sixty cents per share in cash
	(4)	Proposed maximum aggregate value of transaction:
$44,215,761.60
	(5)	Total fee paid:
$5,138.00
☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

METALICO, INC.

186 North Avenue East

Cranford, New Jersey 07016

July 24, 2015

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Metalico, Inc. (the “Company” or “Metalico”), which will be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 65 Livingston Avenue, Roseland, New Jersey on September 11, 2015, beginning at 8:30 a.m., local time.

On June 15, 2015, the board of directors of Metalico adopted and approved, and Metalico entered into, a merger agreement with Total Merchant Limited (“Parent”) and its wholly owned subsidiary, TM Merger Sub Corp. If the merger is completed, Metalico will become a wholly owned subsidiary of Parent, and you will be entitled to receive sixty cents in cash, without interest, for each share of Metalico common stock that you own on the effective date of the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

At the special meeting or any postponement or adjournment thereof, you will be asked to adopt the merger agreement and approve a proposal to adjourn the meeting if there are insufficient votes at the time of the special meeting to adopt the merger agreement. After careful consideration, our board unanimously adopted and approved the merger agreement and determined that the merger and the merger agreement are fair to, advisable and in the best interests of, the Company and its stockholders. Our board unanimously recommends that you vote:

•	“FOR” the adoption of the merger agreement; and
•	“FOR” the proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about Metalico from documents filed with the U.S. Securities and Exchange Commission, including Metalico’s financial statements for the year ended December 31, 2014, and the quarter ended March 31, 2015. See “Incorporation by Reference” beginning on page 81 of this proxy statement.

Only stockholders of record at the close of business on July 24, 2015, the record date for determining the stockholders entitled to notice of and to vote at the special meeting, are entitled to notice of and to vote at the special meeting and any adjournment thereof.

Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of a majority of the outstanding shares of Metalico stock entitled to vote thereon. Failing to vote on the merger agreement or to instruct your broker or other nominee on how to vote, will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

On June 15, 2015, Carlos E. Agüero, our president and chief executive officer and the chairman of our board of directors, in his capacity as a holder of 5,240,957 shares of Metalico common stock representing approximately 7.1% of the shares outstanding as of that date, agreed pursuant to a voting agreement with Parent and the Company to adopt the merger agreement.

Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible, or follow the instructions provided for submitting a proxy by telephone or the Internet. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or other nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

Thank you for your cooperation and your continued support of Metalico.

Sincerely,

Carlos E. Agüero, President and Chief Executive Officer

This proxy statement is dated July 24, 2015 and is first being mailed to stockholders on or about July 27, 2015.

METALICO, INC.
186 North Avenue East
Cranford, NJ 07016

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 11, 2015

To the Stockholders of Metalico, Inc.:

A special meeting of stockholders of Metalico, Inc., a Delaware corporation (“Metalico”), will be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 65 Livingston Avenue, Roseland, New Jersey, 07068 on September 11, 2015, beginning at 8:30 a.m. local time, for the following purposes:

(1) to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited (“Parent”), TM Merger Sub Corp. and Metalico, as amended and as such agreement may be further amended from time to time; and

(2) to approve a proposal to adjourn the special meeting, if there are insufficient votes to adopt the merger agreement at the time of the special meeting (the “adjournment proposal”).

Only stockholders of record of our common stock as of the close of business on July 24, 2015 are entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting. If you hold shares through a broker or other nominee, you must follow the procedures provided by your broker or other nominee in order to vote your shares at the special meeting.

You are cordially invited to attend the meeting in person.

Your vote is important, regardless of the number of shares of our common stock you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of a majority of the outstanding shares of Metalico stock entitled to vote thereon.

The approval of the proposal to permit adjournments requires the affirmative vote of the holders of a majority of the outstanding shares of Metalico stock entitled to vote thereon present in person or represented by proxy, assuming a quorum is present.

Failing to vote your shares, or to instruct your broker or other nominee on how to vote, will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the outcome of any vote on the adjournment proposal assuming a quorum is present.

Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy, or follow the instructions provided for submitting a proxy by telephone or the Internet, and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you are a stockholder of record and attend the meeting and wish to vote in person, you may revoke your proxy and vote in person. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or other nominee.

If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the adoption of the merger agreement and the adjournment proposal.

YOU MAY SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST FOLLOW THE PROCEDURES PROVIDED BY THAT RECORD HOLDER.

By Order of the Board of Directors

Arnold S. Graber, Executive Vice President,
General Counsel and Secretary

Cranford, New Jersey

July 27, 2015

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR SUBMIT YOUR PROXY PROMPTLY VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER OR OTHER NOMINEE, YOU MUST FOLLOW THE PROCEDURES PROVIDED BY THAT RECORD HOLDER.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Metalico common stock are voted at the special meeting by submitting your proxy or, if your shares are held in “street name” through a broker or other nominee, contacting your broker or other nominee. Failing to vote your shares, or to instruct your broker or other nominee on how to vote your shares, will have the same effect as a vote “AGAINST” the adoption of the merger agreement but will have no effect on the outcome of any vote on the adjournment proposal.

If your shares are registered in “street name” through a broker or other nominee: check the voting instruction card forwarded by your broker or other nominee or contact your broker or other nominee in order to obtain directions as to how to ensure that your shares are voted in favor of the proposals at the special meeting.

If your shares are registered in your name: submit your proxy as soon as possible via the internet or telephone or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope so that your shares of common stock can be voted in favor of the proposals at the special meeting.

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor at:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Telephone: (855) 973-0093
Banks and Brokers Call: (973) 873-7721

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed merger and the special meeting. You should still carefully read this entire proxy statement, including each of the annexes. In this proxy statement, the terms “Metalico,” “Company,” “we,” “our,” “ours,” and “us” refer to Metalico, Inc. and its subsidiaries, the term “Parent” and “Total Merchant” refers to Total Merchant Limited, and the term “Merger Sub” refers to TM Merger Sub Corp.

The Special Meeting

Q.	Who is soliciting my proxy?

A.

This proxy is being solicited by our board of directors.

Q.	What matters will be voted on at the special meeting?

A.

You will be asked to vote on the following proposals:

•	to adopt the merger agreement; and
•	to approve the adjournment proposal.
Q.	How is a quorum calculated?
A.	The holders of a majority of our 73,692,936 outstanding shares of common stock shall constitute a quorum at the special meeting.
Q.	How does Metalico’s board of directors recommend that I vote on the proposals?
A.	Our board recommends that you vote in favor of the proposal to adopt the merger agreement and the adjournment proposal.
Q.	What vote is required for Metalico’s stockholders to adopt the merger agreement?
A.	In order to adopt the merger agreement, the agreement must be adopted by the affirmative vote of a majority of outstanding shares of Metalico stock entitled to vote thereon, assuming that a quorum is present. On July 24, 2015 (the record date), there were 73,692,936 outstanding shares of our common stock.

On June 15, 2015, Carlos E. Agüero, our president and chief executive officer and the chairman of our board of directors, in his capacity as a holder of 5,240,957 shares of Metalico common stock representing approximately 7.1% of the shares outstanding as of that date, agreed pursuant to a voting agreement with Parent and the Company to adopt the merger agreement. In addition, our other directors and executive officers own approximately 0.9% of the outstanding shares of Metalico common stock.

Q.	What vote is required for Metalico’s stockholders to approve the adjournment proposal?
A.	In order to approve the adjournment proposal, the proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Metalico stock entitled to vote thereon present in person or represented by proxy, assuming a quorum is present.
Q.	Who is entitled to vote at the special meeting?
A.	Holders of record of our common stock as of the close of business on July 24, 2015, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, 73,692,936 shares of our common stock, held by approximately 345 holders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.
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Q.	What should I do now?
A.	After carefully reading and considering the information contained in this proxy statement, including the annexes hereto, please submit a proxy for your shares by returning the enclosed proxy card. Alternatively, you may follow the instructions on the proxy card to submit your proxy by telephone or via the Internet. You may also attend the special meeting and vote in person. Please do NOT enclose or return your stock certificate(s) with your proxy.
Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A.	Your broker will only be permitted to vote your shares on the adoption of the merger agreement and the adjournment proposal if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not instruct your broker to vote your shares, your shares will not be voted, and your shares will not be counted as present for purposes of determining the presence or absence of a quorum at the special meeting.
Q.	How are votes for the proposal to adopt the merger agreement counted?
A.	For the proposal to approve the adoption of the merger agreement, under Delaware law and as a condition to the completion of the merger, approval requires the affirmative vote of a majority of outstanding shares of Metalico stock entitled to vote thereon. Accordingly, (1) an abstention from voting, (2) a stockholder’s failure to submit a proxy card or to vote in person at the special meeting or (3) the failure of a stockholder who holds shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, which we refer to as a “broker non-vote” in this proxy statement, will have the same effect as a vote “AGAINST” the adoption of the merger agreement.
Q.	How are votes for the adjournment proposal counted?
A.	For the adjournment proposal, approval requires the affirmative vote of the holders of a majority of the outstanding shares of Metalico common stock entitled to vote thereon present in person or represented by proxy, assuming a quorum is present. Broker non-votes will not count as stock entitled to vote thereon present in person or represented by proxy and will not count as shares present for the purpose of determining whether a quorum is present. Accordingly, assuming a quorum is present, (1) a stockholder’s failure to submit a proxy card or to vote in person at the special meeting or (2) a broker non-vote will have no effect on the outcome of the voting with respect to the adjournment proposal, although an abstention will count as a share present for the purpose of determining a quorum and will have the same effect as a vote against the adjournment proposal.
Q.	What happens if I return my proxy card but I do not indicate how to vote?
A.	If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and the adjournment proposal.
Q.	When should I send in my proxy card?
A.	You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting. Alternatively, you may follow the instructions on the proxy card to submit your proxy by telephone or via the Internet.
Q.	What does it mean if I get more than one proxy or vote instruction card?
A.	If your shares are registered differently and are in more than one account, you will receive more than one proxy or (if your shares are held in “street name” by your broker or by another nominee) vote instruction card. Please complete and return all of the proxy and vote instruction cards you receive, or submit your proxy by telephone or the Internet, to ensure that all of your shares are voted.
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Q.	May I change my vote after I have mailed my signed proxy card or submitted my proxy by telephone or the Internet?
A.	Yes. You may revoke your proxy and change your vote at any time before your shares are voted at the special meeting. You may do this in one of three ways. First, you may send a written, dated notice to Arnold S. Graber, Executive Vice President, General Counsel and Secretary of Metalico, stating that you would like to revoke your proxy. Second, you may complete, date and submit a new proxy card, or submit a later dated proxy by telephone or via the Internet. Third, you may attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Q.	May I vote in person?
A.	Yes. You may attend the special meeting and vote your shares of common stock in person. If you hold shares in “street name,” however, you must provide a legal proxy executed by your broker or other nominee in order to vote your shares at the special meeting.

The Merger

Q.	What is the proposed transaction?
A.	The proposed transaction is the acquisition of Metalico by Parent, pursuant to an Agreement and Plan of Merger, dated as of June 15, 2015, by and among us, Parent and its wholly owned subsidiary, Merger Sub, as amended and as such agreement may be further amended from time to time. In the merger, Merger Sub will merge with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Parent.
Q.	If the merger is completed, what will I be entitled to receive for my shares of Metalico common stock and when will I receive it?
A.	Upon completion of the merger, you will be entitled to receive sixty cents in cash, without interest, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will be entitled to receive $60 in cash, without interest, in exchange for your Metalico shares.

Parent will arrange for a customary letter of transmittal to be sent by the exchange agent, no later than two business days after the merger closes, to each of our stockholders. The merger consideration will be paid to each stockholder once that stockholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation to the exchange agent identified in the letter of transmittal. Each stockholder will receive detailed instructions on how to exchange such stockholder’s certificates in exchange for the merger consideration if the merger is approved.

Q.	If the merger is completed, what will happen to stock awards and options to purchase Metalico common stock?
A.	Upon consummation of the merger, each stock award, including those held by our directors and executive officers, will be accelerated and cancelled in exchange for the merger consideration of sixty cents per share of the underlying common stock. Because no outstanding options currently have an exercise price less than the merger consideration of sixty cents per share, all of our outstanding options will be cancelled for no consideration.
Q.	Am I entitled to appraisal rights?
A.	If the merger is adopted by Metalico’s stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law, which we refer to herein as the DGCL.
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This means that holders of Metalico common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement.

Q.	Why is the Metalico board recommending the merger?
A.	Our board believes that the merger and the merger agreement are fair to, advisable and in the best interests of, Metalico and its stockholders. Our board unanimously recommends that you vote “FOR” the adoption of the merger agreement. To review our board’s reasons for recommending the merger, see the section entitled “THE MERGER—Reasons for the Merger and Recommendation of Our Board of Directors” on pages 28 through 30 of this proxy statement.
Q.	Will the merger be a taxable transaction to me?
A.	If you are a U.S. holder of Metalico common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Metalico common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive pursuant to the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws, unless you have certain connections to the United States. See the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” on pages 49 through 51 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your own tax advisor on how specific tax consequences of the merger, including the federal, state, local and/or non-U.S. tax consequences, apply to you.
Q.	When is the merger expected to be completed?
A.	We are working towards completing the merger as soon as possible. We currently expect to complete the merger as soon as all of the conditions to the merger are satisfied or waived, including stockholder adoption of the merger agreement at the special meeting.
Q.	Should I send in my Metalico stock certificates now?
A.	No. Shortly after the merger is completed, you will receive a customary letter of transmittal from the exchange agent with written instructions for exchanging your Metalico stock certificates for the merger consideration. You must return your Metalico stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the exchange agent receives your Metalico stock certificates and any completed documents required in the instructions. Please do NOT send your Metalico stock certificates now.
Q.	What will happen to our directors if the merger agreement is adopted?
A.	If the merger agreement is adopted by our stockholders and the merger is completed, our directors will no longer be directors of the surviving corporation after the consummation of the merger. Our current directors will serve only until the merger is completed.
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Q.	What should I do if I have questions?
A.	If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact our proxy solicitor at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: (855) 973-0093

Banks and Brokers Call: (973) 873-7721

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SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement.

The Companies

METALICO, INC.

186 North Avenue East

Cranford, New Jersey 07016

+1 (908) 497-9610

Metalico, Inc., a corporation organized under the laws of the State of Delaware, and its subsidiaries operate twenty-eight scrap metal recycling facilities, including an aluminum de-oxidizing plant co-located with a scrap metal recycling facility, in a single reportable segment. We are one of the largest full-service metal recyclers in Central and Western New York, with eleven recycling facilities located in that regional market. We also have a significant presence in Western Pennsylvania and Eastern Ohio. We believe that we provide comprehensive product offerings of both ferrous and non-ferrous scrap metals. Our common stock is listed on NYSE MKT under the symbol “MEA.”

TOTAL MERCHANT LIMITED

Offshore Chambers

P.O. Box 217

Apia, Samoa

+86 512 53703988

Total Merchant Limited, a limited company existing under the laws of Samoa, was incorporated on September 19, 2014. Its line of business is investments.

TM Merger Sub Corp., a corporation existing under the laws of the State of Delaware, is a wholly owned subsidiary of Total Merchant Limited, formed by Total Merchant Limited solely in contemplation of the merger and has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of TM Merger Sub Corp. are c/o Total Merchant Limited, at the address and phone number listed above.

The Merger (page 19)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Metalico, and each share of our common stock will be canceled and will represent the right to receive, upon surrender by the holder of such stock certificate(s), sixty cents in cash, without interest, for each share of our common stock held immediately prior to the merger. As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 16)

The special meeting will be held on September 11, 2015, starting at 8:30 a.m., local time, at the offices of our counsel, Lowenstein Sandler LLP, 65 Livingston Avenue, Roseland, New Jersey. At the special meeting, you will consider and vote upon proposals to (i) adopt the merger agreement and (ii) approve the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date; Stock Entitled to Vote; Quorum (page 16)

If you owned shares of our common stock at the close of business on July 24, 2015, the record date for the special meeting, you are entitled to notice of and to vote at the special meeting. You have one vote for each share of our common stock that you own on the record date. As of the close of business on July 24, 2015, there were 73,692,936 shares of our common stock outstanding and entitled to be voted at the special meeting. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the special meeting.

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Vote Required (page 16)

For the proposal to adopt the merger agreement, under Delaware law and as a condition to the completion of the merger, the adoption of the merger agreement requires the affirmative vote of a majority of the shares of outstanding stock of Metalico entitled to vote thereon. Failing to vote or to instruct your broker or other nominee on how to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

For the adjournment proposal, approval requires the affirmative vote of the holders of a majority of the outstanding shares of Metalico common stock entitled to vote thereon present in person or represented by proxy, assuming a quorum is present.

Voting (page 17)

You may grant a proxy by completing and returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

Submitting Proxies Via the Internet or by Telephone (page 17)

Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone.

Revocability of Proxies (page 17)

You may revoke your proxy at any time before it is voted. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

•	giving written notice of revocation to Arnold S. Graber, Executive Vice President, General Counsel and Secretary of Metalico;
•	submitting another properly completed proxy by telephone, the Internet or mail bearing a later date; or
•	voting in person at the special meeting.

Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in “street name” you should follow the instructions of your broker or nominee regarding revocation of proxies.

Voting Agreement (page 16)

In connection with the execution of the merger agreement, Carlos E. Agüero, our president and chief executive officer and the chairman of our board of directors, in his capacity as the holder of 5,240,957 shares of Metalico common stock representing approximately 7.1% of the shares outstanding as of that date, has entered into a voting agreement with Parent and the Company, dated as of June 15, 2015, pursuant to which he agreed to vote his shares in favor of the adoption of the merger agreement and against any takeover proposals with a party other than Parent, and against other actions or proposals that would reasonably be expected to result in a breach of the merger agreement or impede the timely consummation of the merger. Mr. Agüero also granted Parent a proxy and appointed Parent as attorney-in-fact with respect to his shares of Metalico common stock at the stockholders meeting. The voting agreement also contains certain restrictions on Mr. Agüero’s ability to transfer his shares of Metalico common stock during the term thereof.

The voting agreement automatically terminates upon the earliest to occur of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) any adverse recommendation change by our board of directors with regard to the merger, as described under “PROPOSAL 1—THE MERGER AGREEMENT—No Solicitation” beginning on page 59 of this proxy statement.

Recommendations of Our Board of Directors (page 16)

After careful consideration, our board has determined that the merger agreement and the merger are fair to, advisable and in the best interests of, Metalico and its stockholders. For a description of the factors considered by our board of directors in reaching its decision to adopt and approve the merger agreement and recommend its adoption,

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see “THE MERGER—Reasons for the Merger and Recommendation of Our Board of Directors” on pages 28 through 30. Accordingly, our board has unanimously adopted and approved the merger agreement and unanimously recommends that you vote (i) “FOR” the adoption of the merger agreement and (ii) “FOR” the approval of the proposal to adjourn the meeting if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of Gordian Group, LLC (page 30)

In connection with the Transaction (as defined below), our board received an oral opinion from Gordian Group, LLC, referred to herein as Gordian, on June 15, 2015 (subsequently confirmed in writing) to the effect that as of that date and subject to certain assumptions made by Gordian, representations from Metalico management, and based upon and subject to the assumptions, procedures, factors and limitations and qualifications of the scope of the work performed as set forth in the written opinion, the per share consideration of sixty cents in cash to be received by the holders of Metalico’s common stock is fair, from a financial point of view to such holders.

The full text of the written opinion delivered to our board is attached to this proxy as Annex C and a summary of the opinion is presented on page 30, which is qualified in its entirety by reference to the full text of the opinion. We encourage you to read the full text of the opinion and the summary carefully and in their entirety for a description of (among other items) the (i) assumptions made and procedures performed by Gordian, (ii) representations from Metalico management, and (iii) limitations and qualifications of analyses performed by Gordian, all of which contributed to the rendering of Gordian’s opinion.

Gordian’s opinion only addresses the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by the holders of Metalico’s common stock. The opinion does not address any other aspects or effects of the Transaction nor does it address the relative merits of the proposed Transaction compared to alternative business approaches or transactions that could be available to the Company and whether or not those alternatives could be properly implemented.

Gordian’s opinion was only one of many factors considered by our board in its evaluation of the Transaction. The opinion addressed to our board is not intended to recommend to the holders of our common stock how to vote with respect to approving the Transaction or whether to take any other actions related to the Transaction. The decision as to whether to proceed with the Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analyses on which Gordian’s opinion was based.

Conditions to the Merger (page 62)

Our and Parent’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	our stockholders’ adoption of the merger agreement;
•	the absence of any law or order by a governmental entity prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement; and
•	the receipt of any required governmental consents (although we currently contemplate that there will be no such required consents).

In addition, the obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the truth and correctness, subject to certain materiality exceptions, of our representations and warranties in the merger agreement;
•	our performance of our obligations under the merger agreement that are required to be performed by us prior to the consummation of the merger;
•	receipt of an officer’s certificate certifying as to the satisfaction of the two conditions described immediately above;
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•	our entry into a new employment agreement with our chief executive officer, Carlos E. Agüero, on the terms described elsewhere in this proxy statement (which requirement has already been deemed to be satisfied);
•	no more than 15% of the holders of Metalico common stock having asserted their appraisal rights under Section 262 of the DGCL;
•	the receipt of payoff letters regarding the prepayment of our principal credit facilities, and the release of all related liens, in connection with the consummation of the merger; and
•	the delivery of resignation letters and releases of the Company from liability by all of our existing directors.

In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	the truth and correctness, subject to certain materiality exceptions, of the representations and warranties of Parent and Merger Sub in the merger agreement;
•	the performance by Parent and Merger Sub of their respective obligations under the merger agreement that are required to be performed by them prior to the consummation of the merger; and
•	receipt of an officer’s certificate certifying as to the satisfaction of the two conditions described immediately above.

Escrow (page 53)

Pursuant to the terms of the merger agreement, Parent deposited $3,119,347 in escrow with CitiBank, N.A., to be held under the sole control of the escrow agent until the confirmation of receipt by the exchange agent from Parent (no later than two business days prior to the effective time of the merger) of the full amount of the merger consideration and the full amount due and payable with respect to certain of the Company’s indebtedness to be paid by Parent at the closing of the merger, less the escrowed amount, in which case the escrowed amount will be automatically released by the escrow agent to the exchange agent. In the event of a termination of the merger agreement, the escrowed amount will be automatically released as further described below. See “PROPOSAL 1—THE MERGER AGREEMENT—Escrow” on page 53 of this proxy statement.

Payment Procedures (page 53)

Parent will deposit sufficient funds to pay the aggregate merger consideration and the amount due and payable with respect to certain of the Company’s indebtedness to be paid by Parent at the closing of the merger, less the escrowed amount, into the U.S. branch of Maybank Banking Berhad no later than three business days prior to the date of our stockholders meeting. Parent will thereafter deposit, or cause to be deposited, with an exchange agent reasonably acceptable to us, which we refer to as the exchange agent, two business days prior to effective time of the merger to which this proxy statement relates, such funds to pay the aggregate merger consideration and the amount due and payable with respect to certain of the Company’s indebtedness to be paid by Parent at the closing of the merger, including the escrowed amount. No later than two business days after the effective time of the merger, Parent or the exchange agent will send, to each holder of record of shares of Metalico common stock as of the effective time of the merger, a letter of transmittal and instructions for use in the exchange of such shares for the merger consideration. Each holder will be entitled to receive the merger consideration specified in the merger agreement, upon surrender to the exchange agent of the stock certificates representing such shares together with a valid letter of transmittal or, in the case of book-entry shares, upon receipt by the exchange agent of an “agent’s message” with respect to such shares. See “PROPOSAL 1—THE MERGER AGREEMENT— Payment Procedures” beginning on page 53 of this proxy statement.

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Termination (page 63)

The merger agreement provides that such agreement may be terminated at any time prior to the effective time of the merger. The situations in which the agreement may be terminated include, but are not limited to the following.

•	The mutual written consent of us, Parent and Merger Sub.

By either us or Parent upon written notice to the other party if:

•	the merger has not been consummated by September 21, 2015, provided that such right to terminate shall not be available to either party if that party’s breach of the merger agreement has been the cause of, or resulted in, the failure of the merger agreement to be consummated on or before September 21, 2015; or
•	the required vote of stockholders to adopt the merger agreement is not obtained at the meeting of our stockholders where such vote is taken.

By Parent if:

•	our board modifies, withdraws or materially qualifies, in a manner adverse to Parent or Merger Sub, the board’s recommendation to our stockholders to vote in favor of the proposal to adopt the merger agreement;
•	our board recommends the adoption of an alternate takeover proposal, fails to recommend against the acceptance of any tender offer or exchange offer within ten (10) business days of the commencement of such offer or makes any public statement inconsistent with the board’s recommendation;
•	we enter into, or publicly announce our intention to enter into a “Company Acquisition Agreement” (as defined in the merger agreement);
•	we breach of fail to perform in any material respect any of the covenants and agreements contained in the “no solicitation” provisions of the merger agreement;
•	we breach any representation, warranty, covenant or agreement in the merger agreement such that the conditions to the obligations of Parent and Merger Sub to effect the merger would not be satisfied by September 21, 2015;
•	an acceleration of any obligation or demand of immediate payment of any obligation under certain specified loans, credit facilities and our convertible notes; or
•	a Company Material Adverse Effect (as defined under the heading “Representations and Warranties”) has occurred.

By us if:

•	prior to the adoption of the merger agreement by our stockholders, our board authorizes us, in compliance with the “no solicitation” provisions of the merger agreement, to enter into an agreement or contract relating to a takeover proposal;
•	Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the merger agreement such that the conditions to our obligations to effect the merger would not be satisfied by September 21, 2015; or
•	Parent has not deposited (i) the escrow funds with the escrow agent, (ii) the payment funds, less the escrow funds, into the U.S. branch of Maybank Banking Berhad, or (iii) the payment funds, including the escrow funds, with the exchange agent, in each case within the required timeframe.

See “PROPOSAL 1—THE MERGER AGREEMENT—Termination” beginning on page 63 of this proxy statement.

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Termination Fee (page 64)

In general, all fees and expenses incurred by a party to the merger agreement will be paid by the party incurring such fees and expenses, provided that, if the merger agreement is terminated in certain circumstances described below, we will be required to pay to Parent a termination fee.

The merger agreement obligates us to pay a termination fee to Parent of $2,245,930 if:

•	the merger agreement is terminated by Parent because:
•	a Company Adverse Recommendation Change (as defined below) has occurred; (ii) the Company has entered into or publicly announced its intention to enter into an acquisition agreement with a third party; (iii) the Company breached or failed to perform in any material respect certain covenants detailed in the merger agreement; (iv) the Company’s board of directors fails to reaffirm the Company’s board recommendation within ten (10) business days after the date any takeover proposal is first publicly disclosed; (v) a tender offer or exchange offer relating to the Company common stock shall have been commenced by a third party unaffiliated with Parent, and the Company has not sent to its stockholders pursuant to Rule 14e-2 under the Securities Act a statement reaffirming the Company board recommendation and recommending that stockholders reject such tender or exchange offer; or (vi) the Company or the Company board of directors shall publicly announce its intentions to do any of actions specified above; or
•	the Company has breached the agreement, and as such the conditions of closing of the merger cannot be satisfied, and such breach is incapable of being cured by September 21, 2015, provided that Parent has given the Company the requisite notice; provided further that the termination fee is only payable to Parent, if prior to such termination there is a takeover proposal, our stockholders shall not have adopted the merger agreement and the Company enters into a definitive agreement with a third party or consummating a transaction within twelve (12) months of such termination.
•	the merger agreement is terminated by Parent or us because:
•	the merger has not been consummated on or before September 21, 2015, provided that the termination fee is only payable to Parent, if prior to such termination, there is a takeover proposal, our stockholders shall not have adopted the merger agreement and the Company enters into a definitive agreement with a third party or consummating a transaction within twelve (12) months of such termination; or
•	the stockholders of the Company fail to adopt the merger agreement at a duly convened stockholder’s meeting, provided that the termination fee is only payable to Parent, if prior to such termination, there is a takeover proposal and the Company enters into a definitive agreement with a third party or consummating a transaction within twelve (12) months of such termination.
•	the merger agreement is terminated by us, prior to the adoption of the merger agreement by our stockholders, to enter into an agreement or contract (other than certain confidentiality agreements) relating to a takeover proposal in compliance with the “no solicitation” provisions of the merger agreement.

Notwithstanding the foregoing, Parent is responsible for expenses and filing fees payable to any governmental entity in connection with the consummation of the transactions contemplated by the merger agreement.

See “PROPOSAL 1—THE MERGER AGREEMENT—Termination Fee” beginning on page 64 of this proxy statement.

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No Solicitation (page 59)

The merger agreement provides that we may not, directly or indirectly, solicit or knowingly take any action to facilitate the submission of any takeover proposal, including, subject to certain exceptions, engaging in any discussions or negotiations with any third party that is seeking to make a takeover proposal, knowingly assisting any third party that is seeking to make a takeover proposal, or amending or granting any waiver or release under any standstill or similar agreement; or enter into any agreement in principle in connection with a takeover proposal.

Notwithstanding the foregoing restrictions, at any time prior to obtaining stockholder approval to adopt the merger agreement, in response to a bona fide takeover proposal that our board determines in good faith (after consultation with outside legal and financial advisors) constitutes or would reasonably be expected to result in a superior proposal, and provided that such proposal did not result from a material breach of the “no solicitation” provisions of the merger agreement described above, we may, subject to certain conditions:

•	furnish information with respect to us and our subsidiaries to the person or entity making such takeover proposal, provided that all such information previously has been made available to Parent or is made available to Parent prior to or concurrently with the time it is provided to such person or entity, and
•	participate in discussions or negotiations with the person or entity making such takeover proposal, if and only to the extent that we have entered into an acceptable confidentiality agreement with such person or entity, provided, however, that in each such case Parent will be given notice within 24 hours of receipt of any such proposal and will be given matching rights with respect to any such superior proposal.

Additionally, at any time prior to obtaining stockholder approval of the merger, in response to a superior proposal or a highly material intervening event, our board may, among other actions, withdraw or materially modify its recommendation contained in this proxy statement to adopt the merger agreement or recommend the adoption of an alternative takeover proposal, if our board concludes in good faith (after consultation with outside legal and financial advisors) that the failure to take such action would reasonably be expected to cause our board to breach its fiduciary duties under applicable law (please see previous section entitled “Termination Fee” for details related to any fees the Company may be obligated to pay if it exercises its option to withdraw or materially modify its recommendation contained in this proxy statement).

Regulatory Matters (page 47)

Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware on or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Litigation Relating to the Merger (page 48)

Since the announcement of the execution of the merger agreement on June 16, 2015, six putative stockholder class action complaints have been filed in the Court of Chancery of the State of Delaware: (1) John Detore v. Metalico, Inc. et al., No. 11177, filed on June 19, 2015; (2) Radovan Pinto v. Metalico, Inc. et al., No. 11183, filed on June 22, 2015; (3) Charles Morales v. Metalico, Inc. et al., No. 11187, filed on June 22, 2015; (4) Daniel Malkiel v. Metalico, Inc., et al., No. 11196, filed on June 24, 2015; (5) David Britten v. Metalico, Inc., et al., No. 11197, filed on June 24, 2015; and (6) Muhammad A. Arshad v. Carlos E. Agüero et al., No. 11259 (filed July 7, 2015). Collectively, we refer to these complaints as the “Delaware Complaints” in this proxy statement. In addition, four putative stockholder class action complaints have been filed in the Superior Court of New Jersey, Chancery Division, Union County, (1) Robert Lowinger v. Carlos E. Agüero et al., filed on June 22, 2015 (the “Lowinger Complaint”), (2) Zlatomir Vergiev v. Carlos E. Agüero et al., filed on June 24, 2015 (the “Vergiev Complaint”); (3) Avi Cooper v. Metalico, Inc., et al., filed on June 24, 2015 (the “Cooper Complaint”); and (4) John Solak v. Metalico, Inc. et al., filed on June 29, 2015 (the “Solak Complaint”). We refer to these complaints as the “New Jersey Complaints” in this proxy statement, and all ten complaints collectively as the “Complaints.” The parties currently contemplate consolidating the various Complaints into a single proceeding in New Jersey.

Individuals who purport to be Metalico stockholders have filed the Complaints, which all name individual Metalico directors and Merger Sub. The Delaware Complaints name Metalico and Parent as defendants in addition to the individual Metalico directors and Merger Sub. The Lowinger, Cooper and Solak Complaints name Metalico as a

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defendant in addition to the individual Metalico directors and Merger Sub. The Vergiev Complaint names Parent as a defendant in addition to the individual Metalico directors and Merger Sub.

The Complaints generally claim that by agreeing to sell Metalico to Parent pursuant to the merger agreement, the individual directors breached their fiduciary duties to stockholders by, among other things, allegedly failing to maximize stockholder value and agreeing to deal-protection devices that allegedly preclude competing offers from emerging. The Complaints further allege Merger Sub aided and abetted the alleged breaches of fiduciary duty by the Metalico individual directors. The Delaware Complaints and the Vergiev Complaint further allege that Parent aided and abetted the alleged breaches of fiduciary duty by the individual Metalico directors. One Delaware Complaint, Charles Morales v. Metalico, Inc. et al., No. 11187, and one New Jersey Complaint, the Cooper Complaint, further allege that Metalico aided and abetted the alleged breaches of fiduciary duty by the Metalico individual directors.

See “The Merger—Litigation Relating to the Merger” beginning of page 48 of this proxy statement.

Material U.S. Federal Income Tax Consequences (page 49)

If the merger is completed, the exchange of common stock by our U.S. stockholders for the cash merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Convertible Notes (page 54)

On June 15, 2015, we entered into a series of exchange agreements with the holders of our Series A Convertible Notes and Series B Convertible Notes in connection with the merger. Pursuant to the exchange agreements, the notes will be redeemed for cash or exchanged for shares of our common stock, in accordance with the terms the exchange agreements, and as further described below. See “PROPOSAL 1—EXCHANGE AGREEMENTS” on page 68 of this proxy statement.

Warrant (page 54)

Pursuant to the terms of the merger agreement, and in accordance with the terms of the outstanding Common Stock Purchase Warrant, dated October 21, 2014 issued to TPG Specialty Lending, Inc., at the Effective Time, Parent shall cause to be paid to the holders of such warrant the $3.5 million fee set forth in the Financing Agreement (defined below) in lieu of exercising the Warrant pursuant to the terms of such Warrant.

Stock Awards and Options (page 54)

The merger agreement provides that, at the effective time of the merger, each outstanding stock award (other than options), whether or not vested, will be accelerated and cancelled in exchange for a payment in cash, without interest and subject to withholding for applicable taxes, equal to the merger consideration of sixty cents per share of the underlying common stock. Because no outstanding options currently have an exercise price less than the merger consideration of sixty cents per share, all of our outstanding options will be cancelled for no consideration.

Pursuant to the terms of Metalico’s 2006 Long-Term Incentive Plan, all 99,485 unvested shares of deferred stock will accelerate as of the time of the merger and be cancelled and converted into the right to receive the merger consideration, subject to withholding for any taxes required to be withheld in accordance with the merger agreement.

Interests of Certain Persons in the Merger (page 43)

Our directors and executive officers may have interests in the merger that may be in addition to, or different from, the interests of our stockholders.

The merger agreement provides that each holder of shares of our common stock, including our directors and executive officers, will be entitled to receive sixty cents in cash, without interest, for each share of our common stock held immediately prior to the merger. The merger agreement also provides that at the effective time of the merger, each stock award, including those held by our directors and executive officers, will be accelerated and cancelled in exchange for a payment in cash, without interest and subject to withholding for applicable taxes, equal to the merger consideration

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of sixty cents per share of the underlying common stock. Because no outstanding options currently have an exercise price that is less than the merger consideration of sixty cents per share, all of our outstanding options will be cancelled for no consideration.

In addition, in connection with the consummation of the merger, the merger agreement requires our board chairman, president and chief executive officer, Carlos E. Agüero, to enter into a new employment agreement with Metalico, Inc. Mr. Agüero is not currently a party to an employment agreement with the Company, but is a party to a term sheet employment agreement with Merger Sub, which satisfies the aforementioned requirement of the merger agreement. Pursuant to the terms of the term sheet, Mr. Agüero will continue to serve as the Metalico’s president and chief executive officer after the merger, reporting directly to the chairman of the board of directors. Mr. Agüero’s base salary will be equal to $427,393.00 per year (which base salary may be increased but not decreased), which is the same as his current base salary. Mr. Agüero did not negotiate his post-closing employment with Parent until after the parties had agreed on the sixty cents per share price.

Our directors and officers will continue to be indemnified for acts or omissions occurring at or prior to the effective time of the merger and will have the benefit of liability insurance for a period of not less than six years after completion of the merger.

Appraisal Rights (page 69)

If the merger agreement is adopted by our stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares of Metalico common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Metalico common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Metalico common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to Metalico before the vote is taken on the proposal to adopt the merger agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Metalico common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement. If you hold your shares of Metalico common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or nominee.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger and other information relating to the merger. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation,

•	the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our stockholders;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;
•	the outcome of any legal proceedings that have been or any additional legal proceedings that may be instituted against us and others following the announcement of the merger agreement;
•	the amount of the costs, fees, expenses and charges related to the merger;
•	the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees;

and other risks detailed in our current filings with the U.S. Securities and Exchange Commission, including our most recent filings on Forms 10-Q and 10-K. See “WHERE YOU CAN FIND MORE INFORMATION” on page 81 of this proxy statement. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

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THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Metalico, as part of the solicitation of proxies by our board for use at the special meeting of stockholders.

Date, Time, Place and Purpose of the Special Meeting

The special meeting will be held at the offices of our counsel, Lowenstein Sandler LLP, at 65 Livingston Avenue, Roseland, New Jersey, 07068, on September 11, 2015, beginning at 8:30 a.m., local time. The purpose of the special meeting is:

•	to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Parent, Merger Sub and Metalico, as amended and as such agreement may be further amended from time to time; and
•	to approve a proposal to adjourn the special meeting, if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Recommendation of Our Board of Directors

Our board has, by unanimous vote, determined that the merger agreement and the merger are fair to, advisable and in the best interests of, Metalico and its stockholders. Accordingly, our board has unanimously adopted and approved the merger agreement and unanimously recommends that our stockholders vote (i) “FOR” the adoption of the merger agreement and (ii) “FOR” the approval of the adjournment of the special meeting to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Stock Entitled to Vote; Quorum

The holders of record of shares of our common stock as of the close of business on July 24, 2015, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

On the record date, there were 73,692,936 shares of our common stock outstanding held by approximately 345 stockholders of record. Holders of a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting to constitute a quorum to transact business at the special meeting. Abstentions (but not broker “non-votes”) will be counted as present for purposes of determining the existence of a quorum.

Vote Required

Under Delaware law, the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Metalico stock entitled to vote thereon. For the adjournment proposal, approval requires the affirmative vote of the holders of a majority of the outstanding shares of Metalico stock entitled to vote thereon present in person or represented by proxy, assuming a quorum is present.

Each holder of a share of our common stock is entitled to one vote per share.

Brokers or other nominees who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of our common stock, referred to as broker non-votes, will not be counted as shares entitled to vote on the matter that are present in person or represented by proxy. Broker non-votes will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the outcome of any vote on the adjournment proposal assuming a quorum is present.

Voting Agreement

In connection with the execution of the merger agreement, Carlos E. Agüero, our president and chief executive officer and the chairman of our board of directors, in his capacity as the holder of 5,240,957 shares of Metalico common stock representing approximately 7.1% of the shares outstanding as of that date, has entered into a voting agreement with Parent, dated as of June 15, 2015, pursuant to which he agreed to vote his shares in favor of the adoption of the merger agreement and against any takeover proposals with a party other than Parent and against

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other actions or proposals that would reasonably be expected to result in a breach of the merger agreement or impede the timely consummation of the merger. Mr. Agüero also granted Parent a proxy and appointed Parent as attorney-in-fact with respect to his shares of Metalico common stock at the stockholders meeting. The voting agreement also contains certain restrictions on Mr. Agüero’s ability to transfer his shares of Metalico common stock. See “VOTING AGREEMENT” beginning on page 67 of this proxy statement.

Voting

Stockholders may vote their shares by attending the special meeting and voting their shares of our common stock in person, or cause their share to be voted by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage- prepaid envelope or by submitting proxies by means of the Internet or telephone as described below. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder.

If a written proxy card is signed by a stockholder and returned without instructions, the shares of our common stock represented by the proxy will be voted (i) “FOR” the adoption of the merger agreement and (ii) “FOR” the approval of the adjournment proposal.

Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact our proxy solicitor at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: (855) 973-0093

Banks and Brokers Call: (973) 873-7721

Stockholders who hold their shares of Metalico common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a legal proxy from the record holder to vote their shares at the special meeting.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record and any stockholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in “street name” by your broker. If your shares are held in “street name,” you should check the voting instruction card provided by your broker to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, Metalico’s stockholders of record may submit their proxies:

•	via the Internet, by visiting a website established for that purpose at www.proxyvote.com and following the instructions on the website; or
•	by telephone, by calling the toll-free number 1-800-690-6903 and following the recorded instructions.

Revocability of Proxies

You can revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of revocation to Arnold S. Graber, Executive Vice President, General Counsel and Secretary of Metalico;
•	submitting another properly completed proxy by telephone, the Internet or mail bearing a later date; or
•	voting in person at the special meeting.

If your shares of our common stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy.

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Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay the costs of this proxy solicitation, including all expenses of filing, printing and mailing this proxy statement.

We have retained Alliance Advisors LLC to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $5,500 plus expenses relating to the solicitation.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters specifically designated in the notice of special meeting, which is provided at the beginning of this proxy statement.

In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting. Any adjournment may be made without notice by an announcement of the time and place thereof made at the special meeting unless the adjournment is for more than 30 days or a new record date for stockholders entitled to vote at the special meeting is set.

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THE MERGER

This discussion of the merger is qualified by reference to the merger agreement, as amended, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Calendar years 2013, 2014 and early 2015 produced consecutively declining results in our primary industry, scrap metal recycling. The downturn throughout the industry hit us particularly hard due to our substantial leverage position. In 2008, before the onset of the industry’s current long-term decline, we issued $100 million in 7% senior subordinated unsecured convertible notes (referred to herein as the “Original Convertible Notes”). Although the Original Convertible Notes had a stated maturity of April 2028, the holders had a right to require us to make full payment of the outstanding principal and interest on June 30, 2014. In anticipation of the exercise of this redemption right by the Original Convertible Note holders, we gradually reduced the outstanding balance over several years. On November 21, 2013, we successfully completed a refinancing of our senior secured debt and entered into a six-year financing agreement (referred to herein as the “Financing Agreement”) with TPG Specialty Lending, Inc. (referred to herein as our “Senior Secured Term Lender”), as the senior secured term loan lender, and PNC Bank, National Association (referred to herein as our “Senior Secured Revolving Lender”), as the senior secured revolving credit lender, that included a $60.0 million term-loan facility of which $23.0 million was intended to provide funds for the satisfaction of the remaining Original Convertible Notes (referred to herein as the “Redemption Facility”) on the June 30, 2014 redemption date. However, we were not in compliance with the Maximum Leverage Ratio covenant under the Financing Agreement at March 31, 2014 and June 30, 2014, and our senior secured lenders cancelled the availability of the Redemption Facility. As a result of such cancellation, when the holders of the Original Convertible Notes delivered redemption notices to us on June 30, 2014, we were unable to draw funds under the Financing Agreement which we intended to use to redeem the then-remaining balance of the Original Convertible Notes, an amount equal to approximately $23.4 million.

On October 21, 2014, we completed a restructuring of our debt under the Original Convertible Notes and the Financing Agreement. The convertible note restructuring included a conversion of an aggregate of $10.0 million principal amount of the Original Convertible Notes into 10,096,931 shares of our common stock followed by an exchange of the remaining Original Convertible Notes for (i) new convertible notes (the “New Series Convertible Notes”) in the aggregate principal amount of approximately $14.7 million, representing the then-outstanding balance of the Original Convertible Notes plus accrued and unpaid interest, and (ii) a right to receive a number of common shares that was subject to a “true-up” completed in December 2014. The New Series Convertible Notes (specifically designated “Series A,” “Series B” and “Series C”) accrued 13.5% “pay-in-kind” interest (i.e., interest added to their respective principal balances and not paid in cash). Our Senior Secured Term Lender also received a cash fee of $500,000 in October 2014 and a separate $3.5 million fee, payable in cash on the Term Loan A Maturity Date (as defined in the Financing Agreement as amended) or, at its option, convertible in whole or in part (but without duplication) into shares of our common stock pursuant to the terms of a Common Stock Purchase Warrant issued to our Senior Secured Term Lender on October 21, 2014 (referred to herein as the “Warrant”) at an exercise price of $0.9186 per share. The restructured Financing Agreement also, among other modifications, raised our interest rates and reset the Maximum Leverage Ratio covenant.

On December 1, 2014, we sold our Lead Fabricating segment for an all-cash purchase price of $31.3 million and used the net proceeds to (i) pay down the revolver and term loan debt under the Financing Agreement, including prepayment penalties and (ii) retire substantially all of the outstanding Series C New Series Convertible Notes with the remaining amount retired in late December 2014.

Notwithstanding the 2014 restructurings, our performance deteriorated through the end of the year and into early 2015 due to, among several other factors, lower ferrous and non-ferrous volumes, significantly lower average commodity selling prices, severe competition for scrap metal inventories and constrained metal margins.

Mindful of the continuing impact of negative conditions in the scrap metal recycling industry exacerbated by the added fee and interest expenses from our restructuring, in December 2014, our management and our board began to consider appropriate steps to attempt to improve performance and enhance stockholder value. We severely limited

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projected spending in our 2014 year-end budgeting process and continued to cut costs. From year-end 2014 through March 31, 2015, we reduced employee headcount by approximately 100 employees or 16%. We also recognized that the post-restructuring weakness in our stock price left us vulnerable to predatory actions by third parties interested in acquiring us or our assets.

On January 16, 2015, Carlos E. Agüero, our chairman, president and chief executive officer, received an unsolicited written expression of interest from a potential private equity buyer not engaged in the scrap metal recycling industry (referred to herein as “Party A”). Party A proposed an offer of $0.70 per share, subject to due diligence and the grant of an exclusive right to examine the Company and to make an offer to purchase it. We did not grant Party A exclusivity; however, Party A signed a confidentiality agreement with us and commenced due diligence on May 1, 2015, and as discussed below, Party A subsequently provided a substantially reduced offer.

On January 26, 2015, our board held a telephonic conference call to consider Party A’s offer and to more broadly examine potential strategies for us going forward including the advisability of exploring a sale of the Company. Our board determined that our circumstances leading up to the meeting and the delivery of an unsolicited bid made it prudent to select and retain an appropriate investment bank to counsel our board on various matters, including a review of strategic alternatives. Our board directed our management to select and interview appropriate investment banks for consideration by our board.

To facilitate an orderly process, our board at the January 26, 2015 board meeting requested Lowenstein Sandler LLP, our outside corporate counsel (referred to herein as “Lowenstein”) to provide our board with an update on stockholder rights plans. Our board had commenced the process of adopting a stockholder rights plan in September 2010 and held several meetings to review and discuss a draft stockholder rights plan and the documents to be adopted in connection with approval of such a plan, but made a determination at such time not to adopt a plan. At the January 26th meeting, representatives of Lowenstein provided our board with an update and discussed the documentation and process necessary for the adoption of a stockholder rights plan. Our board and counsel discussed the positives and negatives of such a plan and following a lengthy discussion, our board requested that management and Lowenstein update the stockholder rights plan previously considered by our board. Following the meeting, Lowenstein provided the board with an updated stockholder rights plan and the associated documents for its review.

Between January 26 and February 16, our management contacted and interviewed a series of investment banks known to be active in the metals and commodities industries or otherwise believed to have the requisite expertise necessary for advising our board.

On January 30, 2015, Mr. Agüero received an unsolicited written expression of interest from an investment bank on behalf of a European corporation involved in metals recycling (referred to herein as “Party B”) seeking entry into the domestic U.S. market. Party B initially proposed to acquire a minority position of up to 49% of our stock by investing in newly issued preferred equity at a premium of 20-25% over a to-be-determined recent trading price.

On February 2, 2015, our board held a telephonic meeting with representatives of Lowenstein during which the board was provided with a further update regarding the stockholder rights plan previously distributed to the board and the required documentation and process of adopting the plan. On February 3, 2015, our board held a telephonic meeting at which representatives of Lowenstein provided the board with an additional update regarding a stockholder rights plan. Upon unanimous approval by our board, we entered into a Rights Agreement dated as of such date, between us and Corporate Stock Transfer, Inc., as Rights Agent (the “Rights Agreement”). The Rights Agreement was entered into in order to preserve the board’s ability to protect the Company from unfair takeovers while still maximizing stockholder value.

On February 16, 2015, our board held a telephonic meeting to review formal proposals from five investment banking firms and selected two finalists for further interviews.

On February 20, 2015, the two finalists made presentations to our full board during a telephonic meeting and, following deliberations, our board determined to engage the firm of Gordian Group, LLC (“Gordian”), to conduct an evaluation of the Company and advise our board on alternatives for our future, including continued independence as a public corporation, major equity investments, combinations or joint ventures with suitable partners or investors, sales of assets and a sale of the entire Company. Gordian and the Company promptly began assembling a virtual data room to store our due diligence information and make it readily available for confidential review by interested parties.

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On February 23, 2015, Adam Weitsman, a competitor and stockholder of the Company who, according to a Schedule 13D and amendments filed with the U.S. Securities and Exchange Commission, had begun accumulating his position in our stock on January 6, 2015, publicly announced an unsolicited non-binding offer for our remaining outstanding common stock at a price of $0.78 per share, subject to negotiation and due diligence.

On February 24, 2015, Mr. Agüero received Mr. Weitsman’s announced proposal in writing. As discussed below, on April 2, 2015, Mr. Weitsman’s offer was amended and on May 27, 2015, Mr. Weitsman reduced his offer to $0.46 per share minus any prepayment penalties, premiums and other costs in connection with the retirement of our outstanding debt, as further discussed below.

On February 26, 2015, our board held a telephonic meeting with representatives of Gordian and Lowenstein to review and confirm procedures for the examination of potential strategies, including a review of the offer made by Mr. Weitsman. Representatives of Lowenstein advised the members of our board as to their fiduciary duty obligations. In late February, our management also became aware of the potential for additional noncompliance with the Maximum Leverage Ratio covenant under the Financing Agreement as sluggish January results were followed by significantly weaker results in February. At this time, our management was in frequent contact with our Senior Secured Term Lender, which serves as agent under the Financing Agreement, and increasing contact with our Senior Secured Revolving Lender about possible remedies in the event of a violation under the Financing Agreement and decreases in availability and liquidity under the Financing Agreement’s borrowing base-regulated revolving credit facility. Without this relief, management had concerns about its ability to continue to operate the business in the ordinary course. Management also continued to offer for sale certain owned real estate no longer deemed necessary for our continuing operations, including sites occupied by our American CatCon, Inc. subsidiary in Buda, Texas, our Goodman Services, Inc. subsidiary in Warren, Pennsylvania, and our Metalico Transfer, Inc. subsidiary near Rochester, New York.

On March 4, 2015, Gordian began exploring the standalone sale of our Federal Autocat Recycling, LLC subsidiary (referred to herein as “Federal”). Federal is a New Jersey-based recycler of platinum group metals from automotive catalytic converters.

On March 11, 2015, at a meeting of our board held at our offices, our board and representatives of Lowenstein received a presentation from Gordian on the respective feasibilities of the various strategies explored, and on forthcoming negotiations with our Senior Secured Term Lender over covenant and availability relief under the Financing Agreement. Gordian at that time recommended (and the board approved) what it termed a “multi-track process” that would include developing proposals from third-party investors like Party B, identifying potential partners for a merger of equals, and being prepared to consider realistic sale offers while contemporaneously exploring the restructuring of our debt in combination with sales of non-core assets and also a sale of assets or restructuring though a bankruptcy process. Gordian’s plans included proposals to evaluate the sale of such non-core assets as Federal and our Tranzact Corporation subsidiary, which recycles “Minor Metals” such as molybdenum and tungsten. Gordian also raised the possibility of fully winding down Tranzact Corporation (the business operations of which we had already begun to reduce) because of its disproportionate utilization of our capital resources compared to our traditional and conventional scrap metal recycling operations. In addition, representatives of Lowenstein provided our board with an update on the process of restructuring the Company through a bankruptcy proceeding if covenant relief and availability from our lenders could not be achieved on acceptable terms or at all. Our board directed Gordian to continue the review of alternatives. It also determined to schedule meetings with Mr. Weitsman and his representatives, subject to execution of an appropriate non-disclosure agreement.

From March 14 to March 18, 2015, Mr. Agüero met with the principals of Party B at their principal facilities for preliminary and investigative conversations.

On March 18, 2015, we executed a non-disclosure agreement with Upstate Shredding, LLC, Mr. Weitsman’s principal recycling company, governing the release of our confidential material to him and his representatives.

On March 24, 2015, Michael J. Drury, our executive vice president and chief operating officer, and Kevin Whalen, our senior vice president and chief financial officer, along with advisors from Gordian, met with our lenders at the offices of our Senior Secured Term Lender to review our financial condition, and to discuss potential relief to increase availability and to improve liquidity in order to operate the business. Our lenders subsequently informed us that they were declining our request for relief.

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On March 25, 2015, at a telephonic meeting of our board, Gordian provided an update on the meeting with our lenders on March 24, 2015.

On March 26, 2015, Messrs. Agüero, Drury and Whalen, along with advisors from Gordian, met with Mr. Weitsman and representatives of his investment bank, Houlihan Lokey, Inc. (referred to herein as “Houlihan”). At that meeting, Mr. Weitsman indicated he and the representatives of Houlihan had not included the prepayment premiums on our outstanding senior secured debt, the $3.5 million secured lender warrant and the balance (and potential number of conversion shares) of the outstanding New Series Convertible Notes in Mr. Weitsman’s calculations and would be revising his proposal appropriately, which would remain subject to due diligence. The parties also discussed an exchange of due diligence materials, including substantiation of Mr. Weitsman’s access to sufficient funding to close a transaction.

On March 27, 2015, we filed a Form 12b-25 (Notification of Late Filing) with the U.S. Securities and Exchange Commission stating that, as a result of further downturns in the scrap industry and their impact on our financial statements, we were in talks with our senior secured lenders about future compliance with terms of our debt, which could affect the presentation of certain items in our Annual Report on Form 10-K for the year ended December 31, 2014.

On March 30, 2015, our board convened a conference call with representatives of Lowenstein and Gordian in which it reviewed our then-current capital requirements and the structure of Party B’s proposed minority investment, including the triggering of various “change in control” provisions of the Financing Agreement and the New Series Convertible Notes.

On March 30, 2015, we executed a non-disclosure agreement with Party B and began responding to numerous due diligence requests from counsel to Party B.

On March 31, 2015, Mr. Agüero received preliminary inquiries about the availability for sale of our Metalico Akron, Inc. subsidiary and its assets from two Midwest-based corporations active in scrap metal recycling (referred to herein as “Party C” and “Party D”).

On April 1, 2015, Blackwood Capital Group (referred to herein as “Blackwood”), Party B’s investment banker, delivered a revised proposal contemplating the purchase of preferred stock convertible into 19.9% of our common stock for sixty cents to sixty- eight cents per share, subject to a number of terms, including the completion of due diligence and arrangement of financing. The new proposal also granted extensive control over our corporate governance and business operations to Party B as sole holder of our preferred stock.

On April 2, 2015, Messrs. Drury and Whalen, along with representatives of Gordian, participated on a call with our lenders to provide financial updates and again request availability relief in order to improve liquidity. Our lenders informed us that they were declining our request and proceeded to recommend on this call that we begin to look for a new source of asset-based lending to refinance our revolver under the Financing Agreement.

On April 2, 2015, Houlihan confirmed to Gordian by telephone that Mr. Weitsman’s offer of $0.78 per share was being amended to take into account any prepayment penalties, premiums and other costs in connection with the retirement of our outstanding debt, subject to further due diligence and a review of our first quarter results. Houlihan indicated a revised written offer was forthcoming. However, no such written offer was received until the receipt on May 27 of Mr. Weitsman’s further reduced offer of $0.46 per share minus any prepayment penalties, premiums and other costs in connection with the retirement of our outstanding debt, as further discussed below. Representatives of Gordian again requested information to support Mr. Weitsman’s ability to finance a transaction.

During the period of April 6 through April 10, 2015, principals of Party B travelled to the U.S. to meet with us. Messrs. Agüero and Drury together with representatives of Party B toured seven of our primary recycling locations in the Great Lakes corridor.

On April 6, 2015, Blackwood delivered to Mr. Agüero a revised proposal contemplating the standalone sale of a majority interest in Federal for $5.0 million to $6.0 million. This proposal was contingent on: (i) Party B’s acquisition of the outstanding New Series Convertible Notes on terms to be negotiated (but with no required equity investment), (ii) subscription rights for the previously discussed convertible preferred stock, and (iii) covenant relief from our senior secured lenders, to the extent necessary, for the rest of the calendar year.

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On April 8, 2015, Arnold S. Graber, our executive vice president, general counsel and secretary, representatives from Lowenstein, and representatives of Party B met to review due diligence materials and negotiate possible transaction parameters.

From April 8 through April 20, 2015, counsel for Party B conducted due diligence on the Company with a focus on Federal, and engaged in negotiations regarding various forms of transactions and related values.

On April 10, 2015, representatives from Lowenstein, along with Messrs. Agüero, Drury and Graber on behalf of the Company, representatives of Gordian, the business principals of Party B, its counsel and representatives of Blackwood met at Gordian’s offices in Manhattan to negotiate terms of a potential transaction. In the course of discussions Party B indicated particular interest in a separate sale of Federal and its catalytic converter recycling operations as a business line with which it was already familiar with no additional equity investment in the Company, and also indicated that it felt it could close that form of a transaction faster than an investment in the Company.

On April 10, 2015, at the conclusion of the negotiating session with Party B, a telephonic board call was held with management and representatives of Lowenstein and Gordian present to update our board on the transaction as newly proposed and developed with Party B. During the call, management and the board discussed potential asset sales and other ways for the Company to obtain cash to help with our deteriorating liquidity position. We and our advisors also considered the feasibility of processing a sale of the Company or its assets through a prepackaged chapter 11 bankruptcy filing. Following this meeting through May 2015, representatives of Lowenstein prepared the documents and pleadings necessary for a chapter 11 bankruptcy filing.

On April 13, 2015, we executed a non-disclosure agreement with Upstate Shredding, LLC, Mr. Weitsman’s principal recycling company, governing the release of his confidential material to us and our representatives.

On April 14, 2015, Gordian received an offer from a buyer not at that time engaged in the scrap metal recycling industry (referred to herein as “Party E”) of $15 million for preferred stock convertible into 80% of the Company’s fully-diluted ownership (equating to approximately $0.05 per share), which offer also required extensive amendments to our Financing Agreement and New Series Convertible Notes.

On April 15, 2015, our board, in a teleconference meeting with representatives of the Company, Lowenstein and Gordian, considered a separate sale of Federal either to Party B or some other potential purchaser who might be willing to pay a superior price. Gordian also reported that Houlihan had not yet answered its questions about Mr. Weitsman’s ability to finance a contemplated sale of the Company. Mr. Agüero informed the board, Gordian and Lowenstein on the call that there might be interest in a transaction from an entity in Asia which turned out to be Total Merchant (defined below).

On April 15, 2015, we filed with the U.S. Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2014. In their audit report dated April 15, 2015, our auditors indicated substantial doubt about our ability to continue as a going concern due to our anticipated default for noncompliance with our Maximum Leverage Ratio covenant in our Financing Agreement.

On April 16, 2015, Mr. Agüero was contacted by Huang Chung Sheng, chairman and principal stockholder of Ye Chiu Metal Recycling, Ltd (referred to herein as “Ye Chiu”), an Asian corporation publicly traded on the Shanghai Stock Exchange. The Company is a long-time supplier of aluminum zorba to Ye Chiu through its California-based U.S. subsidiary. Mr. Huang is also the principal and controlling stockholder of Total Merchant Limited (referred to herein as “Total Merchant”), a privately held Samoan investment firm. He expressed interest in a transaction involving our equity.

On April 17, 2015, Messrs. Agüero, Drury and Whalen, accompanied by representatives of Gordian, met with officials of our lenders at our Senior Secured Term Lender’s Manhattan offices to discuss our liquidity and cash flow situation, our anticipated borrowing base, Gordian’s efforts to identify and develop counterparties to various different types of transactions, and the status of real estate held out for sale. Following this meeting, we began to provide weekly updates regarding our liquidity and cash flow to our senior lenders, and Gordian began to provide twice weekly updates as to the status of its above-described efforts.

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On April 20, 2015, Blackwood delivered to Mr. Agüero a newly revised proposal contemplating only a standalone sale of all of Federal for $4.1 million plus an “earn-out” to be determined based on Federal’s performance in calendar 2015.

On April 20, 2015, Mr. Drury and Gordian reported to our board on our April 17 meeting with our senior secured lenders and the change in Party B’s proposal. Gordian advised the board that at least five other potential purchasers had expressed varying degrees of interest in acquiring Federal but none had yet made a proposal. Mr. Agüero also informed our board, Lowenstein and Gordian of his recent contacts with Mr. Huang.

On April 21, 2015, our board held a telephonic meeting at which it directed Gordian to approach our senior secured lenders and propose that we would be willing to commit to a sale process on the condition that our Senior Secured Term Lender and Senior Secured Revolving Lender commit to liquidity relief under the credit facilities that management and Gordian would view as sufficient to allow that sale process to run through to its conclusion. Our board also authorized Mr. Agüero to pursue the discussions with Total Merchant and requested that our board be kept up to date with regards to the progress of such discussions, as appropriate.

On April 22, 2015, we entered into a non-disclosure agreement with Party C and began to make due diligence materials available for its review. Neither of Party C nor Party D made an offer at any time with respect to the purchase of the Company or our Metalico Akron, Inc. subsidiary.

On April 22, 2015, at the request of Total Merchant, we prepared an outline of a proposal we could consider for the sale of the Company. The outline did not address valuations or prices but identified the elements of our capital structure that would need to be addressed in an acquisition (i.e., outstanding debt, conversion rights under the New Series Convertible Notes, prepayment premiums and outstanding stock).

On April 23, 2015, we entered into a confidentiality agreement that covered Total Merchant. Following execution of the confidentiality agreement, we began to provide Total Merchant with due diligence materials with respect to a potential acquisition of the Company.

From April 27 to May 1, 2015, Mr. Agüero met with Mr. Huang and certain of his advisors in Shanghai, China for preliminary and investigative discussions.

On April 29, 2015, our senior lenders informed us that they would be increasing their oversight, and subjecting all outgoing wires from all of our accounts to additional review and approval requirements.

On April 29, 2015, Blackwood informed Gordian by email that Party B’s financing source had declined to fund the transaction and, as a result, Party B was withdrawing its offer.

On May 1, 2015, Party A provided Gordian with a substantially reduced offer. The revised offer, again non-binding and subject to additional due diligence, did not specify a per-share price for our outstanding shares but rather presented an enterprise valuation of $45 million for the Company such that the total proceeds of the offer were insufficient to satisfy our total outstanding debt and would have resulted in no consideration for our stockholders.

On May 1, 2015, representatives of Total Merchant informed us that it had engaged K&L Gates LLP (“K&L Gates”) to represent Total Merchant in the contemplated transaction. On May 1, 2015, K&L Gates delivered to us on behalf of Total Merchant an exclusivity letter and term sheet (referred to herein as the “Exclusivity Letter”) proposing an all-cash acquisition of the Company at a preliminary price of $0.75 per share and the repayment or assumption of all of the outstanding indebtedness of the Company. The Exclusivity Letter stated that Total Merchant’s proposed transaction would not be subject to any financing contingency. The indication of interest also stated that in order for Total Merchant to proceed with the due diligence and negotiation of a transaction, Total Merchant would require that we enter into a 60-day exclusivity period. It also made forbearance by our senior secured lenders an express condition of proceeding with a proposed transaction.

On May 4, 2015, our board convened a telephonic meeting to review the Exclusivity Letter and a draft letter of introduction from Mr. Huang elaborating on the history of his metal and commodities enterprises and proposing to purchase Metalico through Total Merchant. Mr. Huang stressed in his letter of introduction that his offer would not be subject to Chinese regulatory approval or to any financing contingency. Our board also discussed proposals to

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refinance our debt from a number of financing sources. Additionally, Gordian provided an update to our board with respect to the various term sheets received as of such date in connection with the sale of the entire Company under several transaction structures.

On May 4, 2015, following the board meeting, we sent to K&L Gates our proposed revisions to the Exclusivity Letter.

Between May 4, 2015 and May 11, 2015, we, together with Lowenstein and Gordian, negotiated the terms contained in the Exclusivity Letter and the terms under which we were willing to provide Total Merchant with exclusivity. K&L Gates continued to affirm that the Mr. Huang’s offer would not be subject to any financing contingency.

On May 11, 2015, our board met to consider the status of bids from Total Merchant, Mr. Weitsman and Party C. Our board determined at that time to deliver the current draft of the Exclusivity Letter to our senior secured lenders for their review.

On May 12, 2015, we received a detailed due diligence request list from the Beijing, China office of Moore Stephens International Limited (“Moore Stephens”), an accounting firm representing Total Merchant in its examination of the Company.

On May 18, 2015, our board reviewed the status of forbearance negotiations with our senior secured lenders and Gordian’s progress with prospective lenders interested in refinancing our debt. From May 18 to May 20, 2015, we, together with Gordian and Lowenstein, negotiated the terms of a forbearance agreement with our lenders and their respective counsel.

Also on May 18, 2015, Gordian presented a revised term sheet from Party C for a purchase of the Company based upon an enterprise valuation of $50 to $60 million which amount was insufficient to satisfy our total outstanding debt and would have resulted in no consideration for our stockholders. The offer submitted by Party E, which had previously signed a non-disclosure agreement, was reviewed by our board, which determined that it was likely not to proceed because the offer was both inadequate and would not sufficiently address our need for additional liquidity. The board requested our management and Gordian have a call with Party E to attempt to develop improved terms.

On May 19, 2015, auditors from the Beijing office of Moore Stephens, the auditors for Total Merchant arrived at our corporate headquarters in Cranford, New Jersey. They conducted due diligence on our premises through June 6, 2015.

On May 19, 2015, Messrs. Agüero, Drury and Whalen, along with representatives of Gordian, participated in a call with Party E to attempt to develop improved terms. We did not receive a revised offer from Party E that improved the offer price.

From its engagement through May 19, 2015, Gordian contacted more than 75 third parties to discuss a potential transaction, including more than 50 parties potentially interested in a sale, minority equity investment or control investment and more than twenty-five parties potentially interested in various forms of debt financing. Of these, more than 40 parties executed confidentiality agreements and received access to a virtual data room with detailed historical and projected information. Of these confidentiality agreements, 23 (including our confidentiality agreements with Party A, Party B, Party C, Party D and Party E and Total Merchant) contained standstill provisions which could be interpreted so as to prevent the counterparties from requesting a waiver of the standstill obligations for varying periods of time (ranging from three to eighteen months) after the execution of those agreements. The other confidentiality agreements did not contain standstill provisions either because the parties to those agreements were lenders or parties that would not move forward with diligence unless such provision was removed from the agreement. In addition, Gordian, with representatives of the Company, held a number of meetings with our lenders regarding the status of our Financing Agreement, our defaults under and non-compliance with such Financing Agreement, our continued inability to meet our operating covenants thereunder and our deteriorating operating performance. During these meeting, the parties discussed potential third-party transactions and other strategic alternatives.

To assist us with our discussions with our senior lenders and finalization of the Forbearance Agreements with our lenders, Total Merchant offered to assist with our short term liquidity, and from early May to May 20, 2015, various methods of assistance were discussed. Ultimately, on May 20, 2015, the California-based U. S. subsidiary of

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Ye Chiu, agreed to make $5.0 million in prepayments for aluminum zorba by May 29, 2015, which payments were subsequently made. In connection therewith, we have delivered approximately $2.5 million of zorba to such U.S. subsidiary of Ye Chiu and the remaining $2.5 million is being held by us as a deposit for additional purchases of zorba. The deposit is to be held until the closing of the merger and is subject to repayment in cash, zorba or a combination of both in the event the merger agreement is terminated, payable within one month of such termination, provided that if such termination is effected in connection with certain events related to the entry by us into an alternate acquisition agreement or an adverse recommendation change of our board, such repayment must be made in cash within one week of such termination.

On May 19, 2015, our board approved the final negotiated Exclusivity Letter with Total Merchant outlining the contemplated transaction. We executed the Exclusivity Letter and forwarded it to Total Merchant and its counsel by email. Total Merchant countersigned the Exclusivity Letter and returned it to us on May 20, 2015. The transaction proposed by Total Merchant contemplated a per-share price of $0.75 per share for our outstanding stock without reduction for our outstanding debt or any premiums or prepayment penalties. Pursuant to the terms of the Exclusivity Letter, we agreed to provide Total Merchant with exclusivity to conduct due diligence for a period of 45 days in order for Total Merchant to conduct its due diligence and negotiate a merger agreement with us. Our lenders consented to the entry into the Exclusivity Letter and agreed to the Forbearance Agreement described below in connection with the Exclusivity Letter.

On May 20, 2015, we entered into Forbearance Agreements with (i) our senior lenders and (ii) First Niagara Leasing, Inc. (“First Niagara”) in connection with an equipment financing agreement, in each case pursuant to which the lenders agreed to forbear from enforcing their remedies with respect to existing covenant breaches through August 31, 2015 (subject to early termination in the event of additional defaults). The Forbearance Agreements were amended on July 14, 2015, to extend the forbearance periods from August 31, 2015, to September 16, 2015. Forbearance under each agreement was also expressly conditioned on maintaining minimum levels of availability and achieving certain milestones in the consummation of a transaction with Total Merchant, including compliance by the California-based U. S. subsidiary of Ye Chiu. with infusions of a total of $5.0 million in the form of prepayments for aluminum zorba shipments to such entity (which payments were made), execution of a merger agreement with Total Merchant by June 15, 2015, and receipt of stockholder approval and a closing of the transaction by August 31, 2015.

On May 21, 2015, K&L Gates submitted a due diligence request list to us on behalf of Total Merchant. From May 21, 2015 through the signing of the merger agreement, representatives of K&L Gates and Total Merchant conducted due diligence through a review of information contained in our data room and through meetings with our management.

On May 27, 2015, Gordian received a letter from Upstate Shredding, LLC, Mr. Weitsman’s operating company, lowering his bid for the Company to $0.46 per share minus any prepayment premiums due to the agents and lenders under the Financing Agreement, the cost of satisfying the $3.5 million fee due to our Senior Secured Term Lender in connection with the Warrant, and any premiums over face value for the retirement of our outstanding New Series Convertible Notes. Upstate Shredding’s May 27 letter claimed that it would finance the acquisition with a $70.0 million term loan and a $40.5 million asset-backed revolving credit facility but did not identify any sources of funds. We never received any evidence of such financing and on June 15, 2015, before we executed the merger agreement, Mr. Weitsman withdrew his offer.

On May 28, 2015, Mr. Weitsman filed with the U.S. Securities and Exchange Commission an amendment to the Schedule 13D he had previously filed announcing the changes in his offer.

On May 28, 2015, K&L Gates delivered an initial draft of the merger agreement to Lowenstein, Gordian and us. The parties negotiated the terms of the merger agreement from May 28, 2015 until June 15, 2015, the date on which the merger agreement was ultimately executed.

From June 1 through June 5, 2015, RPA Advisors, LLC, a financial advisory firm retained by Total Merchant, conducted due diligence on the Company, including meetings with management at our offices and an examination of our operations and assets and our financial condition.

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On June 1, 2015, our board convened telephonically to review ongoing negotiations with Total Merchant and the progress of due diligence. In addition, representatives of Lowenstein provided our board with its initial view of the proposed merger agreement and answered questions from our board on the proposed terms. In addition, representatives of Gordian provided our board with an update on the revised Weitsman / Upstate Shredding offer. Our board determined to continue with regular updates and tentatively scheduled an in-person board meeting at Lowenstein’s New York office on June 10, 2015.

On June 2, 2015, Lowenstein delivered a revised proposed merger agreement to K&L Gates which included comments from Lowenstein, the Company and Gordian.

On June 4, 2015, representatives of Lowenstein and K&L Gates held a call to discuss certain high-level issues in the proposed draft merger agreement delivered by Lowenstein, including a “go-shop” provision, the terms of a “fiduciary-out” provision, the request of a termination fee by us, the definition of material adverse effect, termination rights, payment of deal consideration and payment on termination. In addition, on June 4, 2015, K&L Gates informed Lowenstein that, based on the financial due diligence of Total Merchant’s financial advisor, Total Merchant was considering an adjustment to the proposed purchase price from $0.75 per share to a range of $0.40 to $0.51 per share. In addition, RPA Advisors also advised Gordian on the proposed change in price.

On June 5, 2015, K&L Gates delivered a revised draft of the proposed merger agreement.

From April 1, 2015 to June 15, 2015, management and Gordian held numerous phone conversations with the holders of the New Series Convertible Notes during which the parties discussed amendments to and such notes that may be needed and negotiated the terms of an amendment to the New Series Convertible Notes described below.

On June 6, 2015, Messrs. Agüero, Drury and Graber and representatives of Lowenstein met with Mr. Huang, a director of Total Merchant, representatives of Total Merchant and representatives from the New York and Taipei offices of K&L Gates at Lowenstein’s offices to negotiate terms of the merger agreement, particularly with respect to the proposed price reduction, a “go-shop” provision, the terms of a “fiduciary-out” provision, the definition of material adverse effect, appraisal rights, termination rights, payment of deal consideration and payment on termination.

From June 8 through June 11, 2015, Mr. Agüero, Mr. Huang, a financial consultant to Mr. Huang and two auditors from Moore Stephens inspected seven of our primary recycling locations in Ohio, Pennsylvania, and New York. During such time, Mr. Agüero and Mr. Huang discussed various business terms, including the proposed price per share.

On June 8, 2015, Lowenstein delivered a revised draft of the merger agreement to K&L Gates.

Between June 8 and June 15, 2015, representatives of Lowenstein and K&L Gates exchanged revised drafts of the merger agreement and had numerous discussions with respect to the remaining issues on the merger agreement. These discussions were primarily focused on the proposed price per share, the “go-shop” provision, the terms of a “fiduciary-out” provision, the material adverse effect definition, termination rights, payment of deal consideration and payment on termination.

Throughout the period from mid-April through mid-June, our board met (through in-person or telephonic meetings) on each of April 20, April 21, April 27, May 4, May 11, May 18, June 1, June 8, June 10 and June 15, 2015, in each case to monitor, deliberate and advise our management on how to proceed in connection with the Company’s negotiations with Total Merchant, our lenders and the holders of New Series Convertible Notes.

On June 10, 2015, as a result of continuing negotiations during the facility inspection, the parties reached agreement on a purchase price of sixty cents per share.

During a board meeting on June 10, 2015 at the offices of Lowenstein in New York, New York, representatives of Gordian presented Gordian’s financial analyses of the offer, and representatives of Lowenstein reviewed at length the proposed terms of the transaction and the provisions of the merger agreement, the proposed voting agreement to be entered into among the Company, Mr. Agüero and Total Merchant (referred to herein as the “Voting Agreement”), and the proposed amendment to our rights plan and responded to questions from our board. In addition, Lowenstein informed our board that Total Merchant was requesting an employment arrangement between Mr. Agüero and Total Merchant (referred to herein as the “Employment Letter”), which was requested by Total

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Merchant to become effective after the consummation of the Merger and the terms of which were to be proposed by Total Merchant in the next few days. Thereafter, our board directed management, Gordian and Lowenstein to continue their respective discussions with K&L Gates and the buyer, with attention to specified open issues.

On June 11, 2015, counsel for the holders of the New Series Convertible Notes delivered to Lowenstein a draft of the proposed Exchange Agreements containing the proposed terms of the amendment to the New Series Convertible Notes. From June 12, 2015 to June 15, 2015, Lowenstein, counsel for the note holders and K&L Gates negotiated the terms of the Exchange Agreements which were executed by the parties on June 15, 2015.

On June 13, 2015, Mr. Agüero received a draft of the Employment Letter from Total Merchant.

On June 14, 2015, K&L Gates delivered a draft of the Employment Letter to Lowenstein which was to be executed between Mr. Agüero and Merger Sub.

On the morning of June 15, 2015, we received a letter from Mr. Weitsman, whereby Mr. Weitsman formally withdrew his offer.

On June 15, 2015, our board again met by teleconference to review the transaction. A representative of Lowenstein reviewed the terms of the merger agreement, including the resolution of the outstanding open issues under the merger agreement, including the removal of the “go-shop” provision and certain other minor changes to the merger agreement, and a proposed price per share of sixty cents, and a representative of Gordian updated Gordian’s financial analyses previously provided to our board. Representatives of Lowenstein also advised our board on the status of the Exchange Agreements and the other transaction documents, including the terms of the Employment Letter to be entered into between Mr. Agüero and Merger Sub. Thereafter, Gordian orally delivered its opinion to the board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations described in the opinion, the per share consideration of sixty cents in cash to be received by the holders of our common stock is fair, from a financial point of view, to such holders. The opinion was subsequently confirmed in writing. Our board then unanimously approved the merger agreement, as described above, as well as the Voting Agreement, the Exchange Agreements and the amendment to our Rights Agreement. Later that evening, the Company and Total Merchant executed the merger agreement and the other ancillary documents and we entered into the Exchange Agreements with the holders of our New Series Convertible Notes.

The Company issued a press release prior to the open of the market on June 16, 2015 announcing the signing of the merger agreement.

On June 23, 2015, Gordian, on behalf of the Company, provided written notice to each of the 23 counterparties to the above referenced non-disclosure agreements with the Company that may have prevented the counterparties from requesting a waiver of the standstill obligations for varying periods of time after the execution of those agreements that a request that the Company or any of its representatives, directly or indirectly, amend, waive or terminate such provisions would not be a breach of the non-disclosure agreements.

On June 26, 2015, we entered into an amendment to the merger agreement to amend the date on which Total Merchant is required to deposit the merger consideration and Company debt pay-off amount, less the escrowed amount, into the U.S. branch of Maybank Banking Berhad, and to provide us with a right to terminate the merger agreement and receive the escrow amount in the event Total Merchant fails to do so.

Reasons for the Merger and Recommendation of Our Board of Directors

In the course of reaching its decision to approve and adopt the merger agreement, our board consulted with senior management and our financial and legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

•	the fact that we have suffered losses over the previous three year period and continue into the current year, which losses have required that we incur increasing amounts of debt thereby over-leveraging our capital structure, and that the need to service such debt has burdened our operating performance and depressed our stock price, and led to a need to pursue viable alternatives to improve our capital structure and operating performance;
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•	that we were, on a number of occasions in 2014 and 2015, and are currently, in default under two existing financing agreements, and that while we have made efforts to refinance such debt and/or sell parts of our business to pay down our debt (including the sale of our lead fabricating segment on December 1, 2014), these steps have proven insufficient;
•	that we have been negotiating with our lenders, in connection with the above-referenced financing agreements, for additional liquidity and for relief from defaults we knew were likely to occur and did in fact occur, and that as part of those negotiations our senior lenders were induced to grant relief by our agreement to enter into an acquisition agreement with Parent by no later than June 15, 2015 and because the California-based U.S. subsidiary of Ye Chiu which is also a current customer of ours was willing to provide us with a $5.0 million prepayment for goods, which prepayment increased availability under our credit line;
•	the value of the consideration to be received by our stockholders pursuant to the merger agreement, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to our stockholders;
•	the fact that the sixty cents per share to be paid as the consideration in the merger represents an approximately 58% premium over Metalico’s closing stock price on the day prior to the announcement of the transaction;
•	the board’s assessment of the challenges facing Metalico remaining a stand-alone company, including the prospects of competing with other companies with greater resources, better global distribution capabilities and broader product offerings, thereby positioning such competitors to be better able to capitalize on the growth opportunities in the recycled metals market;
•	historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions;
•	the internal estimates of our future financial performance, as well as the potential impact on such future financial performance if the challenges and risks to our business identified were in fact realized;
•	the then-current financial market conditions, volatility and trading information with respect to our common stock, including the possibility that if we remained as a publicly owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the sixty cents per share cash price to be paid pursuant to the merger;
•	the terms and conditions of the merger agreement, including:
•	the ability of the board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Parent of a termination fee of $2,245,930, to terminate the merger agreement to accept a superior proposal; and
•	the board’s belief that the $2,245,930 termination fee payable to Parent was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal.
•	the terms and conditions of the voting agreement;
•	the financial presentation of Gordian Group, LLC, including its opinion, dated June 15, 2015, to our board that the per share consideration of sixty cents in cash to be received by holders of Metalico’s common stock is fair, from a financial point of view of such holders, as more fully described below under the caption “Opinion of Gordian Group, LLC” beginning on page 30 of this proxy statement; and
•	the availability of appraisal rights to our stockholders under the DGCL.
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In the course of its deliberations, our board also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on customer and vendor relationships;
•	the restrictions that the merger agreement imposes on our soliciting competing bids, and the fact that we would be obligated to pay a $2,245,930 termination fee to Parent under certain circumstances;
•	the fact that we will no longer exist as an independent, publicly traded company and our stockholders will no longer participate in our potential future earnings or growth, if any, and will not benefit from appreciation in the value of our Company, if any;
•	the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;
•	the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations and exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and
•	the interests of our officers and directors in the merger described below under “THE MERGER—Interests of Certain Persons in the Merger.”

The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but does set forth all of the material factors considered by the board. Our board collectively reached the unanimous conclusion to approve and adopt the merger agreement in light of the various factors described above and other factors that each member of our board felt were appropriate. In view of the wide variety of factors considered by our board in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal counsel and its financial advisors, our board determined that the merger agreement was fair to, advisable and in the best interests of, our stockholders. Accordingly, our board unanimously adopted and approved the merger agreement. Our board unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Opinion of Gordian Group, LLC

Pursuant to an engagement letter dated February 23, 2015, we retained Gordian to provide us with investment banking and financial advisory services. Our board selected Gordian to act as its advisor because of Gordian’s qualifications, reputation, and experience and its knowledge of Metalico’s operations and affairs. As part of its engagement, Gordian was asked by the board to provide a financial opinion with respect to the fairness, from a financial view point, of the proposed sixty cents per share cash consideration to be received by the holders of our common stock as contemplated under the merger agreement among the Company, Parent and Merger Sub (referred to herein as the “Transaction”).

At a meeting of our board on June 15, 2015, to evaluate the merger agreement proposal, Gordian delivered to our board an oral opinion (later confirmed in writing the same day) to the effect that as of June 15, 2015 and subject to certain assumptions made by Gordian, representations from Metalico management, and the procedures performed and the limitations and qualifications of the scope of the work performed as set forth in the written opinion, the per share consideration of sixty cents in cash to be received by the holders of our common stock is fair, from a financial point of view to such holders.

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The full text of the written opinion delivered to our board is attached to this proxy as Annex C and sets forth the assumptions made and procedures performed by Gordian, representations from Metalico management, and limitations and qualifications of Gordian’s scope of work, among other items, all of which are incorporated in this proxy statement in their entirety. The summary of the opinion provided by Gordian as presented below is qualified in its entirety by reference to the full text of the opinion. We encourage you to read the full text of the opinion and the summary below carefully and in their entirety. Gordian’s opinion was only one of many factors considered by our board in its evaluation of the Transaction. The opinion only addresses the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by the holders of our common stock. The opinion does not address any other aspects or effects of the Transaction nor does it address the relative merits of the proposed Transaction contemplated in the merger agreement as compared to alternative business approaches or transactions that could be available to us and whether or not those alternatives could be properly implemented. The opinion addressed to our board is not intended to recommend to the holders of our common stock how to vote at any meeting to be held to approve the Transaction or whether to take any actions in relation to the Transaction.

In connection with the opinion delivered to our board, Gordian performed the following actions, among others:

•	Reviewed publicly available financial statements and other relevant business information that was publicly available;
•	Reviewed certain internal financials, including our weekly liquidity forecast;
•	Reviewed operating reports prepared by our management that are used in the ordinary course of managing the Company;
•	Reviewed certain financial projections prepared by our management including a Base Case and an Upside Case;
•	Participated in meetings with our management to review the historical and projected financials, the Company’s liquidity situation, the current business environment and management’s view on the outlook for the scrap recycling industry;
•	Reviewed the draft merger agreement and related documents;
•	Reviewed our debt agreements with secured and unsecured creditors;
•	Reviewed the historical pricing and trading activity for our common stock;
•	Reviewed select financial and stock market data of selected publicly held recycling, steel, and metals and mining companies;
•	Reviewed financial details for select historical transactions in the metal, steel, scrap, and recycling industries;
•	Performed discounted cash flow analyses using Base Case and Upside Case forecasts provided by management; and
•	Performed such other analyses, reviewed such other information and considered such other factors as Gordian deemed appropriate.

In preparing its opinion, Gordian assumed and relied upon the accuracy and completeness of publicly available information and information that was provided to Gordian or made available by us. We also provided Gordian with financial projections that, in combination with the other materials provided by us, formed a significant basis for Gordian’s opinion. Gordian, with our consent, assumed that these projections were reasonably prepared and represented our management’s latest and best estimate for expected financial performance of the Company when they were prepared and provided. Additionally, Gordian assumed, with our concurrence, that the final year of such projections represents “peak of cycle” performance given that the projections imply five years of continued growth in an industry that is characterized by cyclicality. Gordian did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Metalico.

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In performing its analyses, Gordian took into account the Company’s stressed liquidity position and that absent entering into the merger agreement with Parent, the Company’s forbearance agreement with its lenders would have expired on June 15, 2015. There is no assurance that further forbearance agreements would have been forthcoming from the lenders had the merger agreement failed to be signed in a timely manner. The expiration of the forbearance agreement would have placed Metalico into an imminent liquidity crisis that we believe likely would have ended in a bankruptcy filing, we believe likely to the detriment of stockholders. Additionally, Gordian’s analyses reflects our representation that absent entering into the letter of intent outlining the merger with Parent on May 20, 2015, and the California-based U.S. subsidiary of Ye Chiu’s subsequent pre-purchase of $5 million in materials, our lenders likely would not have agreed to the forbearance agreement and we would have overdrawn our asset-based revolver with our Senior Secured Revolving Lender.

Gordian assumed that the merger will take place consistent with the terms as set forth in the draft merger agreement that was provided by us and will not be subject to any amendments, waivers or delays. Gordian’s opinion is based on the current state of the macroeconomic environment and financial markets and any other information that was provided to Gordian as of the date of its opinion. Any changes to these items, be they exogenous or Metalico-specific, may have an impact on the assumptions and methodologies underlying Gordian’s financial analysis. Gordian does not assume any obligations to update, reaffirm, or revise its opinion.

Summary of Financial Analyses

The following is a summary of the financial analyses performed by Gordian in connection with the preparation of its opinion as delivered to our board. The following summary is not a complete description of Gordian’s opinion or the work performed by Gordian in arriving at the opinion, nor does it represent the weighting given to any of the analyses in arriving at its opinion as delivered to our board.

Select summaries presented below are consolidated into tables for presentation purposes. The tables do not represent the full breadth of the analyses performed by Gordian and should not be considered on a standalone basis. These tables must be read together with the descriptive text to fully understand the context in which they were incorporated into Gordian’s opinion. Considering any portion of the analyses on a standalone basis without considering the other analyses and factors incorporated will result in an incomplete or incorrect understanding of the full breadth of work performed by Gordian that underlies its opinion.

Unless otherwise noted, the market information discussed below is based on market data that existed on or before May 31, 2015. Additionally, various analyses are based on a closing price per share of Metalico of $0.26 on January 12, 2015, which is one day before Adam Weitsman (chief executive officer of Upstate Shredding) began significantly accumulating his position in our common stock, which caused a significant spike in our per share price.

Historical Equity Premium Comparison

Gordian analyzed certain publicly available information related to equity premiums paid in merger and acquisition transactions. Using this data, Gordian calculated the equity premiums paid by acquirers for targets. For purposes of this analysis, premium was defined as the difference between the price paid per share of the target compared to the unaffected price of the target company’s shares (i.e., before any rumors or other transaction-related items may have affected the market price). The premiums were compared to the stock price on the day before the transaction was announced and the arithmetic average of the stock price for the 7, 30, and, 90 day periods up to, but not including, the day of the announcement.

Gordian selected certain transactions in the metals and recycling industry with a total enterprise value of $25 million to $5 billion that closed in the four year period ending May 31, 2015. Gordian’s analysis identified seven transactions, which are presented below. The proposed Metalico-Total Merchant Limited transaction is included for comparative purposes.

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			% Premium over Stock Price
Target	Date		1 Day	1 Week Average	1 Month Average	90 Day Average
Coeur San Miguel Corp.	12 /17/14		43.9	26.1	23.9	21.8
AMCOL International Corp.	2 /14/14		10.6	19.5	29.6	37.5
International Minerals Corp.	10 /1/13		15.9	12.6	24.9	39.3
Metals USA Holdings Corp.	2 /6/13		14.4	15.9	17.8	26.3
Titanium Metals Corp.	11 /9/12		44.2	40.2	36.7	31.8
Bullion Monarch Mining, Inc	2 /7/12		71.1	67.2	76.0	66.7
Century Mining Corp.	3 /14/11		213.8	210.6	182.5	232.9

Metric
Mean			59.1	56.0	55.9	65.2
Median			43.9	26.1	29.6	37.5
Metalico	1 /13/2015	[1]	129.8	113.4	86.4	31.3

As none of the target companies identified in the selected precedent transactions are identical to Metalico, Gordian also performed a broader transaction screen that identified targets that were similar in size to Metalico. Gordian selected certain industrial transactions (i.e. excluding financials and utilities) with an enterprise value between $25 million and $500 million for the two year period ending May 31, 2015. This analysis identified 97 transactions. A summary of these selected transactions is presented below:

	% Premium over Stock Price
Metric	1 Day	1 Week Average	1 Month Average	90 Day Average
Low	(1.9)	(2.5)	(1.1)	(1.7)
Mean	36.5	36.5	36.5	39.0
Median	28.8	27.8	29.1	32.5
High	176.9	170.1	151.0	171.0
Metalico	129.8	113.4	86.4	31.3

Source: S&P CapitalIQ

Discounted Cash Flow Analysis

Gordian performed a discounted cash flow analysis, which is used to estimate the present value of unlevered after-tax free cash flows of a company on a standalone basis. Gordian’s analysis began with June 2015 through the fiscal year ended December 31, 2019. These projections did not factor in any potential recession or other potential downturn in the economy and, with management’s concurrence, Gordian assumed that the final year of the forecast period represents “peak of cycle” performance.2 Gordian used the projections prepared by the Company, which included a Base Case and an Upside Case that incorporated the assumption that scrap margins would recover more rapidly than in the Base Case. The unlevered after-tax free cash flows for these two cases are summarized below:

Forecast ($ millions)	2015E June - Dec	2016E FY	2017E FY	2018E FY	2019E FY
Base Case	$(0.46)	$0.78	$6.73	$8.32	$10.02
Upside Case	1.24	1.94	7.91	9.53	11.24

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1	The date on which Mr. Weitsman began significantly accumulating his position in our common stock.

2	As previously noted, the scrap steel industry is subject to multi-year cycles. Because the Company’s projections include five years of continued growth, the final year of the projections is assumed to be representative of the high point of the cycle for the industry.
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Unlevered after-tax free cash flow was calculated by subtracting from EBITDA (i) capital expenditures, (ii) changes in non-financial working capital and (iii) cash taxes at a rate of 37% of EBIT. Gordian then identified a range of implied enterprise values by calculating the present value of unlevered free cash flows through December 31, 2019 and a terminal value. Gordian calculated the terminal value based on a perpetual growth rate of 2.0% to 4.0%. Gordian selected the terminal year growth rates in part based on expectations for global GDP growth as prepared by the OECD. Global growth was incorporated due to the fact that steel and scrap steel are globally traded commodities whose demand is reliant upon global economic growth.

The unlevered free cash flows were discounted to a present value using a discount rate range of 12.0% to 14.0% which was selected by Gordian based on its professional judgment and experience, and is representative of Metalico’s weighted average cost of capital, or WACC. Gordian calculated this WACC range based on an analysis of Metalico’s Peer Group companies identified below using the capital asset pricing model. In selecting the WACC, Gordian used the median beta of 1.15, an equity risk premium of 5.50%, a size premium of 5.83%, a company-specific premium of 1.5%, an effective tax rate of 37%, and a risk free rate of 2.09%. This resulted in a WACC of approximately 14.2%, which Gordian expanded to a range of values. Gordian used a discount range with a high end that was generally equivalent to Metalico’s WACC based on its professional judgment and experience and for purposes of conservatism.

The range of enterprise values for Metalico under the base case and upside case is presented below:

	Enterprise Value		TML
Forecast ($ millions)	Low	High	Offer [3]
Base Case	$82.2	$100.2	$115.2
Upside Case	93.2	115.2

Peer Group Company Analysis

Gordian performed an analysis of public Peer Group companies in order to determine an implied enterprise value for Metalico based on similar companies that are publicly traded. Gordian selected the Peer Group by identifying companies that, in its professional judgment, share similar business characteristics with Metalico and have similar operating statistics including total revenues, market capitalization, geographic coverage, and profitability, among other items. Based on this review, Gordian selected the following companies:

•	Commercial Metals Company
•	Industrial Services of America, Inc.
•	Schnitzer Steel Industries, Inc.
•	Sims Metal Management Limited
•	Steel Dynamics, Inc.

The companies selected for comparative purposes in Gordian’s analysis are not identical or directly comparable to Metalico. All but one of the Peer Group companies listed above have significantly larger operations than Metalico and also engage in the production and fabrication of ferrous and non-ferrous products. Therefore, assessing the Peer Group company analysis output from a purely quantitative standpoint (i.e. taking the mean and median results and simply multiplying by the relevant Metalico data point) is not a meaningful method of analysis in-and-of itself. A Peer Group analysis requires a detailed evaluation of multiple data points and takes into account differences in operating characteristics and financial attributes, among other items, that could have a significant impact on the public trading values of the companies to which Metalico is being compared.

___________

3	Enterprise value for the Transaction is determined by adding (i) payments to stockholders of sixty cents, (ii) principal amount of total debt outstanding as of May 31, 2015, (iii) prepayment premiums on the convertible notes as contemplated in the exchange agreement, and (iv) $5 million to account for the pre-purchase of materials by the California-based U.S. subsidiary of Ye Chiu.
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Gordian noted that compared to the Peer Group companies, Metalico is significantly smaller than all but one of the selected Peer Group. Additionally, Metalico has generally lower gross margins and EBITDA margins, as seen in the chart below. Consequently, Gordian used EBITDA and EBIT multiples based on the low to median values in the Peer Group when calculating an implied value.

Peer Group - LTM Operating Metrics	Revenue	Gross Margin	EBITDA Margin
Commercial Metals Company	$6,896.5	11.4%	6.5%
Industrial Services of America, Inc.	$109.9	NM	NM
Schnitzer Steel Industries, Inc.	$2,324.5	8.4%	3.6%
Sims Metal Management Limited	$6,939.1	10.0%	2.4%
Steel Dynamics Inc.	$8,973.3	11.0%	9.7%
Metalico Inc.	$419.3	5.9%	1.8%

Gordian analyzed the ratios of total enterprise value to Adjusted EBITDA and enterprise value to EBIT for each of the selected Peer Group companies for fiscal year 2014 and forecasted 2015. Gordian also incorporated the ratio of total enterprise value to the average of 2008-2014 and 2012-2014 and to peak earnings to account for the cyclicality in the scrap, steel and metals industries. Forecasted 2015 Adjusted EBITDA and EBIT for each comparable company was based on the publicly available consensus estimate of equity research analysts. Gordian obtained these estimates from CapitalIQ and used data provided by Bloomberg to confirm the consistency of the forecasts. Actual results were calculated based on public financials and other publicly available information. For Metalico, Gordian incorporated the 2015 Base Case forecast provided by our management.

For purposes of this analysis, total enterprise value is defined as total market capitalization as of May 31, 2015 plus total debt, plus minority interest, less cash and cash equivalents (which includes short term and other liquid investments). Adjusted EBIT is defined as net income plus interest, taxes, and any one-time, non-recurring or non-cash items or charges. Depreciation and amortization are then added to Adjusted EBIT to calculate Adjusted EBITDA.

Using these calculations, Gordian observed the following ranges for the enterprise value to Adjusted EBITDA and enterprise value to Adjusted EBIT multiples of the Peer Group companies:

	EBITDA Multiples
Metric	Low		Median		High
2015 Consensus Estimates	6.4	x	8.1	x	9.4	x
2014 Actual	7.6	x	9.0	x	12.8	x
3-year Average	7.5	x	8.8	x	11.4	x
7-year Average	4.7	x	8.8	x	11.3	x
Peak (2008 - 2014)	2.2	x	3.2	x	7.5	x

	EBIT Multiples
Metric	Low		Median		High
2015 Consensus Estimates	8.8	x	12.6	x	95.0	x
2014 Actual	13.5	x	20.4	x	44.6	x
3-year Average	13.9	x	17.3	x	29.5	x
7-year Average	8.2	x	18.9	x	31.3	x
Peak (2008 - 2014)	2.7	x	4.0	x	9.3	x
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Based on its review of the Peer Group companies and using its professional judgment, Gordian applied an implied enterprise value to Adjusted EBITDA multiple for Metalico of 6.4x-8.1x in 2015, 7.6x-9.0x in 2014, 7.5x - 8.8x in the 2012-2014 period, 4.7x-8.8x in the 2008-2014 period, and 2.2x-3.2x in the peak year. Gordian calculated Adjusted EBITDA for Metalico based on the projections prepared by our management and made certain adjustments totaling $1 million as estimated by management to account for one-time items that were primarily related to the merger transaction and other non-operating expenses including legal and advisory fees. This resulted in an implied range of enterprise values for Metalico of approximately $40 million - $230 million. The results by data point are presented below:

	Implied Enterprise Value		TML
Peer Group - EBITDA ($ millions)	Low	High	Offer
2015 Consensus Estimates	$41.4	$52.7	$115.2
2014 Actual	106.8	127.4
3-year Average	119.1	139.9
7-year Average	124.6	230.9
Peak	94.8	142.4

Based on its review of the Peer Group companies and using its professional judgment, Gordian applied an implied enterprise value to Adjusted EBIT multiple for Metalico of 8.8x-12.6x in 2015, 13.5x-20.4x in 2014, 13.9x - 17.3x in the 2012-2014 period, 8.2x-18.9x in the 2008-2014 period, and 2.7x-4.0x for the peak year. This resulted in an implied range of enterprise values for Metalico of approximately $10 million - $250 million. Importantly, Metalico’s actual 2014 Adjusted EBIT and expected 2015 Adjusted EBIT are negative and, consequently, enterprise values cannot be calculated based on these multiples. The results by data point are presented below:

	Implied Enterprise Value		TML
Peer Group - EBIT ($ millions)	Low	High	Offer
2015 Consensus Estimates	NM	NM	$115.2
2014 Actual	NM	NM
3-year Average	12.5	15.4
7-year Average	110.5	254.3
Peak	89.1	131.7

Implied Per Share Value Based on Peer Group Companies and DCF

After determining its range of implied enterprise values under the peer company and discounted cash flow analysis, Gordian calculated an implied per share value of Metalico. Total equity value was calculated by starting with enterprise value and then subtracting Metalico’s net debt (total debt plus prepayment penalties less cash and equivalents) as of May 31, 2015. Net debt was calculated by taking actual balances as of May 31, 2015 and then making pro forma adjustments by adding (i) $3 million of “trapped” cash that is held by our 33 facilities and used to pay suppliers on a daily basis and (ii) $5 million to account for pre-purchases of materials made by the California-based U.S. subsidiary of Ye Chiu to provide us with near term liquidity until a final merger agreement was negotiated. This calculation resulted in an implied equity value for Metalico. A per share value was determined using our outstanding shares as of May 31, 2015 of 73.4 million.

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Based on the implied per share price under the calculation in the preceding paragraph, adjustments were made to incorporate the full contractual dilutive impact of Metalico’s Series B Convertible notes if the share price was greater than the Series B conversion price. Additionally, the prepayment premiums associated with our Series A notes and senior secured credit facility were assumed to be paid consistent with the full contractual terms of the notes and/or loans. A summary of the ranges of the fully diluted share price under the Peer Group and discounted cash flow is summarized below4:

	Implied Value Per Share		TML
	Low	High	Offer
EBIT			$0.60
2015 Consensus Estimates	$—	$—
2014 Actual	—	—
3-year Average	—	—
7-year Average	0.52	2.05
Peak	0.23	0.75
EBITDA
2015 Consensus Estimates	$—	$—
2014 Actual	0.47	0.70
3-year Average	0.61	0.84
7-year Average	0.67	1.81
Peak	0.31	0.87
DCF
Base Case	$0.15	$0.40
Upside Case	0.30	0.59

Other Analyses

Gordian conducted certain additional financial analyses that were used for comparative purposes but did not contribute to their conclusions regarding the fairness of the consideration proposed in the merger agreement.

•	In its Peer Group analysis, Gordian reviewed enterprise value to revenue multiples and price to book value (total and tangible) in addition to the multiples discussed above. Importantly, Gordian noted that utilizing revenue multiples based on the Peer Group companies was of limited use because of Metalico’s lower gross margins and EBITDA margins compared to its Peer Group. In addition, Gordian understands that the values associated with a significant portion of Metalico’s fixed assets may only be monetized at depressed prices due to overcapacity in the region in which we compete, which relate to our relatively low book value multiples.
•	Gordian reviewed select M&A transactions to identify an implied enterprise value for Metalico based on the enterprise value implied by the transaction as a multiple of last twelve month Adjusted EBITDA, EBIT and revenue. Gordian screened transactions going back to May 2005 based on Metalico’s SIC code (secondary non-ferrous) and SIC codes for related industries (metals service centers; scrap and waste materials). This screen yielded 46 transactions for which sufficient financial information was available; however, only five of the target companies engaged in scrap metal recycling and all of the transactions occurred more than five years ago.

___________

4	The 2015 Consensus Estimates value per share represent the Base Case for both EBITDA and EBIT. Incorporating the Upside Case would also have resulted in an implied value per share of zero.
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•	Those five transactions, as well as a summary of the total screen, are summarized in the charts below:
Announced	Target/Issuer	Implied Enterprise Value ($ mm)	Implied Enterprise Value/Revenue (x)		Implied Enterprise Value/EBITDA (x)
08 /18/2008	Pick Your Part Auto Wrecking Inc.	$73.7	0.6	x	NA
11 /09/2007	PSC Metals INC.	335.0	0.4	x	NA
10 /01/2007	OmniSource Corporation	1,061.3	0.4	x	8.4	x
09 /24/2007	Metal Management Inc.	1,595.9	0.7	x	8.9	x
07 /12/2006	Niles Iron & Metal Co. Inc.	44.0	0.7	x	NA

	Implied Transaction Multiples
Metric	Low		Median		Mean		High
Enterprise Value / Revenue	0.2	x	0.6	x	0.7	x	2.2	x
Enterprise Value / EBITDA	3.5	x	8.1	x	7.9	x	12.9	x
Enterprise Value / EBIT	3.8	x	10.4	x	10.5	x	25.8	x

•	As discussed in the Background to the Merger section above, we hired Gordian in February 2015 to assist in the evaluation of strategic alternatives. As part of its engagement, Gordian reached out to approximately 50 potential purchasers (strategic and financial). While Gordian did not incorporate the outcomes of this process into its opinion, preliminary indications of value that were delivered as part of the process were considered for comparative purposes.

General Items

In arriving at its opinion, Gordian did not draw, in isolation, conclusions from or with regard to any single factor or analysis considered by it. Rather, Gordian made its determination as to fairness on the basis of experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in this summary, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Gordian’s opinion.

For purposes of its analyses and reviews, Gordian considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, business or transaction used in Gordian’s analyses and reviews as a comparison is identical to Metalico and an evaluation of the results of the analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Gordian’s analyses and reviews. The estimates contained in Gordian’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than that suggested by Gordian’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Gordian’s analyses and reviews are inherently subject to substantial uncertainty.

Gordian’s preparation of a fairness opinion is a complex process that incorporates a number of financial and comparative analyses and is not necessarily susceptible to a partial analysis or summary description. Gordian considered the results of each of its analyses as a whole and did not attribute specific weightings to any single factor or analysis to arrive at its opinion. Selectively relying on portions of the analyses or sections of the summary text above without considering the analyses as a whole could result in an incomplete and misleading understanding of Gordian’s opinion. Based on its experience and professional judgments, Gordian may have assigned more or less weighting to certain analyses than others. Additionally, Gordian may have assigned different probability weighting to the assumptions underlying its analysis. Consequently, the valuation ranges implied by any of the individual analyses that are summarized above should not be interpreted as Gordian’s view of the value of Metalico.

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Gordian’s analyses were used to provide an opinion to our board regarding the fairness of the proposed transaction from a financial point of view as of the date of the opinion. These analyses do not purport to be appraisals nor do they reflect the prices at which Metalico’s common stock may trade. Gordian made numerous assumptions in its analysis that include (but are not limited to) scrap and steel industry trends, the macroeconomic environment, regulatory atmosphere and financial market conditions, all of which are beyond our control. Additionally, much of Gordian’s analysis is based on forecasted future results that are not necessarily indicative of actual results, which could be materially more or less favorable than suggested.

It is Gordian’s understanding that the per share consideration that will accrue to stockholders of Metalico if the Transaction is approved was determined through arm’s length negotiations between Parent and us. In addition, the Transaction was approved by our board.

The type and amount of consideration payable in the merger was determined through negotiations between Parent and us, rather than by any financial advisor, and was approved by our board. The decision to enter into the merger agreement was solely that of our board. As described herein, Gordian’s opinion and analyses were only one of many factors considered by our board in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board or our management with respect to the merger or the merger consideration.

Gordian provided us advisory services during these negotiations but did not recommend a specific amount of consideration that should be accepted by our board. Gordian’s opinion does not address the relative merits of the proposed Transaction contemplated in the merger agreement compared to alternative business approaches or transactions that could be available to us and whether or not those alternatives could be properly implemented.

Gordian expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. Gordian’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock and no opinion or view was expressed with respect to the merger consideration to be received by any particular holder or any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise.

Our board selected Gordian to act as its financial advisor and investment banker because of Gordian’s qualifications, reputation and experience and its knowledge of Metalico’s operations and affairs. Pursuant to the terms of its engagement letter dated February 23, 2015, the Company agreed to pay Gordian monthly fees totaling $400,000 ($100,000 paid upon signing the engagement letter and $75,000 per month in each of March, April, May and June) and awarded Gordian 1,000,000 shares of our common stock in February 2015, which shares vested as follows: 333,333 shares upon signing the engagement letter, 333,333 shares thirty (30) days following the date of the engagement letter and 333,334 shares sixty (60) days following the date of the engagement letter. Under the terms of the engagement letter, Gordian was also required to prepare a fairness opinion, if requested by us, regarding potential transactions. No portion of the foregoing fees were contingent upon the conclusion expressed in the opinion or whether the Transaction is consummated. We also agreed to reimburse Gordian for reasonable out-of-pocket expenses and fees for counsel incurred in connection with the engagement and the preparation of its opinion up to $75,000. We have agreed to indemnify Gordian and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Gordian or any of its affiliates against certain liabilities and expenses relating to or arising out of its engagement.

In the prior two years, Gordian has not received compensation for investment banking and financial advisory services from us excluding the fees it has been paid per the terms of its engagement letter which are directly related to the proposed Transaction. Gordian may provide these services to Parent or us in the future and may receive compensation for the work provided.

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Summary of the Company’s Projections

The Company does not as a matter of course publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, certain non-public, unaudited, stand-alone financial projections prepared by management of the Company were made available to Gordian in connection with its analyses described under “Opinion of Gordian Group, LLC” that begins on page 30.

A summary of the projections is provided below. The projections were not prepared with a view toward public disclosure. The projections are included in this proxy statement because they were, among other items, relied upon by Gordian in its analyses described under “Opinion of Gordian Group, LLC” beginning on page 30. The projections are not an indication that the Company, the board, Parent, any advisor (including Gordian) to or representative of any of the foregoing, or any other recipient of this information considered the projections to be material or necessarily predictive of actual future results, and the projections should not be relied upon as such.

Management’s internal financial forecasts and the assumptions upon which the projections were based are subjective in many respects and thus subject to interpretation. Although presented with numerical specificity in the summary below, the projections are based upon a significant number of estimates and assumptions made by management with respect to, among other matters, commodity prices, industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company’s control. In addition, since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the projections will prove accurate, that the projected results will be realized or that actual results will not materially vary from the projections. Additionally, the scrap recycling industry is cyclical and the projections assume that the Company’s performance will continue to improve without interruption over the next five years.

The projections were not meant to comply with U.S. Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding financial projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. The projections include financial metrics that were not prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP and non-GAAP financial measures as used by the Company may not be comparable to similarly titled GAAP measures in the Company’s historical financial statements or similarly titled amounts used by other companies.

Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the projections, and, accordingly, neither the Company’s independent registered public accounting firm nor any other public accounting firm expresses an opinion or any other form of assurance with respect to the projections. Reports of the Company’s independent registered public accounting firm that are incorporated by reference into this proxy statement relate solely to the Company’s historical financial information. They do not extend to the prospective financial information and should not be read to do so.

The projections are forward-looking statements and were based on numerous variables and assumptions that are inherently uncertain. You are encouraged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations and financial condition during the fiscal year ended December 31, 2014 and for the first quarter of 2015. See “Special Note Regarding Forward-Looking Statements” beginning on page 15 of this proxy statement and “Where You Can Find More Information” beginning on page 81 of this proxy statement. The projections reflect assumptions that are difficult to predict and subject to change and may not reflect current prospects for the Company’s business, changes in general business or economic conditions including recessions or expansions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the projections were prepared. There can be no assurance that the projections will be realized or that the Company’s future financial results will not materially vary from the projections.

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No one has made or makes any representation regarding the information included in the projections. Readers of this proxy statement are advised not to rely unduly, if at all, on the projections. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or effects, may have changed since the date the projections were prepared. The Company has not updated and does not intend to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date when made or to reflect the occurrence or non-occurrence of future events, even if any or all of the assumptions on which the projections were based are shown to be in error. Except as may be required by applicable securities laws, the Company does not intend to make publicly available any update or other revision to these management projections, even in the event that any or all of the assumptions are shown to be in error. The Company has made no representation to Parent or Merger Sub in the merger agreement or otherwise concerning the projections.

Management provided Gordian with two sets of forecasts in the projections: (i) a Base Case that assumes modest growth in scrap margins over the five year forecast period and (ii) an Upside Case that assumes a larger and more rapid increase in scrap margins. Management believes that the primary drivers of the Company’s financial performance are unit volume and margin forecasts and therefore, were the primary drivers of the projections.

The following summary is derived from the projections:

($ millions)	2015E	2016E	2017E	2018E	2019E
Base Case Forecast	June - Dec	FY	FY	FY	FY
Revenue	$244.1	$408.4	$428.5	$449.6	$471.7
EBITDA	9.8	17.1	19.6	22.3	25.1
Capital Expenditures	(3.8)	(8.0)	(8.0)	(8.0)	(8.0)
Unlevered Free Cash Flow	(0.5)	0.8	6.7	8.3	10.0

($ millions)	2015E	2016E	2017E	2018E	2019E
Upside Case Forecast	June - Dec	FY	FY	FY	FY
Revenue	$244.1	$408.4	$428.5	$449.6	$471.7
EBITDA	11.5	19.0	21.5	24.2	27.1
Capital Expenditures	(3.8)	(8.0)	(8.0)	(8.0)	(8.0)
Unlevered Free Cash Flow	1.2	1.9	7.9	9.5	11.2

Unlevered after-tax free cash flow was calculated by subtracting from EBITDA (i) capital expenditures, (ii) changes in non-financial working capital and (iii) cash taxes at a rate of 37% of EBIT. EBITDA is calculated by adding depreciation and amortization expenses to EBIT.

Of note, the projections rely upon the assumption that the Company has the necessary sources of liquidity to fund operations on a go forward basis - whether it be from the current secured lenders or an alternative financing source - and is not subject to the liquidity constraints the Company encountered in the first half of 2015. These liquidity constraints are discussed in more detail under “Background of the Merger” beginning on page 19. The Company’s expectations for future financial performance would likely be significantly worse than as presented in the projections if the Company had not been able to enter into to the forbearance agreements with its lenders and obtain the $5 million in material pre-purchases from the California-based U. S. subsidiary of Ye Chiu.

Certain Effects of the Merger

If the merger agreement is approved by our stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Parent.

Upon completion of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Parent, Merger Sub or any wholly owned subsidiary of Parent or Metalico) will be cancelled and converted into the right to receive the merger consideration of sixty cents per share in cash, without interest and subject to withholding for applicable taxes. Our current stockholders will cease to have ownership interests in Metalico or rights as our stockholders. Therefore, our current stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

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Our common stock is currently registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and is listed on NYSE MKT under the symbol “MEA.” As a result of the merger, we will no longer be a publicly traded company, and there will be no public market for our common stock. After the merger, our common stock will cease to be listed on NYSE MKT, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to us. After the effective time of the merger, we will also no longer be required to file periodic reports with the U.S. Securities and Exchange Commission on account of our common stock.

At the effective time of the merger, the directors of Merger Sub will become the directors of the surviving corporation.

At the effective time of the merger, our certificate of incorporation and our bylaws will be amended in their entirety to be as set forth in the exhibits to the merger agreement.

Effects on Metalico if the Merger is Not Completed

We are currently in default under two of our existing financing agreements. As of March 31, 2015, we were in breach of covenants under a financing agreement with our Senior Secured Term Lender and our Senior Secured Revolving Lender and an equipment financing agreement with First Niagara. We have entered into forbearance agreements, as amended, with each of our senior secured lenders and First Niagara, both of which have agreed to forbear from enforcing their remedies against us until September 16, 2015. In the event the merger is not completed, and if we are unable to comply with our obligations under the forbearance agreements or if our Senior Secured Term Lender and First Niagara do not grant us additional forbearance periods, then we may become subject to the exercise of remedies by our Senior Secured Lender and First Niagara, which may require us to seek protection under federal bankruptcy law.

In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be listed on NYSE MKT, but will be in breach of our forbearance agreements with our lenders unless we are able to negotiate waivers or further amendments of such agreements.

In addition, if the merger is not completed, we expect that our business will be operated by management in a manner similar to the manner in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the risks associated with the recycled metals markets on which our business largely depends, and general industry, economic and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock.

In the event the merger is not completed, our board will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to evaluate strategic alternatives to maximize stockholder value. If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be materially and adversely impacted.

If the merger agreement is terminated under certain circumstances described in greater detail in “PROPOSAL 1—THE MERGER AGREEMENT—Termination Fee” on page 64 of this proxy statement, we will be obligated to pay a termination fee of $2,245,930 to Parent.

Delisting and Deregistration of Metalico Common Stock

If the merger is completed, our common stock will be delisted from NYSE MKT and deregistered under the Exchange Act, and we will no longer file periodic reports with the U.S. Securities and Exchange Commission.

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Interests of Certain Persons in the Merger

In considering the recommendation of our board with respect to the merger agreement, holders of shares of our common stock should be aware that our executive officers and directors may have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that our stockholders vote in favor of adopting the merger agreement.

Such interests included the following:

•	The merger agreement provides that each holder of shares of our common stock, including our directors and executive officers, will be entitled to receive sixty cents in cash, without interest and subject to withholding for applicable taxes, for each share of our common stock held immediately prior to the merger. The merger agreement also provides that each outstanding stock award (other than options) will be accelerated and that each holder thereof, including our directors and executive officers, will be entitled to receive sixty cents in cash, without interest and subject to withholding for applicable taxes, for each share of the underlying common stock. Because no outstanding options currently have an exercise price less than the merger consideration of sixty cents per share, all of our outstanding options will be cancelled for no consideration. As of the date hereof, there are 99,485 unvested deferred stock awards remaining which will accelerate as of the time of the merger and be canceled and converted into the right to receive the merger consideration, subject to withholding for any taxes required to be withheld in accordance with the merger agreement. See “Stockholdings and Stock Awards” on page 43 of this proxy statement for additional information.
•	In connection with the consummation of the merger, the merger agreement requires our board chairman, president and chief executive officer, Carlos E. Agüero, to enter into a new employment agreement with Metalico, Inc. Mr. Agüero is not currently a party to an employment agreement with us. On June 15, 2015, Mr. Agüero entered into an employment letter agreement with Merger Sub, which satisfies the aforementioned requirement of the merger agreement. Pursuant to the new employment agreement, Mr. Agüero will continue to serve as the Metalico’s president and chief executive officer after the merger, reporting directly to the chairman of the board of directors. Mr. Agüero’s base salary will be equal to $427,393.00 per year (which base salary may be increased but not decreased), which is the same as his current base salary. Mr. Agüero will also be eligible for a bonus in accordance with terms to be established by the chairman of the board and will receive benefits provided to similarly situated executives, including participation in group plans or programs maintained by the surviving corporation, in accordance with the terms of those plans. Mr. Agüero did not negotiate his post-closing employment with Total Merchant until after the parties had agreed on the sixty cents per share price. See “THE MERGER—Employment Agreement of Carlos E. Agüero” beginning on page 44 of this proxy statement.

Stockholdings and Stock Awards

At the effective time of the merger, each outstanding stock award (other than options), including those held by our directors and executive officers, whether or not vested, will be accelerated and converted into the right to receive from Parent an amount in cash, without interest and subject to withholding for applicable taxes, equal to the merger consideration of sixty cents per share of the underlying common stock. In addition, each outstanding option, including those held by our directors and officers, will be converted into the right to receive an amount in cash, without interest and subject to withholding for applicable taxes, equal to the excess of the merger consideration of sixty cents per share over the per-share exercise price of the option. Because no outstanding options currently have an exercise price less than the merger consideration of sixty cents per share, all of our outstanding options will be cancelled for no consideration. As of the date hereof, there are 99,485 deferred stock awards outstanding.

The following table shows the aggregate number of shares of our common stock held by each person who served as a director or executive officer of us at any time since the beginning of our last fiscal year, as well as the aggregate number of outstanding options to purchase shares of our common stock awarded to such persons, and the aggregate number of shares of deferred stock awarded to such persons that will be canceled and converted into the right to receive the merger consideration.

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Our current executive officers are Carlos E. Agüero, President and Chief Executive Officer, Kevin Whalen, Senior Vice President and Chief Financial Officer, Michael J. Drury, Executive Vice President and Chief Operating Officer, Arnold S. Graber, Executive Vice President, General Counsel and Secretary, and Eric. W. Finlayson, Senior Vice President, Treasurer & Director of Risk Management. All of such executive officers are our named executive officers (“NEOs”) in our most recent annual report on Form 10-K, filed with the SEC on April 15, 2015 (the “2014 Annual Report”).

No equity awards, other than options to purchase shares of our common stock and shares of deferred stock, are held by any person who served as a director or officer of the Company at any time since the beginning of our last fiscal year.

Name	Number of Shares of Common Stock (#)	Number of Unvested Shares of Deferred Stock (#)(1)	Number of Shares Underlying Stock Options (#)	Weighted Average Exercise Price of All Stock Options (#)	Dollar Value of All Equity Awards and Shares of Common Stock ($)(2)
Officers
Carlos E. Agüero	5,235,957	5,000	50,000	$3.51	$3,144,574.20
Kevin Whalen	32,239	3,500	30,000	$3.51	$21,443.40
Michael J. Drury	228,835	7,500	50,000	$3.51	$141,801.00
Arnold S. Graber	70,771	2,500	30,000	$3.51	$43,962.60
Eric. W. Finlayson	60,200	2,500	30,000	$3.51	$37,620.00
Non-Employee Directors
Sean P. Duffy	24,000	2,000	30,000	$5.25	$15,600.00
Bret R. Maxwell	153,722	2,000	30,000	$5.25	$93,433.20
Paul A. Garrett	64,166	2,000	30,000	$5.25	$39,699.60
Cary M. Grossman	7,692	15,385	0	—	$13,846.20

___________

(1)	Pursuant to the terms of Metalico’s 2006 Long-Term Incentive Plan, all unvested shares of deferred stock will accelerate as of the time of the merger and be cancelled and converted into the right to receive the merger consideration, subject to withholding for any taxes required to be withheld in accordance with the merger agreement.
(2)	Based on the merger consideration. Because the per-share exercise price under each outstanding stock option is greater than the per-share merger consideration and canceled without payment of consideration, the table above assumes the dollar value of each outstanding stock option is $0.00.

Other than acceleration of vesting of equity awards, we have no severance arrangements or “change in control” agreements with our executive officers that would entitle them to cash severance benefits or payments in the event of a change in control of Metalico.

Employment Agreement of Carlos E. Agüero

On June 15, 2015, Carlos E. Agüero, president, chief executive officer and chairman of our board, entered into an employment letter agreement with Merger Sub. Pursuant to the new employment agreement, Mr. Agüero will continue to serve as the Company’s president and chief executive officer after the merger, reporting directly to the chairman of the board of directors.

Mr. Agüero’s base salary will be equal to $427,393.00 per year (which base salary may be increased but not decreased), which is the same as his current base salary. Mr. Agüero will also be eligible for a bonus in accordance with terms to be established by the chairman of the board, and receive benefits provided to similarly situated executives, including participation in group plans or programs maintained by the surviving corporation, in accordance with the terms of those plans. Mr. Agüero did not negotiate his post-closing employment with Parent until after the parties had agreed on the sixty cents per share price.

The initial term of Mr. Agüero’s employment will be three years. Mr. Agüero’s employment will be at-will, and may be terminated by the Company at any time, for any reason (or no reason), with or without cause. The term “cause” is defined, in general, as Mr. Agüero’s: (a) failure to perform his duties (other than any such failure resulting

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from incapacity due to physical or mental illness); (b) failure to comply with any valid and legal directive of the board; (c) engagement in dishonesty, illegal conduct or misconduct, which is, in each case, injurious to us or our affiliates; (d) embezzlement, misappropriation or fraud, whether or not related to his employment with us; (e) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (f) violation of a material policy of ours; (g) willful unauthorized disclosure of confidential or trade secret information; (h) material breach of any material obligation under the employment agreement or any other written agreement between us and Mr. Agüero; or (i) material failure to comply with our written policies or rules, as they may be in effect from time to time. The term “good reason” is defined, in general, as a reduction in Mr. Agüero’s base salary, or any material breach by us of any material provision of his employment agreement.

If Mr. Agüero is terminated without cause or he resigns for good reason (as such terms are defined above), he will be eligible to be paid his base salary in accordance with the Company’s normal payroll practices for one year from the date of termination, subject to his execution of a general release of claims. If Mr. Agüero is terminated as a result of his disability, he will be entitled to payment of six months’ base salary.

Mr. Agüero is subject to a prohibition of solicitation of customers or employees, or competition with us in the continental United States, in each case during employment and for two years following termination for any reason.

Indemnification of Officers and Directors

The merger agreement provides that, all rights to indemnification, advancement and exculpation existing as of June 15, 2015, in favor of our current and former directors and officers, as provided in our charter documents or certain specified contracts, will be assumed by the surviving corporation and will remain in full force and effect in accordance with their terms. Following the effective time of the merger and for the latest of (i) six (6) years after the Effective Time, (ii) the expiration of the applicable statute of limitations, and (iii) final resolution of any pending claims for which indemnification and expense advancement are applicable, Parent and the surviving corporation will indemnify, to the fullest extent permitted under applicable law, our current and former directors and officers with respect to all acts or omissions by them in their capacities as our directors or officers at any time prior to the effective time of the merger, and will advance, subject to certain conditions, and reimburse to such persons with certain costs and expenses, including reasonable and documented attorneys’ fees and expenses, incurred in connection with the investigation and defense of legal claims relating thereto.

In addition, with respect to claims for wrongful acts which occurred before or at the effective time of the merger (including in connection with the transactions contemplated by the merger agreement), Parent has agreed to cause the surviving corporation to maintain in effect, for no less than six years after the merger, our current directors and officers liability insurance policy (provided that the surviving corporation may substitute policies containing materially the same coverage, amounts and key terms and conditions that are not less advantageous to our directors and officers than our current policy), or obtain prior to the expiration of our existing policy a “run-off” or “tail policy” with a claims period of six years from the effective time of the merger, with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to our directors and officers than our current policy with respect to similar claims. However, if the total premium of such insurance coverage exceed $249,000, Parent and the surviving corporation will not be required to pay the excess, and will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below entitled “Golden Parachute Compensation” sets forth the estimated amounts of compensation that are based on or otherwise relate to the merger that may become payable to each of our named executive officers.

The amounts indicated below are estimates of the amounts that would be payable assuming that the merger consideration is sixty cents per share. In addition, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by an named executive officer in connection with the merger may materially differ from the amounts set forth below.

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Name	Equity ($)(a)	Total ($)
Officers
Carlos E. Agüero	3,000.00	3,000.00
Kevin Whalen	2,100.00	2,100.00
Michael J. Drury	4,500.00	4,500.00
Arnold S. Graber	1,500.00	1,500.00
Eric. W. Finlayson	1,500.00	1,500.00

___________

(a)	The amounts in this column represent the aggregate dollar amount payable with respect to shares of deferred stock held by our NEOs under our 2006 Long-Term Incentive Plan, which will accelerate pursuant to the terms of such plan as of the time of the merger and be cancelled and converted into the right to receive the merger consideration, subject to withholding for any taxes required to be withheld in accordance with the merger agreement. The dollar value of the shares of deferred stock is calculated by multiplying the number of shares of deferred stock by the per share merger consideration of sixty cents. Mr. Agüero is entitled to acceleration of 5,000 shares of deferred stock, Mr. Whalen is entitled to acceleration of 3,500 shares of deferred stock, Mr. Drury is entitled to acceleration of 7,500 shares of deferred stock, and Messrs. Graber and Finlayson are each entitled to acceleration of 2,500 shares of deferred stock. This estimate assumes the dollar value of each outstanding stock option held by our NEOs is $0.00, as the exercise price of all outstanding options is in excess of sixty cents.
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REGULATORY MATTERS

Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware on or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

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LITIGATION RELATING TO THE MERGER

Since the announcement of the execution of the merger agreement on June 16, 2015, ten putative stockholder class action complaints have been filed, six in the Court of Chancery of the State of Delaware (collectively, the “Delaware Complaints”) and four in the Superior Court of New Jersey, Chancery Division, Union County (the Lowinger Complaint and, together with the Vergiev Complaint, the Cooper Complaint and the Solak Complaint, the “New Jersey Complaints” and, together with the Delaware Complaints, the “Complaints”). Individuals who purport to be Metalico stockholders have filed the Complaints, which all name individual Metalico directors and Merger Sub. The Delaware Complaints name Metalico and Parent as defendants in addition to the individual Metalico directors and Merger Sub. The Lowinger, Cooper and Solak Complaints name Metalico as a defendant in addition to the individual Metalico directors and Merger Sub. The Vergiev Complaint names Parent as a defendant in addition to the individual Metalico directors and Merger Sub. The parties currently contemplate consolidating the various Complaints into a single proceeding in New Jersey.

The Complaints generally claim that by agreeing to sell Metalico to Parent pursuant to the merger agreement, the individual directors breached their fiduciary duties to stockholders by, among other things, allegedly failing to maximize stockholder value and agreeing to deal-protection devices that allegedly preclude competing offers from emerging. The Complaints further allege Merger Sub aided and abetted the alleged breaches of fiduciary duty by the Metalico individual directors. The Delaware Complaints and the Vergiev Complaint further allege that Parent aided and abetted the alleged breaches of fiduciary duty by the individual Metalico directors. One Delaware Complaint, Charles Morales v. Metalico, Inc. et al., No. 11187, and one New Jersey Complaint, the Cooper Complaint, further allege that Metalico aided and abetted the alleged breaches of fiduciary duty by the Metalico individual directors.

The plaintiffs in the Complaints seek, among other things, the ability to proceed on behalf of a class, an injunction preventing the completion of the merger, an award of costs, and other unspecified relief. The plaintiffs in the Delaware Complaints, the Vergiev Complaint and the Cooper complaint seek, in addition to the foregoing relief, rescission or an award of damages if the merger is implemented as well as an accounting. The plaintiff in the Lowinger Complaint seeks, in addition to the relief in the first sentence of this paragraph, a direction that the individual Metalico directors exercise their fiduciary duties to obtain a transaction that maximizes stockholder value as well as the imposition of a constructive trust.

Based on our review of the Complaints, we believe that the claims advanced therein are without merit and intend to vigorously defend against them. There can be no assurances, however, that we will be successful in such defense. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury Regulations promulgated under the Code and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our common stock in light of the stockholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as stockholders whose functional currency is not the U.S. dollar, stockholders subject to the alternative minimum tax, stockholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass- through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, stockholders who acquired their common stock through the exercise of options or similar derivative securities or stockholders who hold their common stock as part of a hedge, straddle, constructive sale or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of our common stock who acquired their shares through stock option or stock purchase plan programs or through other compensatory arrangements. This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger or any U.S. tax consequences (e.g., estate or gift tax) other than U.S. federal income tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger, in light of your individual circumstances.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your own tax advisor.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of our common stock that is:

•	a citizen or individual resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;
•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or
•	an estate which is subject to U.S. federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of our common stock that is not a U.S. holder.

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U.S. Holders

The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis for the shares surrendered. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that is surrendered for cash pursuant to, or in connection with, the merger.

Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to preferential rates (currently at a maximum rate of 20%). Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain and subject to ordinary income tax rates. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years. Capital gain recognized by individuals and certain estates and trusts may also be subject to the 3.8% tax on “net investment income.”

Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received pursuant to the merger unless such U.S. holder is a corporation or other exempt recipient. In addition, the exchange agent generally is required to and will withhold (currently at a rate of 28%) on all payments to which a stockholder or other payee is entitled, unless the stockholder or other payee (i) is a corporation or comes within other exempt categories and demonstrates this fact or (ii) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each of our U.S. holders and, if applicable, each other payee, should complete, sign and return to the exchange agent for the merger the Internal Revenue Service Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax (at a 30% rate, or as reduced by an applicable income tax treaty) may also apply;
•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which gain may be offset by U.S. source capital losses of the non- U.S. holder, if any, or which tax may be reduced or eliminated by an applicable income tax treaty; or
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•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non- U.S. holder owned more than 5% of our common stock at any time during the five years preceding the merger, in which case the purchaser of our stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder’s net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Each non-U.S. holder should complete, sign and return to the exchange agent a certification of foreign status on the applicable Internal Revenue Service Form W-8 (including all attachments) to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

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PROPOSAL 1—THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is included as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the U.S. Securities and Exchange Commission, which are available without charge at www.sec.gov.

Structure of the Merger

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a wholly owned subsidiary of Parent created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into us. Upon consummation of the merger, the separate corporate existence of Merger Sub will cease, and we will continue as the surviving corporation and become a wholly owned subsidiary of Parent.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as agreed upon by Parent and us and specified in the certificate of merger. The closing of the merger will occur on a date specified by us and Parent, which will be no later than three business days after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, or such other date as Parent and we may select. Although we expect to complete the merger within the third calendar quarter of 2015, and in any event before September 21, 2015, we cannot specify when, or assure you that, we, Parent and Merger Sub will satisfy or waive all conditions to the merger.

Certificate of Incorporation and Bylaws

At the effective time of the merger, our certificate of incorporation and bylaws will be amended in their entirety to be as set forth in the exhibits to the merger agreement.

Board of Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. Our currently-serving directors will cease to serve as directors of Metalico as of the effective time of the merger. The initial officers of the surviving corporation will be as specified by Parent to us in writing at least two business days prior to the closing date of the merger.

Consideration to Be Received in the Merger

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive sixty cents in cash, without interest, other than shares of common stock owned by us (as treasury stock or otherwise), Parent or Merger Sub, or any of our or their respective direct or indirect wholly owned subsidiaries, immediately prior to the effective time of the merger, all of which will be cancelled without any payment.

Parent and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock such amounts as may be required to be deducted and withheld with respect to making such payment under the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations issued pursuant thereto, or any other applicable state, local or foreign tax law.

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Escrow

Pursuant to the terms of the merger agreement, Parent deposited $3,119,347 in escrow with Citibank, N.A., to be held under the sole control of the escrow agent until the earlier of:

•	the confirmation of receipt by the exchange agent from Parent of the full amount of the merger consideration and the full amount due and payable with respect to certain of the Company’s indebtedness to be paid by Parent at the closing of the merger, less the escrowed amount, in which case the escrowed amount will be automatically released by the escrow agent to the exchange agent;
•	termination of the merger agreement due to the failure of Parent to deposit the full amount of the merger consideration and Company debt pay off amounts, less the escrowed amount, into the U.S. branch of Maybank Banking Berhad no later than three business days prior to the date of our stockholders meeting, or cause to be removed all or any portion of such funds from such bank other than in accordance with the terms of the merger agreement, in which case the escrowed amount will be automatically released by the escrow agent to the Company;
•	termination of the merger agreement due to failure of Parent to pay the full amount of the merger consideration and Company debt pay off amounts pursuant to the terms of the merger agreement, in which case the escrowed amount will be automatically released by the escrow agent to the Company; and
•	termination of the merger agreement for any other reason in which case the escrowed amount will be automatically released to Parent.

Payment Procedures

Parent will deposit sufficient funds to pay the aggregate merger consideration and the amount due and payable with respect to certain of the Company’s indebtedness to be paid by Parent at the closing of the merger, less the escrowed amount, into the U.S. branch of Maybank Banking Berhad no later than three business days prior to the date of our stockholders meeting. Parent will thereafter deposit, or cause to be deposited, with an exchange agent reasonably acceptable to us, which we refer to as the exchange agent, two business days prior to effective time of the merger to which this proxy statement relates, such funds to pay the aggregate merger consideration and the amount due and payable with respect to certain of the Company’s indebtedness to be paid by Parent at the closing of the merger, including the escrowed amount.

As promptly as reasonably practicable after the effective time of the merger, but in no event later than two business days after the effective time of the merger, Parent or the exchange agent will send, to each holder of record of shares of Metalico common stock as of the effective time of the merger, a letter of transmittal and instructions for use in the exchange of such shares for the merger consideration. Each holder will be entitled to receive the merger consideration specified in the merger agreement, upon surrender to the exchange agent of the stock certificates representing such shares together with a valid letter of transmittal or, in the case of book- entry shares, upon receipt by the exchange agent of an “agent’s message” with respect to such shares. No interest will be paid or will accrue on the cash payable upon the surrender or transfer of any stock certificate or book-entry share to the exchange agent. Any portion of such funds that remains unclaimed by the holders of shares of Metalico Common Stock twelve months after the effective time of the merger will be returned to Parent upon demand.

You should not send your Metalico stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Please do not return your Metalico stock certificates with the enclosed proxy, and please do not forward your stock certificates to the exchange agent without a letter of transmittal.

If any of your certificates which immediately prior to the effective time represented outstanding shares of our common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and, if required by Parent, post a bond.

If you hold shares of Metalico common stock through a broker or other nominee, you must follow the procedures provided by your broker or other nominee in order to receive the merger consideration in respect of such shares.

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Convertible Notes

On June 15, 2015, Metalico entered into a series of exchange agreements with the holders of its Series A Convertible Notes and Series B Convertible Notes, in connection with the merger. Pursuant to the exchange agreements, the notes will be redeemed for cash or exchanged for shares of our common stock, in accordance with the terms the exchange agreements, and as further described below. See “PROPOSAL 1—EXCHANGE AGREEMENTS” on page 68 of this proxy statement.

Warrant

Pursuant to the terms of the merger agreement, and in accordance with the terms of the outstanding Common Stock Purchase Warrant dated October 21, 2014 issued to TPG Specialty Lending, Inc., at the Effective Time, Parent shall cause to be paid to the holders of such warrant the $3.5 million fee set forth in the Financing Agreement in lieu of exercising the Warrant pursuant to the terms of such Warrant.

Stock Awards and Options

At the effective time of the merger, all outstanding stock awards (other than options), including those held by our directors and executive officers, whether or not vested, will be accelerated and converted into the right to receive from Parent, as promptly as reasonably practicable after the effective time of the merger, an amount in cash, without interest and subject to withholding for applicable taxes, equal to the product of:

•	the number of shares of our common stock subject to such stock award, multiplied by
•	the merger consideration of sixty cents per share in cash.

At the effective time of the merger, all outstanding options, including those held by our directors and executive officers, will be cancelled and converted into the right to receive from Parent, as promptly as reasonably practicable after the effective time of the merger, an amount in cash, without interest and subject to withholding for applicable taxes, equal to the product of:

•	the number of shares of our common stock subject to such option, multiplied by
•	the excess, if any, of sixty cents over the exercise price per share of common stock subject to such option.

In the event that the exercise price of an option is equal to or greater than sixty cents per share of common stock, such option will be cancelled and have no further force and effect. Because no outstanding options currently have an exercise price less than the merger consideration of sixty cents per share, all of our outstanding options will be cancelled for no consideration.

Representations and Warranties

The merger agreement contains representations and warranties that we made to Parent and Merger Sub regarding, among other things:

•	corporate matters, including due organization, power and qualification;
•	our capitalization;
•	our subsidiaries;
•	authorization, execution, delivery and performance and the enforceability of the merger agreement;
•	the absence of conflicts with our or our subsidiaries’ organizational documents, with applicable law and with certain contracts, and the absence of creation of certain liens on our or our subsidiaries’ property or assets, in each case as a result of the delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	identification of required governmental filings and consents;
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•	the accuracy of information contained in registration statements, reports, forms, and other documents that we have filed with the U.S. Securities and Exchange Commission since January 1, 2012, and the compliance of our filings with applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles applied on a consistent basis;
•	maintenance and effectiveness of disclosure controls and procedures and internal control over financial reporting;
•	the absence of material liabilities, except for liabilities set forth on our December 31, 2014 balance sheet and liabilities incurred after December 31, 2014 in the ordinary course of business, incurred pursuant to certain specified contracts, or incurred in connection with the transactions contemplated by the merger agreement;
•	the absence of off-balance sheet arrangements;
•	compliance with related certification and reporting requirements under the Exchange Act and the Sarbanes-Oxley Act;
•	the absence of certain changes and events since December 31, 2014, including the absence of changes that have had or would reasonably be expected to have a Company Material Adverse Effect;
•	the filing of tax returns, status of unpaid taxes and other tax matters;
•	our intellectual property;
•	compliance with laws and orders;
•	permits;
•	litigation, governmental investigations or other legal proceedings;
•	the absence of undisclosed brokers’ fees;
•	the absence of undisclosed related-party transactions;
•	our employee benefits plans, employment law and labor matters;
•	our owned and leased real property and personal property;
•	environmental matters;
•	our material contracts;
•	the accuracy of information contained in this proxy statement;
•	receipt of an opinion from the Gordian Group, LLC, which, as of the date of the merger agreement, has not been withdrawn, revoked or modified; and
•	the amendment of our stockholder rights plan to exclude the merger and the other transactions contemplated by the merger agreement.

In addition, Parent and Merger Sub made representations and warranties to us regarding, among other things:

•	corporate matters, including due organization, power and qualification;
•	authorization, execution, delivery and performance and the enforceability of the merger agreement;
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•	the absence of conflicts with organizational documents, with applicable law and with certain contracts, and of creation of certain liens on the property or assets of Parent or Merger Sub, in each case as a result of the delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	identification of required governmental filings and consents;
•	the accuracy of information supplied for inclusion in this proxy statement;
•	Parent’s ability to finance the merger;
•	the solvency of Parent and the surviving corporation in the merger, after giving effect to the merger and the other transactions contemplated by the merger agreement;
•	litigation, governmental investigations or other legal proceedings;
•	compliance with laws and orders;
•	absence of ownership of Metalico common stock;
•	absence of any requirement for a vote or consent of any holders of capital stock of Parent in order to adopt the merger agreement or the merger or other transactions contemplated by the merger agreement; and
•	certain disclaimers relating to the due diligence investigation of Parent and Merger Sub in connection with the merger and the other transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by a Company Material Adverse Effect standard. Pursuant to the merger agreement, a “Company Material Adverse Effect” means, with respect to us, any event, occurrence, fact, condition or change that is or could reasonably be expected to result in, individually or in the aggregate, an effect that is materially adverse to (i) the business, results of operations, financial condition or assets of us and our subsidiaries, taken as a whole, or (ii) our ability to consummate the transactions contemplated by the merger agreement on a timely basis; except that, for the purposes of clause (i), a Company Material Adverse Effect will not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from:

•	changes generally affecting the economy or financial or securities markets, including changes generally affecting commodities markets which, for the avoidance of doubt, will not be taken into account in the consideration of whether there has been a Company Material Adverse Effect, except to the extent that such changes affect certain availability thresholds under our financing agreement with our Senior Secured Term Lender as modified by the forbearance agreement relating thereto;
•	the announcement of the transactions contemplated by the merger agreement;
•	any outbreak or escalation of war or any act of terrorism;
•	general conditions in the industry in which we or our subsidiaries operate;
•	changes in generally accepted accounting principles or any change in any applicable law;
•	any change in the market price or trading volume of Metalico common stock;
•	our failure to meet internal or analysts’ expectation or projections or our results of operations;
•	any action taken by us or any of our subsidiaries at the written direction of Parent or any action specifically required to be taken by us, whether by the terms of the merger agreement or otherwise, or our failure to take any action that we are specifically prohibited by the terms of the merger agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor;
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•	the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;
•	the existence of any litigation, in and of itself (but, for the avoidance of doubt, not the facts or circumstances underlying such litigation), arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the merger agreement or the transactions contemplated thereby; and
•	any default or event of default in connection with certain specified loans, credit facilities and our Series A and Series B Convertible Notes, except any default or event of default which results in acceleration of any obligation with respect to such debt, subject to certain caveats.

Additionally, any failure of the Company to meet the certain availability thresholds under our financing agreement with our Senior Secured Term Lender as modified by the forbearance agreement relating thereto, will be deemed to constitute a Company Material Adverse Effect.

This description of the representations and warranties is included to provide investors with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about us. The assertions embodied in the representations and warranties are qualified by information in a confidential disclosure letter that we provided to Parent in connection with signing the merger agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Covenants Relating to the Conduct of Our Business

From June 15, 2015, until the effective time of the merger, except as expressly contemplated by the merger agreement or as required by applicable law, or with the prior written consent of Parent (which Parent has agreed to not unreasonably withhold, condition or delay), we have agreed, and have agreed to cause our subsidiaries, to:

•	act and carry on our business in the ordinary course of business consistent with past practice in all material respects;
•	use all reasonable efforts to preserve substantially intact our and our subsidiaries’ business organization in all material respects;
•	use all reasonable efforts to keep available the services of our and our subsidiaries’ current officers and employees; and
•	use all reasonable efforts to preserve our and our subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other persons with whom we have business relationships.

We have also agreed that, subject to certain exceptions, from June 15, 2015 (or such other time as indicated in the merger agreement), until the effective time of the merger, we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of Parent (which Parent has agreed to not unreasonably withhold, condition or delay):

•	amend or propose to amend our or our subsidiaries’ certificate of incorporation or bylaws or other organizational documents;
•	split, combine or reclassify, or repurchase, redeem or otherwise acquire (or offer to repurchase, redeem or otherwise acquire) our or our subsidiaries’ securities;
•	declare, set aside or pay any dividend or distribution in respect of, or enter into any contract with respect to the voting of, any shares of our or our subsidiaries’ capital stock, other than dividends from a wholly owned subsidiary;
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•	issue, sell, pledge, dispose of or encumber any of our or our subsidiaries’ securities, other than issuances relating to the exercise or conversion of certain of our equity awards, warrants and convertible notes outstanding as of June 15, 2015;
•	subject any of our or our subsidiaries’ property or assets, whether intangible or tangible, to any liens, other than as permitted by the merger agreement;
•	make certain changes to the compensation payable to, or other terms of employment or service of, our directors, officers or employees, or promote or terminate any officers or employees, except as required by applicable law or by any plan or contract in effect as of June 15, 2015, and in the ordinary course of business consistent with past practice;
•	establish, adopt, enter into, amend or terminate any employee benefit plans, except as required by applicable law or by any plan or contract in effect as of June 15, 2015, and in the ordinary course of business consistent with past practice;
•	acquire any business or entity or make any loans, advances (other than loans or advances to customers or suppliers in the ordinary course of business consistent with past practice in all material respects) or capital contributions to or investments in any entity in excess of $350,000 in the aggregate;
•	transfer, license, sell, lease or otherwise dispose of any assets, other than obsolete equipment or assets being replaced, or inventory, in each case in the ordinary course of business consistent with past practice (with certain enumerated exceptions);
•	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•	repurchase, prepay or incur any indebtedness for borrowed money or guarantee any indebtedness of another person;
•	issue or sell any debt securities, or guarantee any debt securities of another person, or enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any wholly owned subsidiary), or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice and short-term borrowing incurred in the ordinary course of business consistent with past practice not in excess of $100,000 in aggregate (and subject to other certain specified exceptions);
•	enter into or amend or modify in any material respect, or consent to the early termination of, any material contact or any lease with respect to our material owned or leased real estate;
•	institute, settle or compromise any legal actions pending or threatened before any arbitrator, court or other governmental entity involving the payment of monetary damages by us or any of our subsidiaries of any amount exceeding $350,000 in the aggregate, subject to certain specified exceptions;
•	make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in generally accepted accounting principles or applicable law;
•	except as required by a final determination of a taxing authority (and subject to certain notification obligations to Parent), make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, amend any material tax return or file claims for material tax refunds, enter into any material closing agreement or surrender any right to claim a material tax refund, or take certain other specified actions with respect to taxes affecting us or our subsidiaries;
•	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;
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•	abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to our material intellectual property, other than in the ordinary course of business consistent with past practice;
•	incur merger-related transaction expenses in an aggregate amount greater than $1,250,000;
•	authorize or make any capital expenditures outside of the ordinary course of business in excess of $350,000 in the aggregate;
•	enter into any contract containing “most favored nation” price protection or similar provisions, which, for the avoidance of doubt, will not include the renewal of any contract entered into by us prior to the date of the merger agreement (subject to certain specified exceptions);
•	fail to maintain in full force and effect insurance policies covering us and our subsidiaries and our and their respective properties, assets and businesses in a form and amount consistent with past practice;
•	except to the extent required by applicable law, take any action that could reasonably be expected to result in:
•	any of our representations or warranties set forth in the merger agreement (i) that is qualified as to materiality or Company Material Adverse Effect becoming untrue or inaccurate in any material respect or (ii) that is not so qualified becoming untrue or inaccurate in any material respect, or
•	any of the conditions described under “Conditions to the Merger” below not being satisfied;
•	settle or compromise any legal action that will result in remediation or cleanup at any of our owned or leased real estate or property owned by another person, or that will result in the installation of a deed restriction on any of our owned or leased real estate; or
•	agree or commit to do any of the foregoing.

No Solicitation

The merger agreement provides that neither we nor any of our subsidiaries may, directly or indirectly, solicit or knowingly take any action to facilitate the submission of any takeover proposal. Subject to certain exceptions, neither we nor any of our subsidiaries may:

•	engage in any discussions or negotiations with, disclose any non-public information relating to us and our subsidiaries or grant access to our books and records or those of our subsidiaries, to any third party that is seeking to ma or has made a takeover proposal;
•	knowingly assist or encourage any third party that is seeking to make a takeover proposal;
•	amend or grant any waiver or release under any standstill or similar agreement; provided that if our board determines in good faith that the failure to take such action would reasonably be expected to cause our board to breach its fiduciary duties under applicable Law, we may waive any standstill or similar provision to the extent necessary to permit a person or entity to make, on a confidential basis to our board, a takeover proposal; or
•	enter into any agreement in principle, letter of intent, term sheet or acquisition agreement in connection with a takeover proposal.

In connection with the foregoing, neither our board nor any committee thereof may:

•	withdraw, modify or materially qualify, in a manner adverse to Parent or Merger Sub, the board’s recommendation, as set forth in this proxy statement, to our stockholders to vote in favor of the proposal to adopt the merger agreement;
•	recommend the adoption of an alternate takeover proposal;
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•	fail to recommend against acceptance of any tender offer or exchange offer for the shares of our common stock within ten (10) business days after the commencement of such offer; and
•	make any public statement inconsistent with the board’s recommendation, as set forth in this proxy statement, to our stockholders to vote in favor of the proposal to adopt the merger.

Notwithstanding the foregoing restrictions, at any time prior to obtaining stockholder approval of the merger, in response to a bona fide takeover proposal that our board determines in good faith (after consultation with outside legal and financial advisors) constitutes or would reasonably be expected to result in a superior proposal, and provided that such proposal did not result from a material breach of the “no solicitation” provisions of the merger agreement described above, we may, subject to certain conditions:

•	furnish information with respect to us and our subsidiaries to the person or entity making such takeover proposal, provided that all such information has previously been made available to Parent or is made available to Parent prior to or concurrently with the time it is provided to such person or entity, and
•	participate in discussions or negotiations with the person or entity making such takeover proposal, if and only to the extent that we have entered into an acceptable confidentiality agreement with such person or entity, provided, however, that in each such case, Parent will be given notice within 24 hours of receipt of any such proposal and will be given matching rights with respect to any such superior proposal.

Additionally, at any time prior to obtaining stockholder approval of the merger, in response to a superior proposal or a material intervening event, our board may, among other actions, withdraw or materially modify its recommendation contained in this proxy statement to adopt the merger agreement or recommend the adoption of an alternative takeover proposal, if our board concludes in good faith (after consultation with outside legal and financial advisors) that the failure to take such action would reasonably be expected to cause our board to breach its fiduciary duties under applicable law.

Stockholders Meeting

Subject to the provisions described under “No Solicitation” above, the merger agreement requires:

•	us, as soon as reasonably practicable, to take all action necessary to duly call, give notice of, convene and hold a meeting of our stockholders to adopt the merger agreement, and
•	our board to recommend adoption of the merger agreement by our stockholders and include such recommendation in this proxy statement; and
•	us to use all reasonable efforts to solicit from our stockholders proxies and obtain adoption of the merger agreement by our stockholders.

Indemnification and Insurance

The merger agreement provides that all rights to indemnification, advancement and exculpation existing as of June 15, 2015, in favor of our current and former directors and officers, as provided in our charter documents or certain specified contracts, will be assumed by the surviving corporation and will remain in full force and effect in accordance with their terms. Following the effective time of the merger and for the latest of (i) six (6) years after the Effective Time, (ii) the expiration of the applicable statute of limitations, and (iii) final resolution of any pending claims for which indemnification and expense advancement are applicable, Parent and the surviving corporation will indemnify, to the fullest extent permitted under applicable law, our current and former directors and officers with respect to all acts or omissions by them in their capacities as our directors or officers at any time prior to the effective time of the merger, and will advance, subject to certain conditions, and reimburse to such persons certain costs and expenses incurred in connection with the investigation and defense of related legal claims.

In addition, with respect to claims for wrongful acts which occurred before or at the effective time of the merger (including in connection with the transactions contemplated by the merger agreement), Parent has agreed to cause the surviving corporation to maintain in effect, for no less than six years after the merger, our current directors

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and officers liability insurance policy (provided that the surviving corporation may substitute policies containing materially the same coverage, amounts and key terms and conditions that are not less advantageous to our directors and officers than our current policy), or obtain prior to the expiration of our existing policy, a “run-off” or “tail policy” with a claims period of six years from the effective time of the merger, with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to our directors and officers than our current policy with respect to similar claims. However, if the total premiums of such insurance coverage exceed $249,000, Parent and the surviving corporation will not be required to pay the excess, and will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Benefit Arrangements

Parent has agreed that it will cause the surviving corporation and each of its subsidiaries to provide all of our employees who remain employed immediately after the effective time of the merger, which we refer to in this proxy statement as continuing employees, with base salary, target bonus opportunities (excluding equity-based compensation) and employee benefits that are, in the aggregate, substantially similar to and no less favorable than those provided by us and our subsidiaries on June 15, 2015. Parent has agreed to cause any employee benefit plan, if any, maintained by Parent or any of its affiliates in which any employee of Metalico or its subsidiaries will participate, to recognize prior service with us for purposes of eligibility and vesting under Parent’s employee benefits plans. In addition, with respect to any “welfare benefit plan” (as defined in Section 3(1) of ERISA) of Parent, Parent has agreed to cause to be waived any limitations on benefits relating to pre-existing conditions or eligibility limitations for continuing employees, and to give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, continuing employees under similar plans maintained by us or any of our subsidiaries.

Parent has agreed to assume sponsorship of our current employee benefit plans, and for a period beginning on the effective date of the merger until the one year anniversary thereof, Parent will maintain employee benefits pursuant to such plans that are, in the aggregate, substantially similar to and no less favorable than employee benefits provided pursuant to such plans immediately prior to the effective time of the merger.

Agreement to Take Further Action and to Use Commercially Reasonable Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use, and to cause its subsidiaries to use, reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including:

•	to make appropriate filings and obtain government clearances or approvals required under applicable law; and
•	to obtain required third-party consents.

Except the filing of a certificate of merger with the Secretary of State of the State of Delaware on or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger. See “Regulatory Matters” above.

In the event of any governmental action or proceeding challenging the merger, we, Parent and Merger Sub will cooperate and use reasonable efforts to contest any such action or proceeding, and Parent and Merger Sub will each use its reasonable efforts to defend, challenge and contest any such action or proceeding, including any appeals therefrom. However, none of Parent, Merger Sub or any of their subsidiaries will be required to agree to or take any actions with respect to any requirement to dispose of any assets, business or portion of the business of the surviving corporation, restrict or otherwise change the assets or business of the surviving corporation, or otherwise impose any restriction on the operation of the business of the surviving corporation.

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Conditions to the Merger

Our and Parent’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	our stockholders must have adopted the merger agreement;
•	the absence of any law or order (whether temporary, preliminary or permanent) by a governmental entity making illegal, enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement; and
•	the receipt of any required governmental consents (although we currently contemplate that there will be no such required consents).

In addition, the obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	our representations and warranties in the merger agreement must be true and correct in all respects when made and as of immediately prior to the effective time of the merger or as of a particular date, in the case of representations and warranties that are made as of a particular date, except (other than for certain fundamental representations and warranties) where the failure to be true and correct, without giving effect to any materiality qualifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined under “Representations and Warranties” above);
•	certain fundamental representations and warranties made by us in the merger agreement must be true and correct in all respects when made and as of immediately prior to the effective time of the merger or as of a particular date, in the case of representations and warranties made as of a particular date, except, in certain cases, for de minimis inaccuracies;
•	receipt of an officer’s certificate certifying as to the satisfaction of the two conditions described immediately above;
•	we must have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by us under the merger agreement;
•	our chief executive officer, Carlos E. Agüero, must have entered into a new employment agreement with us (which requirement has already been deemed to be satisfied), the terms of which are described under “THE MERGER—Interest of Certain Persons in the Merger—Employment Agreement of Carlos E. Agüero” below;
•	no more than 15% of the holders of Metalico common stock will have asserted the appraisal rights under Section 262 of the DGCL described under the heading “Appraisal Rights” below;
•	we must have received payoff letters relating to the prepayment and release of liens with respect to certain specified loans in connection with the consummation of the merger; and
•	we must have delivered to Parent, at least three business days prior to the effective time of the merger, resignation letters and liability releases (which will exclude certain types of matters related to claims for indemnification) from all of our existing directors, which letters will be effective as of the effective time of the merger.
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In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Parent and Merger Sub in the merger agreement must be true and correct in all respects (without giving effect to any materiality qualifications) when made and as of immediately prior to the effective time of the merger (or as of a particular date, in the case of representations and warranties that are made as of a particular date) except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the merger agreement;
•	Parent and Merger Sub must have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the merger agreement; and
•	receipt of an officer’s certificate certifying as to the satisfaction of the two conditions described immediately above.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by the mutual written consent of us, Parent and Merger Sub;
•	by either us or Parent upon written notice to the other party if:
•	the merger has not been consummated by September 21, 2015 (referred to herein as the “End Date”), provided that such right to terminate shall not be available to either party if that party’s breach of the merger agreement has been the cause of, or resulted in, the failure of the merger agreement to be consummated on or before such date;
•	we become subject to any order or law making illegal, permanently enjoining or otherwise permanently prohibiting the merger or the other transactions contemplated by the merger agreement, provided that we, Parent and Merger Sub have cooperated in all reasonable respects and Parent and Merger Sub have used reasonable efforts to contest and resist any such action or proceeding and to have vacated any order that prevents consummation of the transactions contemplated by the merger agreement, and provided further that such governmental action was not the result of any breach by the party seeking to terminate the merger agreement; or
•	the required vote of our stockholders to adopt the merger agreement is not obtained at the meeting of our stockholders where such vote is taken (including any adjournment or postponement thereof);
•	by Parent, if:
•	our board withdraws, modifies or materially qualifies, in a manner adverse to Parent or Merger Sub, the board’s recommendation, as set forth in this proxy statement, to our stockholders to vote in favor of the proposal to adopt the merger agreement, or recommends the adoption of an alternate takeover proposal, or fails to recommend against acceptance of any tender offer or exchange offer for the shares of our common stock within ten (10) business days after the commencement of such offer, or makes any public statement inconsistent with the board’s recommendation, as set forth in this proxy statement, to our stockholders to vote in favor of the proposal to adopt the merger (any of the foregoing actions are referred to herein as a “Company Adverse Recommendation Change”);
•	the Company enters into, or publicly announces its intention to enter into a “Company Acquisition Agreement” (as defined in the merger agreement), which is any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any takeover proposal;
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•	we breach or fail to perform in any material respect any of the covenants and agreements contained in the “no solicitation” provisions of the merger agreement;
•	our board fails to reaffirm its recommendation as set forth in this proxy statement within ten business days after the date any takeover proposal is first publicly disclosed by us;
•	a tender offer or exchange offer relating to our common stock will have been commenced by a third party and we will not have sent to our stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after such tender offer or exchange offer is first published, a statement reaffirming our board’s recommendation, as set forth in this proxy statement, and recommending that stockholders reject such tender or exchange offer;
•	we breach any representation, warranty, covenant or agreement in the merger agreement such that the conditions to the obligations of Parent and Merger Sub to effect the merger described under “Conditions to the Merger” above would not be satisfied by September 21, 2015, and Parent has given us at least 10 days’ written notice and the opportunity to cure such breach prior to September 21, 2015;
•	an acceleration of any obligation or demand of immediate payment of any obligation under certain specified loans, credit facilities and our convertible notes, subject to certain caveats, has occurred; or
•	a Company Material Adverse Effect (as defined under the heading “Representations and Warranties” above) has occurred.
•	by us, if:
•	prior to the adoption of the merger agreement by our stockholders, our board of directors authorizes us, in compliance in all material respects with the “no solicitation” provisions of the merger agreement, to enter into an agreement or contract (other than certain confidentiality agreements) relating to a takeover proposal, provided that we pay to Parent the termination fee described below and substantially concurrently enter into the such agreement or contract;
•	Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the merger agreement such that the conditions to our obligations to effect the merger described under “Conditions to the Merger” above would not be satisfied by September 21, 2015, and we have given Parent at least 10 days’ written notice and the opportunity to cure such breach prior to September 21, 2015; or
•	Parent has not deposited (i) the escrow funds with the escrow agent, (ii) the payment funds, less the escrow funds, into the U.S. branch of Maybank Banking Berhad, or (iii) the payment funds with the exchange agent, in each case within the timeframes described under the “Escrow” and “Payment Procedures” sections above, as applicable.

Termination Fee

In general, all fees and expenses incurred by a party to the merger agreement will be paid by the party incurring such fees and expenses, provided that, if the merger agreement is terminated in certain circumstances described below, we will be required to pay to Parent a termination fee of $2,245,930 in cash.

The merger agreement obligates us to pay a termination fee to Parent of $2,245,930 if:

•	the merger agreement is terminated by Parent because:
•	a Company Adverse Recommendation Change (as defined above) has occurred; (ii) the Company has entered into or publicly announced its intention to enter into an acquisition agreement with a third party; (iii) the Company breached or failed to perform in any material respect certain covenants detailed in the merger agreement; (iv) the Company’s board of directors fails to reaffirm the
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Company’s board recommendation within ten (10) business days after the date any takeover proposal is first publicly disclosed; (v) a tender offer or exchange offer relating to the Company common stock shall have been commenced by a third party unaffiliated with Parent, and the Company has not sent to its stockholders pursuant to Rule 14e-2 under the Securities Act a statement reaffirming the Company board recommendation and recommending that stockholders reject such tender or exchange offer; or (vi) the Company or the Company board of directors shall publicly announce its intentions to do any of actions specified above; or

•	the Company has breached the agreement, and as such the conditions of closing of the merger cannot be satisfied, and such breach is incapable of being cured by September 21, 2015, provided that Parent has given the Company the requisite notice stating (i) Parent’s intention to terminate the merger agreement and (ii) that the Company may cure such breach before September 21, 2015, but only to the extent the Company reasonably believes that such breach is capable of being cured; provided further that the termination fee is only payable to Parent, if prior to such termination there is a takeover proposal, our stockholders shall not have adopted the merger agreement and the Company enters into a definitive agreement with a third party or consummating a transaction within twelve (12) months of such termination.
•	the merger agreement is terminated by Parent or us because:
•	the merger has not been consummated on or before September 21, 2015, provided that the termination fee is only payable to Parent, if prior to such termination, there is a takeover proposal, which is publicly disclosed and not withdrawn, our stockholders shall have not adopted the merger agreement and the Company enters into a definitive agreement with a third party or consummating a transaction within twelve (12) months of such termination.
•	the stockholders of the Company fail to adopt the merger agreement at a duly convened stockholder’s meeting, provided that the termination fee is only payable to Parent, if prior to such termination, there is a takeover proposal, which is publicly disclosed and not withdrawn, and the Company enters into a definitive agreement with a third party or consummating a transaction within twelve (12) months of such termination.
•	the merger agreement is terminated by us prior to the adoption of the merger agreement by our stockholders, to enter into an agreement or contract (other than certain confidentiality agreements) relating to a takeover proposal in compliance with the “no solicitation” provisions of the merger agreement.

Notwithstanding the foregoing, Parent is responsible for expenses and filing fees payable to any governmental entity in connection with the consummation of the transactions contemplated by the merger agreement.

Amendment and Waiver

The parties may amend the merger agreement at any time before or after our stockholders adopt the merger agreement. However, after our stockholder approval has been obtained, the parties may not amend the merger agreement without obtaining further approval by our stockholders if, by law, such amendment would require further stockholder approval. The merger agreement also provides that, at any time prior to the effective time of the merger, the parties may extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith or, unless prohibited by applicable law, waive compliance with any of the covenants, agreements or conditions contained in the merger agreement.

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Other Significant Provisions

Neither we nor Parent will issue or cause the publication of any press release or other public announcement with respect to the merger or any other transaction contemplated by the merger agreement without the prior consent of the other party, unless required by law or by any stock market regulations.

We and Parent have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, which remedy will be in addition to any other remedy to which a party is already entitled at law or in equity.

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VOTING AGREEMENT

The following is a summary of the material terms of a voting agreement entered into in connection with the execution of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of such agreement, a copy of which is included as Annex B to this proxy statement. You should carefully read the complete text of the voting agreement.

Voting

In connection with the execution of the merger agreement, Carlos E. Agüero, our president, chief executive officer and the chairman of our board of directors, in his capacity as the holder of 5,240,957 shares of Metalico common stock representing approximately 7.1% of the shares outstanding as of that date, has entered into a voting agreement with Parent and the Company, dated as of June 15, 2015, pursuant to which he agreed to vote his shares in favor of the adoption of the merger agreement and against any takeover proposals with a party other than Parent, and against other actions or proposals that would reasonably be expected to result in a breach of the merger agreement or impede the timely consummation of the merger. Mr. Agüero also granted Parent a proxy and appointed Parent as attorney-in-fact with respect to his shares at the stockholders meeting. The voting agreement also contains certain restrictions on Mr. Agüero’s ability to transfer his shares of Metalico common stock during the term thereof.

The voting agreement provides that Mr. Agüero signed the voting agreement solely in his capacity as a stockholder of our Company. Nothing in the voting agreement will in any way be deemed to impose any obligation, restriction, limitation or liability on Mr. Agüero in any other manner or capacity, including in any capacity as an officer, director, employee, agent or representative of our Company.

Termination

The voting agreement automatically terminates upon the earliest to occur of (i) the effective time of the merger, (ii) the date of a termination of the merger agreement in accordance with its terms or (iii) the date of any change by our board of directors in its recommendation with respect to the merger, as described as an “adverse recommendation change” under “PROPOSAL 1—THE MERGER AGREEMENT—No Solicitation” above.

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EXCHANGE AGREEMENTS

The following is a summary of the material terms of a series of exchange agreements entered into with the holders of our Series A Convertible Notes and our Series B Convertible Notes in connection with the execution of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of such agreements, a copy of the form of which has been previously provided as an exhibit to our Form 8-K filed with the U.S. Securities and Exchange Commission on June 16, 2015. You should carefully read the complete text of the form of exchange agreement.

Exchange Agreement

On June 15, 2015, we entered into a series of exchange agreements with the holders of our Series A Convertible Notes and Series B Convertible Notes. Pursuant to the terms of the exchange agreements, the holders of the Series A Convertible Notes agreed that upon the closing of the merger they would be repaid for the outstanding face amount of the principal, plus accrued and unpaid interest, of the Series A Convertible Notes, through the closing date of the merger. The holders agreed to waive any premiums or penalties due on such notes.

In addition, except as described below, the holders of the Series B Convertible Notes agreed to be repaid the greater of (a) 115% of the outstanding principal and accrued and unpaid interest through the closing date of the merger on the Series B Convertible Notes and (b) the quotient of (x) the product of the same outstanding principal and accrued and unpaid interest on the Series B Convertible Notes and the per share consideration in the merger divided by (y) $0.3979. Certain holders of the Series B Convertible Notes agreed, in lieu of the consideration set forth in the previous sentence, to receive an aggregate of 4,000,000 shares of Metalico’s common stock (which stock will receive the merger consideration per share and will reduce the outstanding debt of the Company) and a cash payment of $450,000 plus accrued and unpaid interest through the closing date of the merger on their Series B Convertible Notes. Pursuant to the exchange agreements, the holders have agreed to vote any shares of Metalico’s common stock held by the holders as of the record date in favor of the adoption of the merger agreement.

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APPRAISAL RIGHTS

If the merger agreement is adopted by our stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Metalico common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock of Metalico held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Metalico common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.

Under Section 262, holders of shares of common stock of Metalico who do not vote in favor of the proposal to adopt the merger agreement, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Metalico common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Metalico’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of Metalico common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Metalico believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Metalico common stock must do ALL of the following:

•	The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy received that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement or abstain;
•	The stockholder must deliver to Metalico a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;
•	The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and
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•	The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any holder of shares of Metalico common stock wishing to exercise appraisal rights must deliver to Metalico, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of Metalico common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. A failure to vote against the proposal to adopt the merger agreement will not waive the stockholder’s appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Metalico’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Metalico common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Metalico common stock should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificates and must reasonably inform Metalico of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds shares as nominee for several beneficial owners, may exercise appraisal rights with respect to shares of common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of common stock as to which appraisal is sought and where no number of shares of common stock is expressly mentioned the demand will be presumed to cover all shares of common stock which are held in the name of the record owner.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

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All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

METALICO, INC.

186 North Avenue East

Cranford, New Jersey 07016

Attention: Corporate Secretary

Any holder of Metalico common stock who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Metalico a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of Metalico common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of Metalico common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Metalico common stock. Accordingly, any holders of Metalico common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Metalico common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Metalico common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of Metalico common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Metalico has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Metalico common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who

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demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

After determining the holders of Metalico common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Metalico common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Metalico nor Parent anticipates offering more than the per share merger consideration to any stockholder of Metalico exercising appraisal rights, and each of Metalico and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Metalico common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will terminate. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of Metalico common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Metalico common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

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From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the Metalico common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Metalico common stock, if any, payable to our stockholders of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will terminate. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court. However, notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

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PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting

In the event that the number of shares of Metalico common stock present in person and represented by proxy on the adjournment proposal at the special meeting and voting “FOR” the adoption of the merger agreement is insufficient to adopt the merger agreement, we may move to adjourn the special meeting in order to enable our board to solicit additional proxies in favor of the adoption of the merger agreement. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement. In addition, pursuant to our bylaws the chairman of the special meeting has the authority to adjourn the special meeting without approval of the stockholders. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting to a later date, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon present in person or represented by proxy, provided that a quorum is present.

Assuming a quorum is present, (1) a stockholder’s failure to submit a proxy card or to vote in person at the special meeting or (2) a broker non-vote will have no effect on the outcome of the voting with respect to the adjournment proposal. An abstention from voting on the adjournment proposal will have the same effect as a vote against the adjournment proposal.

Our board unanimously recommends that you vote “FOR” this proposal.

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FINANCIAL INFORMATION

Financial Statements

Our audited Consolidated Statements of Operations for the years ended, December 31, 2014, 2013 and, 2012 and our Consolidated Balance Sheets as of December 31, 2104 and 2013 are contained in our Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference into this proxy statement. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 is also incorporated by reference into this proxy statement and, among other information, contains our unaudited financial statements for the quarterly period ended March 31, 2015. See the section entitled “Incorporation by Reference” beginning on page 81 of this proxy statement.

Summary Financial Information

The following summary consolidated financial information for each of the past three years is derived from the Company’s audited consolidated financial statements. The following summary consolidated financial information for the three month period ended March 31, 2015 is derived from the Company’s unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the operating results for the periods. You should read the summary financial information presented below along with the consolidated financial statements and unaudited consolidated financial statements and related notes thereto that are in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated by reference in this proxy statement. See the section entitled “Incorporation by Reference” beginning on page 81 of this proxy statement.

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2012	2013	2014	2015
Consolidated Statement of Operations Data:				(unaudited)
($ thousands, except per share data)
Revenue	$507,230	$457,184	$476,037	$75,888
Operating costs and expenses	529,353	501,655	490,741	84,832
Operating loss	(22,123)	(44,471)	(14,704)	(8,944)
Income tax (benefit) expense	(8,514)	(14,841)	1,159	154
Income (loss) from continuing operations	(17,848)	(38,429)	(41,241)	(10,878)
Net loss	(13,111)	(34,816)	(44,385)	(10,878)

(Loss) earnings per common share:
Basic and diluted:
(Loss) income from continuing operations	$(0.38)	$(0.80)	$(0.80)	$(0.15)
Discontinued operations, net	0.10	0.07	(0.08)	—
Net (loss) income	$(0.28)	$(0.73)	$(0.88)	$(0.15)

	December 31,		March 31
	2013	2014	2015
Consolidated Balance Sheet Information:			(unaudited)
($ thousands)
Total current assets	$153,750	$98,362	$73,525
Property & equipment, net	85,471	81,620	80,158
Total assets	301,013	218,344	191,458
Total current liabilities	28,516	20,922	74,570
Long-term debt less current portion	121,091	72,869	5,069
Total liabilities	152,781	100,643	83,131
Total Metalico Inc. and Subsidiaries Shareholders’ Equity	147,179	117,701	108,327
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MARKET PRICE AND DIVIDEND DATA

Our common stock is listed on NYSE MKT under the symbol “MEA.” The table below shows, for the periods indicated, the high and low closing sales prices for shares of our common stock as reported by NYSE MKT.

	High	Low
Year Ended December 31, 2013
First Quarter	$2.17	$1.61
Second Quarter	1.78	1.20
Third Quarter	1.49	1.23
Fourth Quarter	2.07	1.43
Year Ended December 31, 2014
First Quarter	2.56	1.61
Second Quarter	1.72	1.12
Third Quarter	1.56	1.10
Fourth Quarter	1.05	0.31
Year Ending December 31, 2015
First Quarter	0.77	0.26
Second Quarter	0.56	0.30

The following table sets forth the closing sales price per share of Metalico common stock, as reported on NYSE MKT on June 15, 2015, the last full trading day before the public announcement of the proposed merger, and July 24, 2015, the latest practicable date before the filing of this proxy statement:

June 15, 2015	$0.38
July 24, 2015	$0.49

We have never declared or paid dividends on Metalico common stock.

If the merger is consummated, our common stock will be delisted from NYSE MKT, there will be no further public market for shares of our common stock and each share of our common stock will be converted into the right to receive sixty cents in cash, without interest.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of Metalico common stock as of July 24, 2015 for (i) each person known by us to beneficially own more than 5.0% of Metalico common stock, (ii) each of our directors and each of our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation” of our Form 10-K for the fiscal year ended December 31, 2014, and (iii) all of our directors and executive officers as a group. The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership is based on 73,692,936 shares of Common Stock outstanding as of July 24, 2015. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes any shares over which a person possesses sole or shared voting or investment power. Except as otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Metalico common stock beneficially owned by them. In calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Metalico common stock subject to warrants and options held by that person that are exercisable as of the date of this table, or will become exercisable within sixty (60) days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of calculating percentage ownership of any other person. Unless otherwise stated, the address of each person in the table is c/o Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016. Beneficial ownership representing less than 1.0% of the outstanding shares of Metalico common stock is denoted with an ‘‘*.’’

Name and Address of Beneficial Owner	Number of Shares(1)		Percent of Outstanding Common Stock(2)
5.0% Stockholders(3)
Corre Partners Management, LLC	8,179,006	(4)	9.9%
1370 Ave. of the Americas, 29th Floor
New York, NY 10019
Oaktree Capital Management, L.P.	7,760,973	(5)	9.9%
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Adam Weitsman	6,816,136	(6)	9.2%
145 Chalburn Road
Vestal, NY 13850
Hudson Bay Master Fund Ltd.	5,343,559	(7)	6.8%
777 Third Ave, 30th Floor
New York, NY 10017
TPG Specialty Lending, Inc.	3,810,146	(8)	4.9%
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Directors and Executive Officers
Carlos E. Agüero, Director and Chairman, President and Chief Executive Officer	5,285,957	(9)	7.2%
Michael J. Drury, Director and Executive Vice President and Chief Operating Officer	278,835	(10)	*
Bret R. Maxwell, Director	183,722	(11)	*
Paul A. Garrett, Director	94,166	(12)	*
Sean P. Duffy, Director	54,000	(13)	*
Cary M. Grossman, Director	7,692	(14)	*
Arnold S. Graber, Executive Vice President, General Counsel and Secretary	100,771	(15)	*
Kevin Whalen, Senior Vice President and Chief Financial Officer	62,239	(16)	*
Eric W. Finlayson, Senior Vice President, Treasurer and Director of Risk Management	90,200	(17)	*

Executive Officers and Directors as a group (9 persons)	6,157,582		8.3%
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___________

(1)	Includes shares of stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power.
(2)	Assumes all vested options are exercised with respect to such holder.
(3)	Carlos E. Agüero, our board chairman, president and chief executive officer, is also a 5.0% stockholder.
(4)	Includes 8,179,006, shares issuable upon the conversion of our Series A Convertible Notes or our Series B Convertible Notes. Information is based on information provided to us and Amendment No. 1 to a Schedule 13G filed on February 10, 2015 by Corre Partners Management, LLC, which states that Corre Partners Management, LLC, Corre Partners Advisors, LLC, John Barrett and Eric Soderlund (“Corre Management”) have shared voting and dispositive power over such shares. Corre Management is deemed the beneficial owner of such shares as a result of acting as an investment advisor. Beneficial ownership has been determined after giving effect to provisions in certain convertible notes (the “Convertible Notes”) which limit the conversion of the Convertible Notes, as described below. The aggregate number of shares into which the Series A Notes and Series B Notes are convertible is 8,519,841, however, the number of shares into which the Series A Notes and Series B Notes are convertible is limited to the number of shares that does not exceed 9.99% of the total outstanding shares. Accordingly, the portion of the Series A Notes and Series B Notes that would exceed such amount are not currently convertible into shares.
(5)	Includes (i) 3,766,505 shares held by investment funds for which Oaktree Capital Management, L.P. is a common ultimate controlling entity, and (ii) 3,994,468 shares issuable upon the conversion of Series A Convertible Notes or Series B Convertible Notes. Information is based on information provided to us and a Schedule 13G filed on February 17, 2015 by Oaktree Capital Management, L.P., which states that Oaktree Capital Management, L.P., Oaktree Holdings, Inc., Oaktree Capital Group, LLC, and Oaktree Capital Group Holdings GP, LLC have shared voting and dispositive power over such shares and may each be deemed the beneficial owner of such shares. Beneficial ownership has been determined after giving effect to certain provisions in the Convertible Notes which limit the conversion of the Convertible Notes as described below. The aggregate number of shares into which the Series A Notes and Series B Notes are convertible is 5,892,589, however, that number is limited to the number of shares that, together with all other shares beneficially owned by the holder, does not exceed 9.99% of the total outstanding shares. Accordingly, the portion of the Series A Notes and Series B Notes that would exceed such amount are not currently convertible into shares.
(6)	Information is based on Amendment No. 4 to Schedule 13D filed by the holder with the SEC on May 28, 2015.
(7)	Includes 5,343,559 shares issuable upon exercise of Series A Notes and Series B Notes. Information is based on information provided to us and a Schedule 13G filed on February 10, 2015. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.
(8)	Consists of 3,810,146 shares that may be acquired upon exercise of a warrant (the “Lender Warrant”) held by TPG Specialty Lending, Inc. (“TSL”). Information is based on a Schedule 13D filed on November 17, 2014. TSL Advisers, LLC, a Delaware limited liability company (“TSL Advisers”) acts as investment adviser and administrator to TSL, which has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The business and affairs of TSL Advisers are managed by its board of managers, whose sole members are Messrs. David Bonderman, James G. Coulter and Alan Waxman. TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”) is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings II, L.P., a Delaware limited partnership (“Holdings II”), which is the general partner of TPG Holdings II Sub, L.P., a Delaware limited partnership (“Holdings II Sub”), which is a member of TSL Advisers. Because of the relationship between Holdings II Sub and TSL Advisers, Group Advisors may be deemed to beneficially own the shares of Metalico common stock that may be acquired upon exercise of the Lender Warrant by TSL. Tarrant Capital Advisors, Inc., a Delaware corporation (“Tarrant Capital”) is the sole stockholder of Tarrant Advisors, Inc., a Texas corporation (“Tarrant”), which is the general partner of TSL Equity Partners, L.P., a Delaware limited partnership (“Equity Partners”), which is a member of TSL Advisers. Because of the investment by Equity Partners in TSL Advisers, Tarrant Capital may be deemed to beneficially own the shares of Metalico common stock that may be acquired upon exercise of the Lender Warrant by TSL. Messrs. Bonderman and Coulter are officers and sole stockholders of each of Tarrant Capital and Group Advisors. Because of the relationship of Messrs. Bonderman and Coulter to Tarrant Capital and Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the shares of Metalico common stock that may be acquired upon exercise of the Lender Warrant by TSL. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares of Metalico common stock that may be acquired upon exercise of the Lender Warrant by TSL except to the extent of their pecuniary interest therein. Because Mr. Waxman is a member of the board of managers of TSL Advisers, he may be deemed to beneficially own the shares of Metalico common stock that may be acquired upon exercise of the Lender Warrant by TSL. Mr. Waxman disclaims beneficial ownership of the shares of Metalico common stock that may be acquired upon exercise of the Lender Warrant by TSL except to the extent of his pecuniary interest therein. The address of each of TSL, Group Advisors, Tarrant Capital and Messrs. Bonderman, Coulter and Waxman is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(9)	Includes 50,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 5,000 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Agüero holds no options that are not exercisable within 60 days of July 24, 2015.
(10)	Includes 50,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 7,500 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Drury holds no options that are not exercisable within 60 days of July 24, 2015.
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(11)	Includes 30,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 2,000 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Maxwell holds no options that are not exercisable within 60 days of July 24, 2015.
(12)	Includes 30,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 2,000 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Garrett holds no options that are not exercisable within 60 days of July 24, 2015.
(13)	Includes 30,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 2,000 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Duffy holds no options that are not exercisable within 60 days of July 24, 2015.
(14)	Excludes 15,385 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated.
(15)	Includes 30,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 2,500 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Graber holds no options that are not exercisable within 60 days of July 24, 2015.
(16)	Includes 30,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 3,500 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Whalen holds no options that are not exercisable within 60 days of July 24, 2015.
(17)	Includes 30,000 shares issuable upon the exercise of options that are immediately exercisable. Excludes 2,500 shares of deferred stock that will not vest within 60 days of July 24, 2015, unless the transactions contemplated by the merger agreement are consummated. Mr. Finlayson holds no options that are not exercisable within 60 days of July 24, 2015.
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FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we expect to hold our 2015 annual meeting of stockholders. As previously disclosed in our Form 8-K filed with the U.S. Securities and Exchange Commission on March 3, 2015, our board of directors has not yet determined the date of the 2015 annual meeting, if any. Upon determination of such date, the company will announce the appropriate deadlines and procedures for timely submission of stockholder proposals.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the U.S. Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the U.S. Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room.

Our filings with the U.S. Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

YOUR VOTE IS IMPORTANT. We hope that you will attend the special meeting and look forward to your presence. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the meeting.

IF YOUR SHARES ARE HELD OF RECORD BY A BROKER OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST FOLLOW THE PROCEDURES PROVIDED BY THAT RECORD HOLDER.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact our proxy solicitor at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: (855) 973-0093

Banks and Brokers Call: (973) 873-7721

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the following filings:

•	The Company’s 2015 Annual Report on Form 10-K, filed on April 15, 2015;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 20, 2015; and
•	The Company’s Current Reports on Form 8-K as filed on October 21, 2014, February 4, 2015, February 23, 2015, March 3, 2015, June 16, 2015, June 26, 2015, July 14, 2015 and July 17, 2015

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ANNEX A

AGREEMENT AND PLAN OF MERGER

among

TOTAL MERCHANT LIMITED

TM MERGER SUB CORP.

and

METALICO, INC.

dated as of

June 15, 2015

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A-ii

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of June 15, 2015, by and among METALICO, INC., a Delaware corporation (the “Company”), TOTAL MERCHANT LIMITED, a Samoan limited company (“Parent”), and TM MERGER SUB CORP., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, it is proposed that, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub be merged with and into the Company, and the Company shall survive that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration;

WHEREAS, Parent and the Company wish that certain debt of the Company, which is currently outstanding in the form of the Company Pay-off Loans, be repaid in full in cash by Parent and retired, with no further rights or obligations of the Company remaining thereafter with respect thereto;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement; (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) recommended adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors or the equivalent governing body of Parent and Merger Sub have, on the terms and subject to the conditions set forth in this Agreement, unanimously approved this Agreement and, in the case of Merger Sub, declared the advisability of this Agreement and recommended that Parent adopt this Agreement as the sole stockholder of Merger Sub; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

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ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”) at the Effective Time. For the avoidance of doubt, the parties shall use their reasonable best efforts to have the Merger effected in accordance with Section 251 of the DGCL. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation of the Merger. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the “Surviving Corporation.”

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 1:00 p.m., New York City time, as soon as practicable and, in any event, no later than three (3) Business Days after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03 Effective Time. As promptly as possible on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as is required by and executed in accordance with the DGCL. The Merger shall be effective as of the date and time of the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as shall be agreed upon by Parent and the Company and specified in the Certificate of Merger (the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation; By-laws. At the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth in Exhibit A annexed hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, in each case consistent with the obligations set forth in Section 5.10, and (b) the by-laws of the Company shall be amended so as to read in their entirety as set forth in Exhibit B annexed hereto, and as so amended shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law, in each case consistent with the obligations set forth in Section 5.10.

Section 1.06 Directors and Officers. From and after the Effective Time, the directors of Merger Sub prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation or bylaws of the Surviving Corporation. The individuals specified by Parent in writing to the Company at least two (2) Business Days prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office from and after the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation or bylaws of the Surviving Corporation.

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Section 1.07 Treatment of Company Pay-off Loans. Immediately at the Effective Time, Parent shall cause each of the Company Pay-off Loans to be repaid in full in cash (including, for the avoidance of doubt, all principal, interest and any relevant premiums, penalties and all other obligations with respect thereto), and shall take all such actions as reasonably necessary or appropriate prior to the Effective Time so that the Company and each relevant lender shall thereafter have no further rights or obligations with respect thereto as of the Effective Time.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holder of any capital stock of Parent, Merger Sub or the Company:

(a)

Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries immediately prior to the Effective Time will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)

Conversion of Company Common Stock. Subject to Section 2.04, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled in accordance with Section 2.01(a), and (ii) Dissenting Shares) will be converted into the right to receive $0.60 in cash, without interest (the “Merger Consideration”).

(c)

Cancellation of shares. At the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and all such shares of Company Common Stock will be cancelled and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d)

Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.02 Surrender and Payment.

(a)

Within fifteen days from the date hereof, Parent shall deposit, or cause to be deposited, in escrow with the Escrow Agent, an aggregate amount in cash equal to the Escrow Amount, to be distributed as set forth herein and in accordance with the terms of the Escrow Agreement. The Escrow Amount shall be held under the sole dominion and control of the Escrow Agent until the earlier of ( x ) the delivery of confirmation from the Exchange Agent and the Company of receipt by the Exchange Agent of the full amount of the Payment Fund, less the Escrow Amount, from Parent in accordance with the terms and conditions of Section 2.02(b) hereof, in which case the Escrow Amount shall be automatically released by the Escrow Agent to the Exchange Agent, ( y ) subject to the satisfaction of the conditions set forth in Section 6.02 hereof (other than those conditions that by their nature are to be satisfied at the Closing) and the receipt of the Company Stockholder Approval (unless terminated prior to the date of the Company Stockholder Meeting), termination of this Agreement by the Company pursuant to Section 7.04(b) hereof based on the failure of Parent to pay the full amount of the Payment Fund in accordance with Section 2.02(b) hereof, in which case the Escrow Amount shall be automatically released by Escrow Agent to the Company, or ( z ) termination of this Agreement for any other reason pursuant to the terms of Article VII (excepting termination by the Company pursuant to Section 7.04(b)), in which case the Escrow Amount shall be automatically released by the Escrow Agent to Parent; provided, however, that the Escrow Agent will not release such funds if the Escrow Amount is subject to a pending claim against it made by the Company in good faith.

(b)

Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) to act as the agent for the purpose of exchanging the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the “Book-Entry Shares”). On the day that is at least two (2) Business Days prior to the

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Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent sufficient funds to pay (i) the aggregate Merger Consideration that is payable in accordance with Section 2.01(b) hereof and (ii) the full amount due or payable with respect to the Company Pay-off Loans as contemplated by Section 1.07 hereof (such funds constituting the “Payment Fund”). If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares or lenders shall be entitled under this Article II, Parent shall deposit or cause to be deposited in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose, except as otherwise agreed by the Company and Parent before the Effective Time. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Company Common Stock for the Merger Consideration. As promptly as reasonably practicable after the Effective Time (but in no event later than two (2) Business Days after the Effective Time), Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(c)

Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

(d)

If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Exchange Agent for remittance to the appropriate Governmental Entity any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e)

All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(f)

Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(g)

Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

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Section 2.03 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the relevant provisions of Section 262 of the DGCL (such shares, the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any stockholder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its rights to appraisal, such holder’s Dissenting Shares shall thereupon be treated as if such shares had been converted, as of the Effective Time, into the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal, and (ii) the opportunity to participate in and jointly with the Company direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither Parent nor the Company shall, except with the prior written consent of the other, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment, and, prior to the Effective Time, Parent shall not require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.04 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05 Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations issued pursuant thereto, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding; provided, however, that such parties may deduct such amounts only if such party shall (i) give the Person receiving payment reasonable advance notice of the intention to make such deduction or withholding, (ii) upon such Person’s reasonable request, explain the basis for such deduction or withholding, and (iii) cooperate with such Person to the extent reasonably requested to obtain reduction of or relief from such deduction or withholding, if possible.

Section 2.06 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article II.

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Section 2.07 Treatment of Stock Options and Other Stock-based Compensation.

(a)

The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, or the holder of a Company Stock Option, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Stock Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price under such Company Stock Option subject to withholding for any Taxes required to be withheld in accordance with Section 2.05.

(b)

The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company Stock Plan, other than Company Stock Options (each, a “Company Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, or the holder of that Company Stock Award, immediately vested and, to the extent applicable, exercisable. Each such Company Stock Award shall, by virtue of the Merger and without any action on the part of Parent or Merger Sub, be cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award multiplied by (y) the Merger Consideration, subject to withholding for any Taxes required to be withheld in accordance with Section 2.05.

(c)

At or prior to the Effective Time, the Company, the Company Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions that may be necessary to effectuate the provisions of paragraphs (a) and (b) of this Section 2.07.

Section 2.08 Treatment of Series A and Series B Convertible Notes. At the Effective Time, each Series A or Series B Convertible Note that is issued and outstanding shall be cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash or shares of Company Common Stock as provided in each applicable Exchange Agreement dated as of the date hereof between the holder of such Series A or Series B Convertible Notes and the Company. Upon such payment each Series A or Series B Convertible Note will no longer be outstanding and will be cancelled and cease to exist, and each holder of a Series A or Series B Convertible Note shall cease to have any rights with respect thereto, except the right to receive consideration in accordance with the previous sentence.

Section 2.09 Treatment of TPG Warrant. At the Effective Time, and in accordance with the terms of the issued and outstanding warrant to purchase shares of Company Common Stock that is described on Section 2.09 of the Company Disclosure Letter (the “TPG Warrant”), Parent shall cause to be paid to the holders of the TPG Warrant the fee set forth on Section 2.09 of the Company Disclosure Letter. Upon the Parent’s making of such payment, the TPG Warrant shall be terminated and no party thereto shall have any further rights or obligations thereunder.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that disclosure of any item in any Section of the disclosure letter shall also be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a)

Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted, except where the effect of any such failure to be so organized, existing or in good standing or to have such power or authority would not be material. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents in any material respect.

(c)

Minutes. Except as set forth on Section 3.01(c) of the Company Disclosure Letter, the Company has made available to Parent true and correct copies of all available and finalized minutes with respect to, as applicable, all meetings of stockholders, the Company Board and each committee of the Company Board since January 1, 2012.

(d)

Subsidiaries. Section 3.01(d)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(d) (ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities or Tax Laws or (y) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries and except as set forth on Section 3.01(d) (iii) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a)

Capital Stock. The authorized capital stock of the Company consists of: (i) three hundred million (300,000,000) shares of Company Common Stock and (ii) ten million (10,000,000) shares of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). As of June 9, 2015, (A) 73,690,436 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Common Stock were issued and held by the Company in its treasury (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury and (D) 102,485 shares were reserved for issuance under all Company Stock Awards. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which

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may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b)

Stock Awards.

(i)

As of the date of this Agreement, an aggregate of 540,479 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options or Company Stock Awards granted under the Company’s 2006 Long-Term Incentive Plan (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Company Stock Plans”). Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on the date hereof a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) the exercise price, purchase price or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; (E) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii)

Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, the TPG Warrant and the Convertible Notes, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in Clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, all outstanding warrants, all outstanding Convertible Notes, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii)

Except as set forth in the TPG Warrant or the terms governing the Convertible Notes, there are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c)

Voting Debt; Warrants. Except for the Convertible Notes, no bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”). As of the date hereof, an aggregate of (A) 3,810,146 shares of Company Common Stock are subject to, and 4,953,190 shares of Company Common Stock are reserved for issuance upon exercise of the TPG Warrant and (B) as of May 31, 2015, 19,368,147 shares of Company Common Stock are reserved for issuance upon conversion of the Convertible Notes.

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(d)

Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company; (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in Clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03 Board Approvals; Required Vote.

(a)

Required Vote; Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority in voting power of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. The Company Stockholder Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock or debt securities necessary to adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors rights generally, general principles of equity (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(b)

Board Approval. The Company Board, by resolutions duly adopted at a meeting duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL; (iii) directed that this Agreement be submitted to the Company’s stockholders for adoption; (iv) resolved to recommend that the Company stockholders adopt this Agreement (collectively, the “Company Board Recommendation”) and directed that this Agreement be submitted for adoption by the stockholders of the Company at the Company Stockholders Meeting; and (v) approved this Agreement, the Voting Agreement and the Merger for purposes of Section 203 of the DGCL so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement, the Voting Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby.

Section 3.04 Governmental Consents; Non-contravention.

(a)

Non-contravention. Except as set forth on Section 3.04(a) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries in any material respect; (ii) subject to compliance with the requirements set forth in Clauses (i) through (v) of Section 3.04(b) and, in the case of the consummation of the Merger, obtaining the Company Stockholder Approval, conflict with or

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violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries.

(b)

Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the NYSE MKT (“NYSE”); (iv) the other Consents of Governmental Entities listed in Section 3.04(b) of the Company Disclosure Letter; and (v) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05 [Reserved].

Section 3.06 SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a)

SEC Filings. The Company has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed with, or furnished to, the SEC since January 1, 2012 (the “Company SEC Documents”). Except as set forth on Section 3.06 ( i ) of the Company Disclosure Letter, as of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.06 (ii) of the Company Disclosure Letter, none of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b)

Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC and, in the case of unaudited financial statements, the absence of notes thereto); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

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(c)

Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(d)

Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and nonfinancial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 3.06(d) of the Company Disclosure Letter (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e)

Undisclosed Liabilities. The audited balance sheet of the Company dated as of December 31, 2014 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any material Liabilities, which, if known, would be required to be reflected, reserved against or recorded on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred pursuant to any Company Material Contract, (iv) are incurred in connection with the transactions contemplated by this Agreement or (v) as set forth in Section 3.06(e) of the Company Disclosure Letter.

(f)

Off-balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(g)

Sarbanes-Oxley Compliance. To the Knowledge of the Company, since January 1, 2013, each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance with all

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applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NYSE, except for any noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.07 Absence of Certain Changes or Events. Except as set forth on Section 3.07 of the Company Disclosure Letter, since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

(a)

any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)

any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.08 Taxes.

(a)

Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all income and other material Tax Returns required to be filed by them. Such Tax Returns are true, complete and correct in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any income or other material Tax Return other than extensions of time to file such Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements (in accordance with GAAP). The Company’s most recent financial statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(b)

Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after January 1, 2012.

(c)

Withholding. The Company and each of its Subsidiaries have withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(d)

Liens. There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the Company’s financial statements.

(e)

Tax Deficiencies and Audits. No deficiency for or adjustment of any material Taxes which has been proposed, asserted or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid, other than deficiencies or adjustments that are being contested in good faith by appropriate proceedings. Except as set forth on Section 3.08(e) of the Company Disclosure Letter, there are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of the Company or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the applicable entity has not filed Tax Returns) any written (i) notice indicating an intent to open an audit or other review that involves the Company or its Subsidiaries or (ii) a request for information related to Tax matters that involves the Company or its Subsidiaries.

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(f)

Tax Jurisdictions. Except as set forth in Section 3.08(f) of the Company Disclosure Letter, no claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g)

Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement, or similar ruling, memorandum, or agreement with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(h)

Consolidated Groups, Transferee Liability and Tax Agreements. Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis (other than a group of which the Company is the parent); (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i)

Change in Accounting Method. Neither the Company nor any of its Subsidiaries has agreed to make, nor is required to make, any adjustment under Sections 481(a) of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j)

Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i)”closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) reacquisition under Code Section 108(i) (or any corresponding provision of state, local or foreign Tax Law).

(k)

US Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code.

(l)

Listed Transactions. Neither the Company nor any of its Subsidiaries has been a party to, or a promoter of, a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

Section 3.09 Intellectual Property.

(a)

Certain Owned Company IP. Section 3.09(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Entity or authorized private registrar, including registered trademarks, registered copyrights, issued patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Company-Owned IP.

(b)

Right to Use; Title. Except as set forth on Section 3.09(b) of the Company Disclosure Letter, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use, all Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (“Company IP”), free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

Validity and Enforceability. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d)

Company IP Agreements. Section 3.09(d) of the Company Disclosure Letter contains a complete and accurate list of all Company IP Agreements that are material to the business of the Company and its Subsidiaries. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of any rights of the Company or any of its Subsidiaries under any of the Company IP Agreements, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)

Non-Infringement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating or misappropriating any Company IP.

(f)

IP Legal Actions and Orders. Except as set forth on Section 3.09(f) of the Company Disclosure Letter, there are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; or (ii) challenging the validity, enforceability or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Compliance; Permits.

(a)

Compliance. To the Knowledge of the Company and except as set forth in Section 3.10(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries is and, since January 1, 2013, has been in compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. To the Knowledge of the Company, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law.

(b)

Permits. Except as set forth on Section 3.10(b) of the Company Disclosure Letter, the Company and its Subsidiaries hold, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, clearances, authorizations and approvals from Governmental Entities (collectively, “Permits”), except where the failure to hold the same would not reasonably be expected to have a Company Material Adverse Effect. No material suspension or cancellation of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, the Company and each of its Subsidiaries are and have been in compliance with the terms of all Permits except for such non-compliance that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.11 Litigation. Except as set forth on Section 3.11 of the Company Disclosure Letter, as of the date hereof, there is no claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, a “Legal Action”), pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case by or before any Governmental Entity, other than any such Legal Action that (a) does not involve an amount in controversy in excess of $350,000, and (b) does not seek material injunctive or other material nonmonetary relief. None of the Company or any of its Subsidiaries is subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (“Order”), whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company.

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Section 3.12 Brokers’ and Finders’ Fees. Except for fees payable to Gordian Group, LLC (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 3.12 of the Company Disclosure Letter, a correct and complete copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.13 Related-Party Transactions. Except as set forth on Section 3.13 of the Company Disclosure Letter, no executive officer or director of the Company or any of its Subsidiaries or any person owning five percent (5%) or more of the shares of Company Common Stock (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries.

Section 3.14 Employee Matters.

(a)

Schedule. Section 3.14(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date hereof, of each plan, program, policy, agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program, arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”) and with respect to which the Company or any of its Subsidiaries has or has had within the last six (6) months any material Liability (collectively, the “Company Employee Plans”).

(b)

Documents. The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description of the material terms) of all Company Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable: (i) all related trust agreements, funding arrangements and insurance contracts now in effect; (ii) the most recent determination letter or opinion letter received regarding the tax-qualified status of each Company Employee Plan intended to qualify under Section 401(a) of the Code; (iii) the Form 5500 and attached schedules for the most recent plan year for each Company Employee Plan; (iv) the current summary plan description for each Company Employee Plan; (v) all actuarial valuation reports prepared with respect to any Company Employee Plans within the past two (2) years; and (vi) the most recent financial statements prepared for each Company Employee Plan.

(c)

Employee Plan Compliance. Each Company Employee Plan has been established, administered and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including, but not limited to, ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received favorable determination letters or opinion letters from the IRS and, as of the date hereof, no such determination letter or opinion letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and, to the Knowledge of the Company, as of the date hereof, no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions required by and due under the terms of each Company Employee Plan and applicable Law and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved; (iv) as of the date hereof, there are no material audits, inquiries, investigations or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any similar Governmental Entity with respect to any Company Employee Plan; (v) as of the date hereof, there are no Legal Actions pending, or, to the Knowledge of the Company, threatened in writing with respect to any Company Employee Plan (in each case, other than routine claims for benefits); (vi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any Subsidiary of the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (vii) no “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, or, to the

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Knowledge of the Company, other breach of fiduciary duty with respect to which the Company or any of its Subsidiaries may have Liability, has occurred with respect to any Company Employee Plan.

(d)

Neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA, or related provisions of the Code.

(e)

Certain Company Employee Plans. With respect to each Company Employee Plan:

(i)

no such plan is a pension plan subject to Title IV of ERISA, “multi-employer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any Company ERISA Affiliate has at any time contributed to or had any liability or obligation in respect to any such pension plan, multi-employer Plan or multiple employer plan; and

(ii)

no such plan is a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA or is funded by a trust or a voluntary employees’ beneficiary association.

(f)

No Post-Employment Obligations. Except as set forth in Section 3.14(f) of the Company Disclosure Letter, no Company Employee Plan provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree welfare benefits to any person, except to the extent required by COBRA or other applicable Law.

(g)

Section 409A Compliance. Each Company Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated in compliance with Section 409A and all applicable regulatory guidance under Section 409A.

(h)

[Reserved].

(i)

Health Care Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any Subsidiary of the Company has any material liability on account of any violation of the health care requirements of Part 7 of Title I of ERISA or Sections 9801, 9802, 9803, 9811, 9812 of the Code. Neither the Company, any Subsidiary of the Company, any Company Employee Plan nor, to the Knowledge of the Company, any employee, administrator or agent of the Company or any Subsidiary of the Company is or has been in violation of the transaction and code set rules under Sections 1172 through 1175 of the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), the HIPAA privacy rules under 45 CFR Part 160 and Subparts A and E of Part 164 or the HIPAA security rules under 45 CFR Part 160 and Subparts A and C of Part 164. No penalties have been imposed on the Company, any Subsidiary of the Company, any Company Employee Plan or, to the Knowledge of the Company, any employee, officer, director, administrator or agent of the Company or any Subsidiary of the Company under Sections 1176 or 1177 of HIPAA.

(j)

Effect of Transaction. Except as set forth in Section 3.14(j) of the Company Disclosure Letter, neither the execution of this Agreement, nor the consummation of the Merger nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any subsequent events): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other compensatory payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan; (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (v) limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan.

(k)

Employment Law Matters. The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements respecting hiring; employment; termination of employment; plant closing and mass layoff (including any applicable Federal and/or State WARN Laws); employment discrimination, harassment, retaliation and reasonable accommodation; leaves of absence; terms and conditions of employment, wages and hours of work; child labor; disability rights or benefits; employee health and safety; privacy; leasing and supply of temporary and contingent staff; engagement of independent contractors, including proper classification of same; payroll taxes;

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and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees. All current employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Except as set forth in Section 3.14(k) of the Company Disclosure Letter, there are no Legal Actions against the Company pending, or, to the Knowledge of the Company, threatened orally or in writing to be brought or filed by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern, or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment-related matter arising under applicable Laws.

(l)

Labor. Except as set forth on Section 3.14(l) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations and no material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened or has occurred in the last two (2) years. Except as set forth on Section 3.14(l) of the Company Disclosure Letter, as of the date hereof, none of the Company Employees are represented by a labor organization, work council or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries. As of the date hereof, there are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment; failure to provide reasonable accommodation; denial of a leave of absence; failure to provide compensation or benefits; unfair labor practices or other alleged violations of Law.

(m)

Section 3.14(m)(i) of the Company Disclosure Letter contains a list of all key persons who are employees, independent contractors or consultants of the Company as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time and whether classified as exempt from overtime); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) most recent annual bonus. Except as set forth on Section 3.14(m) (ii) of the Company Disclosure Letter, as of the date hereof, all compensation, including wages, commissions and bonuses payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof and payable on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses to employees, independent contractors, or consultants for services performed on or prior to the date hereof and payable on or prior to the date hereof that have not been paid in full.

Section 3.15 Real Property and Personal Property Matters.

(a)

Owned Real Estate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one or more of its Subsidiaries has or have good and marketable indefeasible fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.15(a) of the Company Disclosure Letter contains a true and complete list (including, without limitation, legal descriptions), as of the date hereof, of the Owned Real Estate. As of the date hereof, neither the Company nor any of its Subsidiaries (i) have leased or otherwise granted to any person the right to use or occupy all or any part of the Owned Real Estate or (ii) has received written notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation proceeding with respect to any of the Owned Real Estate. Except as set forth in Section 3.15(a) of the Company Disclosure Letter, there are no outstanding options, rights of first offer or rights of first refusal to purchase all or any part of the Owned Real Estate. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(b)

Leased Real Estate. Section 3.15(b) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of the Leased Real Estate including, with respect to each such Lease, the name of the landlord, the date of such Lease and all amendments, extensions, renewals, guaranties and other agreements related

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thereto. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, (y) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Lease, and (z) the Company’s or Subsidiary’s possession and quiet enjoyment of the Leased Real Estate has not been disturbed, and to the Company’s Knowledge, there are no disputes with respect to any Lease. No security deposit or portion thereof deposited with respect to any Lease has, to the Knowledge of the Company, been applied with respect to any breach or default under such Lease which has not been redeposited in full. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Company or any of its Subsidiaries entered into with any other Person (other than another wholly owned Subsidiary of the Company) any sublease, license or other agreement that is material to the Company and its Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate. There are, to the Knowledge of the Company, no outstanding options, rights of first offer or rights of first refusal to purchase all or any part of the Leased Real Estate. The Company has delivered or otherwise made available to Parent true and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases, subleases or licenses, as tenant, any Leased Real Estate. Leasing commissions or other brokerage or finders’ fees due from or payable by the Company or and of its Subsidiaries with respect to any Lease have been paid in full.

(c)

Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

(d)

Real Estate Used in the Business. Other than the Real Estate, there is, as of the Effective Time, no real property used in, or otherwise materially related to, the business of the Company. Except as set forth in Section 3.15(d) of the Company Disclosure Letter, the Company has received no notices of violations of any applicable Laws with respect to the Real Estate and has no Knowledge of any material violations.

Section 3.16 Environmental Matters. Except as set forth on Section 3.16 of the Company Disclosure Letter:

(a)

Except for such noncompliance which would not in the aggregate result in a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all material Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)

Neither the Company nor any of its Subsidiaries has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in reasonable compliance with Environmental Laws, at any Real Estate, (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law, or (iii) to the Knowledge of the Company, sent or directly arranged for the transport of any waste to any site listed on the National Priorities List (“NPL”) pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or proposed for listing on the NPL or any similar state list.

(c)

Neither the Company nor any of its Subsidiaries has received written notice of, and there is no, material Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any material Liability or responsibility under or material noncompliance with any Environmental Law or seeking to impose any material financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any material Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

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(d)

The Company and its Subsidiaries have furnished to Parent and Merger Sub accurate and complete, to the Knowledge of the Company, copies of all studies and reports under their control or custody concerning the Company’s or its Subsidiaries’ potential Liabilities under Environmental Law with respect to environmental conditions on any Real Estate or any off-site location.

(e)

Except as set forth in Section 3.16(e) of the Company Disclosure Letter, there is not any negotiation or agreement pending or planned between the Company, or any Subsidiary of the Company, and any Governmental Entity relating to any Environmental Law or any assessment or remediation of any pollution or contamination of Real Estate, adjacent land, or any other land for which the pollution or contamination is alleged to be attributable to the business of the Company or any Subsidiary of the Company that would impose any material Liability to the Company or any Subsidiary of the Company.

(f)

There is no Lien in favor of any Governmental Entity for any Liability under any Environmental Law or damages arising from, or costs incurred by such Governmental Entity in response to, a release or threatened release of a Hazardous Substances into the environment.

(g)

The Company’s and its Subsidiaries’ Real Estate is not listed or proposed for listing on the NPL or any similar state list of sites, and the Company or its Subsidiaries are unaware of any conditions on such Real Estate which, if known to a Governmental Entity, reasonably would qualify the Real Estate for inclusion on any such list.

(h) Except as set forth in Section 3.16(h) of the Company Disclosure Letter, there are not any above-ground or, to the Knowledge of the Company, underground storage tanks or surface impoundments, used in the operation of the business of the Company and its Subsidiaries to store Hazardous Substances, on, in, or under the Real Estate.

Section 3.17 Material Contracts.

(a)

Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i)

any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii)

any written employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (x) executive officer of the Company, (y) member of the Company Board or (z) Company Employee providing for an annual base salary in excess of $50,000;

(iii)

any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (x) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (A) the Company or another wholly owned Subsidiary thereof or (B) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (y) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv)

any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (x) to engage in any line of business, or (y) to compete with any Person or operate in any geographical location;

(v)

other than with respect to dispositions or acquisitions by the Company or any of its Subsidiaries conducted in the ordinary course of business and consistent with past practice in all material respects, any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of any asset valued in excess of $ 100,000, except for those assets set forth on Section 3.17(a)(v) of the Company Disclosure Letter;

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(vi)

any Contract that contains any provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(vii)

any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis with any third party;

(viii)

any partnership, joint venture or similar Contract that is material to the Company and its Subsidiaries taken as a whole;

(ix)

any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $350,000, other than (x) accounts receivables and payables and (y) loans to direct or indirect wholly owned Subsidiaries of the Company;

(x)

any employee collective bargaining agreement or other material Contract with any labor union;

(xi)

other than any Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in the ordinary course of business and consistent with past practice in all material respects, any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $350,000 in any year and which is not otherwise described in Clauses (i)–(x) above;

(xii)

any Contract which is not otherwise described in Clauses (i)–(xi) above that is material to the Company and its Subsidiaries, taken as a whole, and listed on Section 3.17(b) of the Company Disclosure Letter; or

(xiii)

any Company IP Agreement that is material to the business of the Company and its Subsidiaries.

(b)

Schedule of Material Contracts; Documents. Except for this Agreement, Section 3.17(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c)

No Breach. Except as set forth on Section 3.17(c) of the Company Disclosure Letter, (i) all the Company Material Contracts are valid and binding on the Company and/or each Subsidiary of the Company that is a party thereto, as applicable, and, to the Knowledge of the Company, each other party thereto, and are in full force and effect and enforceable against the Company and/or each Subsidiary of the Company that is a party thereto, as applicable, in each case, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general principles of equity (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing; and (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract.

Section 3.18 Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

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Section 3.19 Fairness Opinion. The Company has received the fairness opinion of the Company Financial Advisor (and, if it is in writing, has provided a copy of such opinion to Parent), and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.20 Rights Agreement. The Company has amended that certain Rights Agreement, dated February 3, 2015, between the Company and Corporate Stock Transfer, Inc., as rights agent (the “Rights Agreement”), such that none of the approval, execution, delivery or performance of this Agreement, the Voting Agreement or the consummation of the transactions contemplated hereby or thereby shall (a) result in a “Stock Acquisition Date”, “Distribution Date” or “Flip-In Event” (as each such term is defined in the Rights Agreement), or in any way permit any “Rights” (as such term is defined in the Rights Agreement) to be exercised pursuant to Section 7 of the Rights Agreement, or exchanged pursuant to Section 24 of the Rights Agreement; (b) constitute an event described in Section 13(a) of the Rights Agreement; or (c) cause any of Parent, Merger Sub, or their respective Affiliates and Associates to become an “Acquiring Person” thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02 Authority; Non-contravention; Governmental Consents.

(a)

Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL and the adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors rights generally, general principles of equity (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(b)

Non-contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws or the equivalent of Parent or Merger Sub; (ii) subject to compliance with the requirements set forth in Clauses (i)–(iv) of Section 4.02(c), conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub.

(c)

Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business; (ii) the filing of such reports as may be required under the Exchange Act in connection with this Agreement, the Merger

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and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of the NYSE; and (iv) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.03 Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Proxy Statement, will, at the date such Company Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 4.04 Financial Capability. Parent has, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement. Parent and Merger Sub each acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing. Prior to the date hereof, Parent has made available to the Company copies of bank statements or substantially similar financial records, dated as of a date no earlier than two (2) Business Days prior to the date hereof, which such statements or records sufficiently demonstrate the financial wherewithal of Parent to pay, in full, the aggregate amount of the Merger Consideration and all amounts due and payable under the Company Pay-off Loans as of the Closing Date.

Section 4.05 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived, (b) any written estimates, projections or forecasts prepared by the Company or its Representatives and made available to Parent, Merger Sub or their Representatives have been prepared in good faith based upon reasonable assumptions, (c) the audited consolidated financial statements of the Company for the last fiscal year, fairly presents the consolidated financial condition of the Company and its Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its Subsidiaries for the periods covered thereby and there has been no adverse change in the financial condition or prospects of the Company or its subsidiaries since the date thereof, and (d) all representations and warranties of the Company in this Agreement and in the certificates delivered or to be delivered to Parent or Merger Sub are true and correct, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, the payment of the Merger Consideration funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, then with respect to each of Parent and the Surviving Corporation: (i) the fair value of such entity’s assets on a going concern basis is greater than the amount of such entity’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated; (ii) the present fair saleable value of such entity’s assets on a going concern basis is not less than the amount that will be required to pay the probable liability on such entity’s debts as they become absolute and matured; (iii) each of Parent and the Surviving Corporation is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) Parent and the Surviving Corporation do not intend to, and they do not believe that they will, incur debts or liabilities beyond the ability of Parent and/or the Surviving Corporation, as applicable, to pay as such debts and liabilities mature; and (v) Parent and the Surviving Corporation are not engaged in business or a transaction, and they are not about to engage in business or a transaction, for which the property of Parent or the Surviving Corporation, as applicable, would constitute unreasonably small capital. For the avoidance of doubt, the foregoing representation and warranty is made only as of immediately after the Effective Time after giving effect to all of the transactions contemplated by this Agreement, the payment of the Merger Consideration, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses.

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Section 4.06 Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.07 Compliance. To the Knowledge of Parent, each of Parent and Merger Sub is in material compliance with all Laws or Orders applicable to Parent or Merger Sub or by which Parent or Merger Sub or any of their respective businesses or properties is bound. To the Knowledge of Parent, no Governmental Entity has issued any notice or notification stating that Parent or Merger Sub is not in material compliance with any Law.

Section 4.08 Ownership of Company Common Stock. Neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act), or at any time during the past three years has owned, any shares of Company Common Stock. Neither Parent, Merger Sub nor any of their “affiliates” or “associates” is, and at no time during the last three (3) years has been, an “interested stockholder” of the Company, as such quoted terms are defined in Section 203 of the DGCL.

Section 4.09 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

Section 4.10 Access to Information; Disclaimer.

(a)

Investigation. Parent and Merger Sub acknowledge that they have conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company, and, in making their determination to proceed with the transactions contemplated by this Agreement, Parent and Merger Sub have relied solely on the results of their own independent investigation and verification and the representations and warranties of the Company expressly and specifically set forth in Article III as qualified by the Company Disclosure Letter. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company to Parent and Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub understand, acknowledge and agree that all other representations and warranties of any kind or nature expressed or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations assets or liabilities of the Company) are specifically disclaimed by the Company and by the stockholders of the Company. Other than the representations and warranties of the Company expressly and specifically set forth in Article III as qualified by the Company Disclosure Letter, neither the Company nor any of the stockholders of the Company make or provide, and Parent and Merger Sub hereby waive, any warranty or representation, express or implied, as to the quality, merchantability, fitness for a particular purpose, conformity to samples or condition of the Company’s assets or any part thereof. OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER, PARENT AND MERGER SUB SPECIFICALLY ACKNOWLEDGE AND AGREE THAT, PARENT AND MERGER SUB ARE ACQUIRING THE COMPANY ON AN “AS IS, WHERE IS” BASIS.

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(b)

Projections. In connection with the investigation by Parent and Merger Sub of the Company, Parent and Merger Sub have received or may receive from the Company certain projections, forward looking statements and other forecasts. Parent and Merger Sub acknowledge that there are uncertainties inherent in attempting to make such projections, forward looking statements and other forecasts, that Parent and Merger Sub are familiar with such uncertainties, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, forward looking statements and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such projections, forward looking statements and other forecasts), and that Parent and Merger Sub shall have no claim against anyone with respect thereto. Accordingly, Parent and Merger Sub acknowledge that neither the Company nor any stockholder, officer, director, employee or agent of any of the foregoing, whether in an individual, corporate or any other capacity, make any representation, warranty, or other statement with respect to, such projections, forward looking statements and other forecasts (including the reasonableness of the assumptions underlying such projections, forward looking statements and other forecasts)

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business of the Company. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), conduct its business in the ordinary course of business consistent with past practice in all material respects, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use all reasonable efforts to preserve substantially intact its and its Subsidiaries’ business organization in all material respects, to keep available the services of its and its Subsidiaries’ current officers and employees, and to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time (or from such time as indicated below and continuing until the Effective Time, as applicable), except as otherwise expressly contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)

amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

(b)

(i) split, combine or reclassify any Company Securities or Company Subsidiary Securities; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities; (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiary);

(c)

issue, sell, pledge, dispose of or encumber any Company Securities or Company Subsidiary Securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, (ii) the issuance of shares of Company Common Stock in respect of other equity compensation awards outstanding under Company Stock Plans as of the date of this Agreement in accordance with their terms, (iii) the issuance of Company Equity Awards and the issuance of shares of Company Common Stock upon the exercise of such Company Equity Awards (other than to directors or executive officers of the Company) in accordance with their terms in the ordinary course of business consistent with past practice, (iv) the issuance of shares of Company Common Stock upon exercise of any warrant that is outstanding as of the date of this Agreement or (v) the issuance of shares of Company Common Stock upon any conversion of the Convertible Notes;

(d)

subject any property or assets of the Company or any of its Subsidiaries, whether intangible or tangible, to any Liens other than Permitted Liens;

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(e)

except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement, and except to the extent the applicable conduct is made in the ordinary course of business consistent with past practice, (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or employees; (ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees; (iii) promote or terminate any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the resignation of any officer or employee; or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice;

(f)

acquire, by merger, consolidation, acquisition of stock or assets or otherwise, any business or Person or division thereof or make any loans, advances (other than loans or advances to customers or suppliers in the ordinary course of business consistent with past practice in all material respects) or capital contributions to or investments in any Person in excess of $350,000 in the aggregate;

(g)

(i) except for the assets set forth on Section 3.17(a)(v) of the Company Disclosure Letter, transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, provided that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, licensing, selling, leasing or disposing of obsolete equipment, assets being replaced, or inventory, in each case in the ordinary course of business consistent with past practice; or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(h)

repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice (ii) short-term borrowing incurred in the ordinary course of business consistent with past practice not in excess of $ 100,000 in the aggregate, except for borrowings pursuant to the Company Loans or in connection with transactions permitted under Section 5.01(p) hereof and (iii) borrowing related to the purchase and rental of equipment consistent with past practice;

(i)

except as set forth in Section 5.01(i) of the Company Disclosure Letter, enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date) (i) any Company Material Contract, (ii) any Lease with respect to material Real Estate or (iii) any other Contract or Lease that, if in effect as of the date hereof, would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(j)

institute, settle or compromise any Legal Actions pending or threatened before any arbitrator, court or other Governmental Entity involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $350,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, (ii) such cases where the Company reasonably determines in good faith that failure to institute, settle, or compromise would not be in the Company’s or any Company Subsidiary’s best interest (provided that the Company consults with Parent and considers in good faith the views and comments of Parent with respect to such Legal Action prior to the commencement thereof), and (iii) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive effect on the Company’s business;

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(k)

make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(l)

except as required by a final determination of a taxing authority (and provided that the Company promptly notifies Parent of any such final determination in advance of taking any action with respect thereto), (i) settle or compromise any material Tax claim, audit or assessment; (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting; (iii) amend any material Tax Returns or file claims for material Tax refunds; or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(m)

enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(n)

abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Company IP, other than in the ordinary course of business consistent with past practice;

(o)

starting from May 20, 2015 and continuing until the Effective Time, incur Expenses totaling in the aggregate to an amount greater than $1,250,000;

(p)

authorize or make any capital expenditures outside of the ordinary course of business in excess of $350,000 in the aggregate;

(q)

enter into any Contract containing “most favored nation” price protection or similar provisions, which, for the avoidance of doubt, will not include the renewal of any Contract entered into by the Company prior to the date of this Agreement, except as set forth in Section 5.01(q) of the Company Disclosure Letter;

(r)

fail to maintain in full force and effect insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

(s)

except to the extent required by applicable Law, take any action that could reasonably be expected to result in (i) any representation or warranty of the Company set forth in this Agreement (A) that is qualified as to materiality or Company Material Adverse Effect becoming untrue or inaccurate in any material respect or (B) that is not so qualified becoming untrue or inaccurate in any material respect or (ii) any condition set forth in Article VI not being satisfied;

(t)

settle or compromise any Legal Action that will result in remediation or cleanup at any Real Estate or property owned by another Person or that will result in the installation of a deed restriction on any Real Estate; or

(u)

agree or commit to do any of the foregoing.

Section 5.02 Actions by Parent and Merger Sub. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, Parent shall take, and shall cause Merger Sub to take, all actions necessary to perform its obligations under this Agreement and to promptly consummate the Merger on the terms and conditions set forth in this Agreement. Parent shall ensure that Merger Sub duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub under this Agreement, and Parent, as applicable, shall be jointly and severally liable with Merger Sub for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

Section 5.03 Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

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Section 5.04 No Control of Other Party’s Business. Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the respective operations of the Company or the Company Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the respective operations of Parent or Merger Sub prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise complete control and supervision over its and its Subsidiaries’ respective operations consistent with the terms and conditions of this Agreement.

Section 5.05 Access to Information; Environmental Investigations; Confidentiality.

(a)

From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, accountants, agents, properties, offices and other facilities and to all reasonably relevant books, records (including, but not limited to, copies of all permits pursuant to Environmental Laws), contracts and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other relevant information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Parent and Parent’s Representatives (including nationally-recognized environmental consultants, other than any New Jersey Licensed Site Remediation Professional), at the sole expense of Parent and with the reasonable cooperation of the Company, shall make such investigations of the properties, offices, and operations of the Company as they deem necessary or advisable in connection with the transactions contemplated hereby, including any environmental investigations of any properties owned or leased by the Company (including, but not limited to, any subsurface investigation if such investigation is recommended by a nationally-recognized environmental consultant), provided that the results of any such investigations shall not be disclosed to any Person other than to Parent or Parent’s Representatives, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). Notwithstanding anything to the contrary in this Agreement, no investigation on the part of Parent, Merger Sub or any Representative of any of the foregoing or otherwise shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)

Parent, Merger Sub and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under that certain Confidentiality Agreement, dated June 15, 2015, by and between Parent, Merger Sub and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.06 No Solicitation.

(a)

The Company agrees that neither it nor any of its Subsidiaries shall, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or subject to Section 5.06(b) and Section 5.06(e), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, provided that if the Company Board determines in good faith that the failure to take such action would reasonably be expected to cause the Company Board to breach its fiduciary duties under applicable Law, the Company may waive any standstill or similar provisions in its agreements to the extent necessary to permit a person to make, on a confidential basis to the Company Board, a Takeover Proposal, conditioned upon such person agreeing to disclosure of such Takeover Proposal to Parent and Merger Sub, in each case as contemplated by and subject to

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compliance with this Section or (B) take any action to render the restrictions on “business combinations” with “interested stockholders” inapplicable to any Takeover Proposal, (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”) or (iv) resolve, propose or agree to do any of the foregoing. The Company agrees that neither it nor any of its Subsidiaries shall authorize or knowingly permit any of its and their respective directors, officers, employees, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to engage in the proscribed actions set forth in the immediately preceding sentence. The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal.

(b)

The foregoing notwithstanding, at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written Takeover Proposal that the Company Board determines in good faith (after consultation with its outside legal advisors and the Company Financial Advisor) constitutes or would reasonably be expected to result in a Superior Proposal, and which Takeover Proposal did not result from a material breach of Section 5.06(a), the Company may, subject to compliance with Section 5.06(c), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives), provided that all such information has previously been made available or provided to Parent or is made available or provided to Parent prior to or substantially concurrent with the time it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal, if and only to the extent that in connection with the foregoing Clauses (i) and (ii), the Company has entered into an Acceptable Confidentiality Agreement.

(c)

The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company of any Takeover Proposal, of any inquiry that would reasonably be expected to lead to a Takeover Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party in connection with a Takeover Proposal. In such notice, the Company shall identify the third party making, and a summary of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Parent reasonably informed, on a reasonably current basis, of the status and material terms of any such Takeover Proposal, indication, or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal.

(d)

Subject to Section 5.06(e), neither the Company Board nor any committee thereof shall (i) withdraw, fail to make, amend, modify or materially qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) recommend a Takeover Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer, (iv) make any public statement inconsistent with the Company Board Recommendation, or (v) resolve or agree to take any of the foregoing actions (any of actions in the foregoing Clauses (i-v), a “Company Adverse Recommendation Change”).

(e)

The foregoing notwithstanding, at any time prior to obtaining the Company Stockholder Approval and subject to compliance with this Section 5.06(e), the Company Board may make a Company Adverse Recommendation Change in response to (A) a Superior Proposal or (B) an Intervening Event, in the case of each of Clause (A) and (B), if the Company Board concludes in good faith, after consultation with outside legal advisors, that the failure to take such action would reasonably be expected to cause the Company Board to breach its fiduciary duties under applicable Law.

(f)

The Company Board shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to Section 5.06(e) unless (i) the Company has given Parent three (3) Business Days’ prior written notice of its intention to take such action, which notice shall (A) if relating to a Superior Proposal, specify the material terms and conditions of any such Superior Proposal and the identity of the Person making such

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Superior Proposal and shall contemporaneously provide Parent with the most current version of any proposed agreement, or (B) in respect to an Intervening Event, describe such Intervening Event and the reasons for the proposed Company Adverse Recommendation Change, (ii) if the Company Adverse Recommendation Change is in response to a Superior Proposal, the Company Board shall have considered in good faith any changes to this Agreement suggested by Parent and shall not have determined (after consultation with its outside legal advisors and the Company Financial Advisor) that the Superior Proposal would no longer constitute a Superior Proposal if such changes proposed by Parent were to be given effect (it being understood that the Company shall not take any action described in Section 5.06(e) during such three-Business-Day period, and that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company and an additional three-Business-Day period that satisfies this Section 5.06(f) ), and (iii) if the Company Adverse Recommendation Change is in response to an Intervening Event, during such three-Business-Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change as a result of the Intervening Event.

(g)

Nothing contained herein shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

Section 5.07 Stockholders Meeting; Preparation of Proxy Materials.

(a)

Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.06(e) hereof, and subject to the terms set forth in this Agreement, (i) the Company shall take all action necessary to duly call, give notice of, convene and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting, (ii) the Company Proxy Statement shall include the Company Board Recommendation, and (iii) the Company shall use all reasonable efforts to (A) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and (B) take all other actions reasonably necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than (i) in order to obtain a quorum of its stockholders or (ii) as reasonably determined by the Company, in good faith, to comply with applicable Law). The foregoing sentence notwithstanding, if on a date for which the Company Stockholders Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company may make one or more successive postponements or adjournments of the Company Stockholders Meeting; provided that the Company Stockholders Meeting is not postponed or adjourned to a date that is later than the earlier of ( x ) the date that is thirty days after the date for which the Company Stockholders Meeting was originally scheduled and ( y ) the date that is twenty Business Days prior to the End Date.

(b)

In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act, and the rules and regulations promulgated thereunder, to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use all reasonable efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub

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and the Company agrees to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(c)

Notwithstanding anything to the contrary, in the event of a Superior Proposal or an Intervening Event, the Company shall not be bound by the terms of Section 5.07(a) or Section 5.07(b) such that the Company shall not be obligated to duly call, give notice of, convene and hold the Company Stockholders Meeting or file the Company Proxy Statement with the SEC.

Section 5.08 Notices of Certain Events.

(a)

The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (iii) any Legal Actions commenced, or to such party’s knowledge, threatened, against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement; and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b), or Section 6.02(e) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied. In no event, subject in all respects to Section 5.08(b) hereof, shall (x) the delivery of any notice by a party pursuant to this Section 5.08 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement; or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty. This Section 5.08 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

(b)

At any time, and from time to time on or prior to the Closing Date, the Company may, in its sole discretion, supplement, amend or update the Company Disclosure Letter if the Company becomes aware of any material matter, event or occurrence first existing or occurring after the date hereof that would have been required or appropriate to be disclosed in the Company Disclosure Letter or which would otherwise be necessary to supplement, amend or update any information set forth therein. Except to the extent that any such supplements, updates or amendments result in, whether individually or when taken together in the aggregate, a Company Material Adverse Effect, such supplements, updates or amendments pursuant to this Section 5.08(b) shall be deemed to be incorporated into the Company Disclosure Letter and to be an exception to the representations and warranties (or covenants, as applicable) of the Company for purposes of determining whether the conditions set forth in Section 6.02 are satisfied.

Section 5.09 Employees; Benefit Plans.

(a)

At the Effective Time, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to (i) provide the employee of the Company and its Subsidiaries set forth on Section 5.09(a) of the Company Disclosure Letter (the “Key Employee”) who will remain employed immediately after the Effective Time with base salary, target bonus opportunities and employee benefits to be reflected in the terms of an employment agreement to be entered into between the Company and the Key Employee before the Effective Time, the terms of which shall be agreed upon by Parent and the Key Employee, each acting reasonably (the “Continuing Employee Agreement”), (ii) provide all employees of the Company and its Subsidiaries other than the Key Employee who remain employed immediately after the Effective Time with base salary, target bonus opportunities (excluding equity-based compensation), and employee benefits that are, in the aggregate, substantially similar to and no less favorable than, the base salary, target bonus opportunities (excluding equity-based compensation), and employee benefits provided by the Company and its Subsidiaries on the date of this Agreement, and (iii) cause any employee benefit

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plan, if any, maintained by the Parent or any of its Affiliates or Subsidiaries in which any employee of the Company and its Subsidiaries, as the case may be, who remains employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) will participate (collectively, “Parent Benefit Plans”) to recognize all service of Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be, for vesting and eligibility purposes. With respect to each Parent Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent shall: (A) cause there to be waived any pre-existing condition or eligibility limitations for Company Continuing Employees and (B) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Continuing Employees under similar plans maintained by the Company or any of its Subsidiaries immediately prior to the Effective Time.

(b)

Effective as of the Closing Date, the Surviving Corporation, Parent or any of their Affiliates shall assume sponsorship of the Company Employee Plans set forth on Section 5.09(b) of the Company Disclosure Letter (the “Transferred Plans”) and for a period beginning on the Closing Date and ending one (1) year thereafter shall maintain employee benefits pursuant to the Transferred Plans that are, in the aggregate, substantially similar to, and no less favorable than, employee benefits provided pursuant to the Transferred Plans immediately prior to the Closing Date. From and after the Closing Date, (i) the Surviving Corporation, Parent or their Affiliates, as applicable, assumes from the Company and its Subsidiaries all of their liabilities and obligations with respect to the Transferred Plans and all of their liabilities and obligations with respect to the agreements relating to the Transferred Plans set forth on Section 5.09(b) of the Company Disclosure Letter, and (ii) the Company and its Subsidiaries assigns to the Surviving Corporation, Parent or their Affiliate, as applicable, all of the Company’s and its Subsidiaries’ rights with respect to the Transferred Plans and all of their rights with respect to the agreements relating to the Transferred Plans set forth on Section 5.09(b) of the Company Disclosure Letter. As soon as practicable after the Closing Date, the Company shall deliver to the Surviving Corporation, Parent or their Affiliates, as applicable, all material written (including electronic) records and documentation relating to the Transferred Plans and, until such records and documentation are delivered, shall cooperate with the Surviving Corporation, Parent or their Affiliate, as applicable, and its agents, and the fiduciaries of the Transferred Plans to the extent reasonably necessary for the Surviving Corporation, Parent or their Affiliate, as applicable, its agents and the fiduciaries of the Transferred Plans to carry out their duties with respect to the Transferred Plans.

(c)

This Section 5.09 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.09, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.09. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement, or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 5.09 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

(d)

With respect to matters described in this Section 5.09, the Company will not send any written notices or other written communication materials to Company Employees without the prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.10 Directors’ and Officers’ Indemnification and Insurance.

(a)

Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and its Subsidiaries (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.10(a) of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

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(b)

For the latest of (i) six (6) years after the Effective Time, (ii) the expiration of the applicable statute of limitations, and (iii) final resolution of any pending claims for which indemnification and expense advancement are applicable, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation shall (A) indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as officers or directors of the Company and its Subsidiaries occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), (B) shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred (including any and all fees, costs and expenses incurred in connection with the enforcement of this Section 5.10 by such Indemnified Party), and (C) advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Indemnified Parties in connection with matters for which such Indemnified Parties may be eligible to be indemnified pursuant to this Section 5.10 within ten (10) days after receipt by Parent or the Surviving Corporation of a written request for such advance, subject to, in the case of Clauses (ii) and (iii) of this Section 5.10(b), the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under this Section 5.10 ; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)

The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time ( provided that the Surviving Corporation may substitute therefor policies containing materially the same coverage, amounts and key terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain, prior to the effective date of termination or nonrenewal of the insurance maintained by the Company as of the date hereof, “run-off” or “tail” insurance coverage with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims for “wrongful acts” which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend a total premium for such coverage in excess of $249,000 (the “Maximum Premium”). If such insurance coverage cannot be obtained at a total premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for a total premium equal to the Maximum Premium.

(d)

The obligations of Parent and the Surviving Corporation under this Section 5.10 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.10 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.10 applies shall be third-party beneficiaries of this Section 5.10, each of whom may enforce the provisions of this Section 5.10).

(e)

In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.10. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

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Section 5.11 Reasonable Efforts.

(a)

Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.11), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary permits, waivers, consents, approvals and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by Clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

(b)

Without limiting the generality of the undertakings pursuant to Section 5.11(a) hereof, the Parent and Merger Sub shall, subject to the terms set forth in Section 5.11(c) hereof, use reasonable efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods. Notwithstanding anything to the contrary, Parent acknowledges that, in connection with the transactions contemplated by this Agreement, no filing with the Committee on Foreign Investment in the United States is necessary or required, and Parent covenants that it will not make any such filing.

(c)

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) the Company, Parent and Merger Sub shall cooperate in all respects and shall use each party’s reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub shall each use its reasonable efforts to defend, challenge and contest, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement, including any appeals therefrom.

(d)

In furtherance of and not in limitation of the covenants of the parties contained in this Section 5.11, if any objections are asserted with respect to the transactions contemplated by this Agreement by any Governmental Entity or any private party challenging any of the transactions as violating any applicable Law or which would otherwise prevent, materially impede, or materially delay the consummation of the transactions contemplated by this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement.

(e)

Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order imposed by a Governmental Entity to (i) sell, license, assign, transfer, divest, hold

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separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided that, if requested by Parent, the Company will consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

Section 5.12 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be permitted by Section 5.06 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 5.13 Takeover Statutes. If any “fair price”, “moratorium”, “business combination”, “control share acquisition” or other form of anti-takeover Law shall become applicable to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement (in each case, after the date of this Agreement), each of the Company and Parent and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreement and otherwise act to eliminate or minimize the effect of such Law on this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. Nothing in this Section 5.13 shall be construed to permit Parent or Merger Subsidiary to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

Section 5.14 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably requested by any party hereto to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 5.15 FIRPTA Certificate. The Company shall deliver to Parent a statement issued by the Company pursuant to Treasury Regulation 1.897-2(h) certifying that the Company is not a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code which statement, together with such other documentation as is required, shall be promptly filed with the Internal Revenue Service after the Effective Time.

Section 5.16 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.17 Deregistration. Each of the parties hereto agrees to cooperate with the other parties in taking, or causing to be taken, all actions necessary to terminate the registration of the Company Common Stock and, if applicable, the Company Preferred Stock under the Exchange Act, provided, that such termination shall not be effective until after the Effective Time.

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Section 5.18 Payment Fund. Parent agrees that on the day prior to the mailing of the Company Proxy Statement in accordance with Section 5.07 hereof, Parent will deposit or cause to be deposited into the U.S. branch of Maybank Banking Berhad an amount equal to the Payment Fund less the Escrow Amount, and further covenants that it shall not remove or cause to be removed all or any portion of such funds from the U.S. branch of Maybank Banking Berhad until the earlier of (a) the payment of the Payment Fund to the Exchange Agent pursuant to Section 2.02(b) hereof and (b) the termination of this Agreement in accordance with Article VII hereof.

Section 5.19 Minimum Availability Updates. The Company agrees that it shall provide to Parent on Tuesday, June 23, 2015, and on or prior to the second Business Day of every subsequent week thereafter (until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII hereof) a written confirmation that the Company is in compliance with, and at all times subsequent to the date of this Agreement, has maintained compliance with, the Minimum Availability Thresholds set forth in Annex A to the Forbearance Agreement.

Section 5.20 Amendments to Forbearance Agreement. Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII hereof, (a) the Company shall not agree to an amendment to Annex A of the Forbearance Agreement or extend the term of Annex A of the Forbearance Agreement unless such amendment or extension has been approved by the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), and (b) the Company may not enter into any forbearance agreement or any amendment to any other forbearance agreement or similar agreement with any lender in connection with a Company Loan that is designated as a “Primary Loan” on Section 8.01(a) of the Company Disclosure Letter without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE VI

CONDITIONS

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)

Company Stockholder Approval. This Agreement will have been duly adopted by the Company Stockholder Approval.

(b)

No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(c)

Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01 of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and to repay the Company Pay-off Loans are also subject to the satisfaction or waiver by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02(a) (second sentence) and Section 3.03(a) ) set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the

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representations and warranties of the Company contained in Section 3.02(a) (second sentence) shall be true and correct (other than de minimis inaccuracies) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date), and (iii) the representations and warranties contained in Section 3.01(a) and Section 3.03(a) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b)

Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c)

Officer’s Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), and Section 6.02(b) hereof.

(d)

Continuing Employee Agreement. The Company shall have entered into the Continuing Employee Agreement with the Key Employee, to be effective as of the Effective Time.

(e)

Appraisal Rights Limitation. Holders of no more than 15% of the Company Common Stock shall have asserted appraisal rights under Section 262 of the DGCL.

(f)

Pay-off and Consent Letters. The Company shall have received from each lender with respect to each Company Loan a pay-off letter, in form reasonably satisfactory to Parent, setting forth the amount due and owing under the Company Pay-off Loans as of the Closing Date, and including a covenant from each such lender to release all Liens with respect to such Company Pay-off Loans upon the receipt of the indicated pay-off amount and an acknowledgement of, and agreement to, the prepayment of the Company Pay-off Loans as contemplated by this Agreement.

(g)

Director Resignations. The Company shall have delivered resignation letters reasonably satisfactory to Parent with respect to all directors of the Company and each Company Subsidiary requested in writing by Parent to the Company three (3) Business Days prior to the Effective Time, which letters shall (i) be effective solely as of the Effective Time, and (ii) expressly release the Company, as of the Effective Time, from any and all claims arising prior to the Effective Time that such directors may have against the Company, other than claims for indemnification, advancement of expenses and exculpation under the Company Charter Documents, existing policies, and pursuant to Section 5.10 hereof.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)

Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c)

Officer’s Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

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ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent, Merger Sub and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company upon written notice to the other party at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)

if the Merger has not been consummated on or before September 21, 2015 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date.

(b)

if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable, and Company, Parent and Merger Sub have cooperated in all reasonable respects and Parent and Merger Sub have used reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(c)

if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Company Stockholder Approval shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 7.03 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)

if (i) a Company Adverse Recommendation Change shall have occurred; (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement); (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.06 ; (iv) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; (v) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer; or (vi) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 7.03(a);

(b)

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least ten days’ written notice prior to such termination stating (i) Parent’s intention to terminate this Agreement pursuant to this Section 7.03(b), and (ii) that the Company may cure any such breach before the End Date in the event the Company reasonably deems such breach as capable of being so cured;

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(c)

if there shall have been any acceleration of any obligation or demand of immediate payment of any obligation of the Company under any Company Loan identified as a “Primary Loan” on Section 8.01(a) of the Company Disclosure Letter, in each case other than by reason of an AME Default; provided, however, that the Company may not enter into any forbearance agreement or similar agreement or any amendment to any existing forbearance agreement or similar agreement with any lender without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); or

(d)

there shall have been a Company Material Adverse Effect.

Section 7.04 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 7.04(b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a)

If, prior to the receipt of the Company Stockholder Approval at the Company Stockholders Meeting, the Company Board authorizes the Company, in compliance in all material respects with the terms of this Agreement, including Section 5.06(e) hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

(b)

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that the Company shall have given Parent at least ten days’ written notice prior to such termination stating (i) the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b), and (ii) that Parent may cure any such breach before the End Date in the event Parent reasonably deems such breach as capable of being so cured;

(c)

if Parent shall not have deposited, or caused to be deposited with the Escrow Agent the Escrow Amount in accordance with the terms and conditions of Section 2.02(a) hereof; or

(d)

if Parent shall have failed to deposit the Payment Fund with the Exchange Agent in accordance with the terms and conditions of Section 2.02(b) hereof.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated properly pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Section 5.05(b), this Section 7.05, Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages (including, in the case of the Company, damages based on the consideration payable to the lenders or stockholders of the Company pursuant hereto) incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

Section 7.06 Fees Following Termination.

(a)

If this Agreement is terminated by Parent pursuant to Section 7.03(a) then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee.

(b)

If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

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(c)

If this Agreement is terminated (i) by Parent pursuant to Section 7.03(b), provided that the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (ii) by the Company or Parent pursuant to (x) Section 7.02(a) hereof and provided that the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (y) Section 7.02(c) hereof and, in the case of Clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b) ) or the Company Stockholders Meeting (in the case of termination pursuant to Section 7.02(c) ), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 7.02(a) or Section 7.02(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 7.03(b), have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (B) within 12 (twelve) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case, whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to 15% shall be deemed to be references to “more than 50%” instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within 12 (twelve) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of Clauses (1) and (2) of this paragraph (c).

(d)

All the parties to this agreement acknowledge and hereby agree that (i) the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the other parties would not have entered into this Agreement, and (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation, and therefore, the amounts payable pursuant to Article VII are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e)

All Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses, provided, however, that Parent shall be responsible for all expenses and filing fees (other than expenses of counsel to the Company) incurred or paid in connection with filings pursuant to the request of or rule imposed by any Governmental Entity in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Company Stockholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the Company’s stockholders, Merger Sub’s sole stockholder, or the holders of the Convertible Notes, as applicable, without such approval.

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Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement; provided, that an Acceptable Confidentiality Agreement need not contain any covenant restricting the submission of an offer to acquire the Company or a proposal for or an offer of (with or without conditions) a Takeover Proposal.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“AME Default” means a default by American Metal Export, Inc. of any of its obligations to the Company under the terms of that certain letter agreement with respect to zorba prepayments, dated as of the date hereof, by and between American Metal Exports, Inc. and the Company.

“Book-Entry Shares” has the meaning set forth in Section 2.02(b).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York, New York, are authorized or required by Law or other governmental action to close.

“Certificate” has the meaning set forth in Section 2.01(c).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” has the meaning set forth in Section 2.05.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.06(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.06(d).

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“Company Balance Sheet” has the meaning set forth in Section 3.06(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(b).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.09(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.14(a).

“Company Employee Plans” has the meaning set forth in Section 3.14(a).

“Company Equity Award” means a Company Stock Option or a Company Stock Award or a phantom stock award, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.12.

“Company IP” has the meaning set forth in Section 3.09(b).

“Company IP Agreements” means all licenses, sublicenses, consent-to-use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Loans” means those certain loans, notes, letters of credit, convertible notes and other debt set forth on Section 8.01(a) of the Company Disclosure Letter.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to result in, individually or in the aggregate, an effect that is materially adverse to (i) the business, results of operations, financial condition or assets of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets, including changes generally affecting commodities markets which, for the avoidance of doubt, shall not be taken into account in the consideration of whether there has been a Company Material Adverse Effect, except to the extent that any such changes impact the Minimum Availability Thresholds set forth in Annex A to the Forbearance Agreement; (b) the announcement or pendency of the transactions contemplated by this Agreement; (c) any outbreak or escalation of war or any act of terrorism; (d) general conditions in the industry in which the Company and its Subsidiaries operate; (e) changes in GAAP or any change in any applicable Law; (f) any change in the market price or trading volume of the Company Common Stock; (g) the failure of the Company to meet internal or analysts’ expectation or projections or results of operations of the Company; (h) any action taken by the Company or any Company Subsidiary at the written direction of Parent or any action specifically required to be taken by the Company, whether by the terms of this Agreement or otherwise, or the failure of the Company to take any action that the Company is specifically prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor; (i) the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (j) the existence of any litigation, in and of itself (but, for the avoidance of doubt, not the facts or circumstances underlying such litigation), arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated hereby; and (k) any default or event of default in connection with any of the Company Loans, except any default or event of default which results in the acceleration of any obligation with respect to any Company Loan that is identified as a “Primary Loan” on Section 8.01(a) of the Company Disclosure Letter, other than by reason of an AME Default;

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provided further, however, that any event, change and effect referred to in clauses (a), (c) (d), or (e) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses. For purposes hereof, a failure of the Company to meet the Covenant Minimum Availability thresholds as set forth in Annex A to the Forbearance Agreement, other than by reason of an AME Default, shall be deemed to constitute a Company Material Adverse Effect.

“Company Material Contract” has the meaning set forth in Section 3.17(a).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Pay-off Loans” means those certain loans, notes, letters of credit, convertible notes and other debt set forth on Section 8.01(a) of the Company Disclosure Letter and labeled “Company Pay-off Loans” therein.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.18.

“Company SEC Documents” has the meaning set forth in Section 3.06(a).

“Company Securities” has the meaning set forth in Section 3.02(b)(ii).

“Company Stock Award” has the meaning set forth in Section 2.07(b).

“Company Stock Option” has the meaning set forth in Section 2.07(a).

“Company Stock Plans” has the meaning set forth in Section 3.02(b)(i).

“Company Stockholder Approval” has the meaning set forth in Section 3.03(a).

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Confidentiality Agreement” has the meaning set forth in Section 5.05(b).

“Consent” has the meaning set forth in Section 3.04(b).

“Continuing Employee Agreements” has the meaning set forth in Section 5.09(a).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“Convertible Notes” means, collectively, the Series A Convertible Notes and the Series B Convertible Notes.

“DGCL” has the meaning set forth in Section 1.01.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

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“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety or the environment (including ambient air, soil, surface water or groundwater or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means a nationally recognized U.S. bank chosen by Parent for purposes of handling the Escrow Amount.

“Escrow Agreement” means an escrow agreement, the definitive form of which will be executed and delivered by each of the Escrow Agent, Parent and the Company within fifteen (15) days from the date of this Agreement, containing such reasonable and customary terms and conditions as mutually agreed to, in their reasonable discretion, by Parent and the Company.

“Escrow Amount” means $3,119,347 (which corresponds to 5% of the equity value of the Company on a fully-diluted basis as of the date hereof).

“Exchange Act” has the meaning set forth in Section 3.04(b).

“Exchange Agent” has the meaning set forth in Section 2.02(b).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses incurred in connection with professional services (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates, but excluding any payments made to any lenders of such Person and its Affiliates and excluding $150,000 of fees paid or payable to Gordian Group, LLC by the Company pursuant to the terms of that certain engagement letter, dated February 23, 2015, by and between Gordian Group, LLC and the Company), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, but excluding any litigation with respect thereto, or in connection with regulatory approvals, and all other matters related to the Merger and the other transactions contemplated hereby, excluding the preparation, printing, filing and mailing of the Company Proxy Statement, any fees and expenses in relation to title searches or environmental investigations, and excluding brokerage fees in connection with directors’ and officers’ liability insurance.

“Forbearance Agreement” means that certain Forbearance Agreement dated as of May 20, 2015 by and among the Company, the Subsidiaries of the Company, TPG Specialty Lending, Inc., as agent and lead arranger, PNC Bank, National Association, as service agent, and the lenders party thereto.

“GAAP” has the meaning set forth in Section 3.06(b).

“Governmental Entity” has the meaning set forth in Section 3.04(b).

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“Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HIPAA” has the meaning set forth in Section 3.14(i).

“Indemnified Party” has the meaning set forth in Section 5.10(a).

“Intellectual Property” means any and all trademarks, service marks, trade names and domain names; copyrights, designs and design registrations; trade secrets, whether or not patentable; patents (including all reissues, divisions, continuations and extensions thereof); and similar intangible property in which any Person holds proprietary rights, title, interests or protections, however arising, pursuant to the Laws of any jurisdiction throughout the world.

“Intervening Event” means a material event or circumstance (other than an event or circumstance relating to a Takeover Proposal) that was not known to the Company Board on the date of this Agreement (or if known, the material consequences of which are not known to or reasonably foreseeable by the Company Board as of the date of this Agreement), which event or circumstance, or any material consequences thereof, becomes known to the Company Board prior to the time at which the Company receives the Company Stockholder Approval.

“IRS” means the United States Internal Revenue Service.

“Key Employee” has the meaning set forth in Section 5.09(a).

“Knowledge” (x) of Parent or Merger Sub means the actual knowledge, after due and diligent inquiry and investigation consistent with prevailing standards of professional conduct, of Parent’s or Merger Sub’s executive officers, and (y) of the Company means the actual knowledge after due and diligent inquiry and investigation consistent with prevailing standards of professional conduct, of the individuals listed on Section 8.01(b) of the Company Disclosure Letter.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases and other agreements (written or oral) under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property, and all buildings, structures, fixtures, and improvements thereon, that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 3.11.

“Liability” shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Maximum Premium” has the meaning set forth in Section 5.10(c).

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

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“NPL” has the meaning set forth in Section 3.16(b).

“NYSE” has the meaning set forth in Section 3.04(b).

“Order” has the meaning set forth in Section 3.11.

“Owned Real Estate” shall mean any real estate owned in fee by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including without limitation, all easements, rights of way and appurtenances relating thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.09(a).

“Payment Fund” has the meaning set forth in Section 2.02(b).

“Permits” has the meaning set forth in Section 3.10(b).

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens for labor arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, rights of way, and other matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, (g) Liens securing any Company Loan; (h) any conditions that may be shown by a current, accurate survey made prior to the Closing and which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (i) security interests and claims of creditors of consignees with respect to consigned inventory; (j) surety and appeal bonds and other obligations of like nature; (k) other imperfections of title or Liens, if any, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, and (l) Liens with respect to equipment purchased or leased by the Company consistently with past practice.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” has the meaning set forth in Section 5.06(a).

“Rights Agreement” has the meaning set forth in Section 3.20.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.06(g).

“SEC” has the meaning set forth in Section 3.04(b).

“Securities Act” mean the United States Securities Act of 1933, as amended.

“Series A Convertible Notes” means those certain Series A Convertible Notes, a description of which is set forth on Section 8.01(c) of the Company Disclosure Letter.

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“Series B Convertible Notes” means those certain Series B Convertible Notes, a description of which is set forth on Section 8.01(d) of the Company Disclosure Letter.

“Subsidiary” means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel and the Company Financial Advisor) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for the completion of such Takeover Proposal; (d) the terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board; and (e) any revisions to the terms of this Agreement and the Merger proposed by Parent during the period set forth in Section 5.06(f), in each case, to the extent the Company Board determines, in good faith, to be relevant to such determination.

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including Merger Sub) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of the Company’s consolidated assets (excluding the assets described in Section 3.17(a)(v) of the Company Disclosure Letter) or to which fifteen percent (15%) or more of the Company’s net revenues or net income on a consolidated basis are attributable (excluding the assets described in Section 3.17(a)(v) of the Company Disclosure Letter); (b) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of the Company; (c) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting equity interests of the Company; (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own fifteen percent (15%) or more of the consolidated assets, net revenues or net income of the Company, taken as a whole; or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Termination Fee” means $2,245,930 (which corresponds to 3.6% of the equity value of the Company on a fully-diluted basis as of the date hereof).

“TPG Warrant” has the meaning set forth in Section 2.09.

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“Transferred Plans” has the meaning set forth in Section 5.09(b).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Agreement” means, that certain Voting Agreement, dated as of the date hereof, by and among the Company, Parent and Carlos E. Agüero.

“Voting Debt” has the meaning set forth in Section 3.02(c).

Section 8.02 Interpretation; Construction.

(a)

When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b)

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.04 Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, the negotiation, execution or performance hereof or thereof, and the Merger shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.05 Submission to Jurisdiction.

(a)

Each of the parties irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purpose of any action or proceeding arising out of or relating to this Agreement. Each of the parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event of a lawsuit or other legal proceeding arising out of or related to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for its reasonable attorneys’ fees and costs, including those incurred in litigating entitlement to attorneys’ fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys’ fees and costs.

(b)

Each of the parties irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party at such parties’ address provided in Section 8.07. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 8.06 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 8.07 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Total Merchant Limited Offshore Chambers P.O. Box 217 Apia, Samoa Attn: Huang Chung Sheng Phone:+86 512 53703988 Email: ahsheng01@gmail.com
with a copy (which will not constitute notice to Parent or Merger Sub) to:	K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Facsimile: (212) 536-3901 Attention: Robert S. Matlin, Esq. Phone: (212) 536-4066 Email: robert.matlin@klgates.com
If to the Company, to:	Metalico, Inc. 186 North Avenue East Cranford, NJ 07016 Facsimile: 908-497-1097 Attention: Carlos E. Agüero, Chairman, President & CEO Phone: 908-497-9610 Email: ceaguero@metalico.com
with a copy (which will not constitute notice to the Company) to:	Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Facsimile: (973) 597-2477 Attention: Steven M. Skolnick, Esq. Phone: (973) 597-2476 Email: sskolnick@lowenstein.com or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

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Section 8.09 No Third-Party Beneficiaries. Except as provided in Section 5.10 hereof (which shall be to the benefit of the parties referred to in such Section) and, from and after the Effective Time, for the stockholders of the Company with respect to Article II hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.12 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at Law. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. Any such proceeding that may occur shall occur exclusively in the Chancery Court of the State of Delaware (or, if and only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from the Chancery Court of the State of Delaware or any other Delaware court, as a defense, counterclaim or otherwise, that there is an adequate remedy at Law or that an award of specific performance is not otherwise an available or appropriate remedy. Any requirements for the securing or posting of any bond with such remedy are waived.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. Signatures transmitted via email or facsimile in the form of a PDF file shall be deemed to be originals for all applicable purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COMPANY: METALICO, INC.

By	/s/ Carlos E. Agüero
Name: Title:	Carlos E. Agüero Chairman, President and Chief Executive Officer

PARENT: TOTAL MERCHANT LIMITED

By	/s/ Huang Chung Sheng
Name: Title:	Huang Chung Sheng Director

MERGER SUB: TM MERGER SUB CORP.

By	/s/ Huang Chung Sheng
Name: Title:	Huang Chung Sheng President and Sole Director

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FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”), is entered into as of June 26, 2015, by and among METALICO, INC., a Delaware corporation (the “Company”), TOTAL MERCHANT LIMITED, a Samoan limited company (“Parent”), and TM MERGER SUB CORP., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, the Company, Parent and Merger Sub have entered into that certain Agreement and Plan of Merger, dated as of June 15, 2015 (the “Merger Agreement”), pursuant to which the parties have agreed that Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation, subject to the terms and conditions of the Merger Agreement; and

WHEREAS, the parties to the Merger Agreement have agreed to amend certain terms of the Merger Agreement as more fully set forth below in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Merger Agreement as follows:

1.

Amendments.

(a)

Section 2.02(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Within twenty-one (21) days from the date hereof, Parent shall deposit, or cause to be deposited, in escrow with the Escrow Agent, an aggregate amount in cash equal to the Escrow Amount, to be distributed as set forth herein and in accordance with the terms of the Escrow Agreement. The Escrow Amount shall be held under the sole dominion and control of the Escrow Agent until the earlier of ( x ) the delivery of confirmation from the Exchange Agent and the Company of receipt by the Exchange Agent of the full amount of the Payment Fund, less the Escrow Amount, from Parent in accordance with the terms and conditions of Section 2.02(b) hereof, in which case the Escrow Amount shall be automatically released by the Escrow Agent to the Exchange Agent, ( y ) termination of this Agreement by the Company (A) pursuant to Section 7.04(d) hereof subject to the satisfaction of the conditions set forth in Section 6.02 hereof (other than those conditions that by their nature are to be satisfied at the Closing) and the receipt of the Company Stockholder Approval, or (B) pursuant to Section 7.04(e) hereof, and in the case of subsections ( y )(A) and ( y )(B) the Escrow Amount shall be automatically released by the Escrow Agent to the Company, or (z) termination of this Agreement for any reason (other than by the Company for the reasons set forth in subsections ( y )(A) or ( y )(B) set forth immediately above) pursuant to the terms of Article VII, in which case the Escrow Amount shall be automatically released by the Escrow Agent to Parent; provided, however, that the Escrow Agent will not release such funds if the Escrow Amount is subject to a pending claim against it made by the Company in good faith.”

(b)

Section 5.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Parent agrees that on or prior to the day that is three (3) Business Days prior to the date that the Company Stockholders Meeting is held, Parent will deposit or cause to be deposited into the U.S. branch of Maybank Banking Berhad an amount in cash equal to the Payment Fund (with any interest with respect thereto calculated as of the anticipated Closing Date, which anticipated Closing Date shall be mutually agreed to among the parties acting reasonably) less the Escrow Amount, and further covenants that it shall not remove or cause to be removed all or any portion of such funds from the U.S. branch of Maybank Banking Berhad until the earlier of (a) the payment of the Payment Fund to the Exchange Agent pursuant to Section 2.02 hereof and (b) the termination of this Agreement in accordance with Article VII hereof.”

(c)

Section 7.04 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 7.04(b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a)

If, prior to the receipt of the Company Stockholder Approval at the Company Stockholders Meeting, the Company Board authorizes the Company, in compliance in all material respects with the terms of this Agreement, including Section 5.06(e) hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

(b)

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that the Company shall have given Parent at least ten days’ written notice prior to such termination stating (i) the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b), and (ii) that Parent may cure any such breach before the End Date in the event Parent reasonably deems such breach as capable of being so cured;

(c)

if Parent shall not have deposited, or caused to be deposited with the Escrow Agent the Escrow Amount in accordance with the terms and conditions of Section 2.02(a) hereof;

(d)

if Parent shall have failed to deposit the Payment Fund with the Exchange Agent in accordance with the terms and conditions of Section 2.02(b) hereof; or

(e)

if Parent shall have failed to deposit the Payment Fund less the Escrow Amount into the U.S. branch of Maybank Banking Berhad in accordance with the terms and conditions of Section 5.18 hereof, or removes or causes to be removed all or any portion of such funds from the U.S. branch of Maybank Banking Berhad prior to (A) the payment of the Payment Fund to the Exchange Agent pursuant to Section 2.02 hereof and (B) the termination of this Agreement in accordance with Article VII hereof.”

2.

Miscellaneous.

A.

Provisions Still Effective. Except as expressly amended by Section 1 of this Amendment, all provisions, terms and conditions of the Merger Agreement shall continue in full force and effect.

B.

Representations. Each of the Company, Parent and Merger Sub represent that they have taken all action necessary to make this Amendment effective against them, and that the person signing this Amendment on their behalf has been duly authorized to execute and deliver this Amendment.

C.

Incorporation by Reference. The provisions of Article VIII of the Merger Agreement are hereby incorporated by reference in this Amendment in all respects as though fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COMPANY:
METALICO, INC.

By:	/s/ Carlos E. Agüero
Name:	Carlos E. Agüero
Title:	Chairman, President and Chief Executive Officer

[Signature Page to First Amendment to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:
TOTAL MERCHANT LIMITED

By:	/s/ Huang Chung Sheng
Name:	Huang Chung Sheng
Title:	Director

[Signature Page to First Amendment to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERGER SUB:
TM MERGER SUB CORP.

By:	/s/ Huang Chung Sheng
Name:	Huang Chung Sheng
Title:	President and Sole Director

[Signature Page to First Amendment to Merger Agreement]

ANNEX B

Voting Agreement

This Voting Agreement (this “Agreement”), dated as of June 15, 2015 among the undersigned stockholder (“Stockholder”) of Metalico, Inc., a Delaware corporation (the “Company”), the Company and Total Merchant Limited, a Samoan Limited Company (“Parent”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and TM Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company with the Company surviving pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $.001 per share, of the Company (“Company Common Stock”) beneficially owned and owned of record by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.

Representations of Stockholder.

Stockholder represents and warrants to Parent that:

(a)

(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) and of record all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)

Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire or receive any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c)

Stockholder has full legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(a) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)

None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

B-1

(e)

No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.

Agreement to Vote Shares; Irrevocable Proxy.

(a)

Stockholder agrees during the term of this Agreement to vote the Shares, to execute a written consent or consents if stockholders of the Company are requested to act by written or electronic consent in lieu of acting at a meeting and to otherwise cause such Stockholder’s Shares to be voted in the following manner: (i) in favor of the adoption of the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any Takeover Proposal, (2) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter or Company By-laws). Stockholder also agrees to cause his Shares to be present for quorum purposes at any meeting of stockholders of the Company at which any matter described in Section 3(a)(i-ii) above will be acted on by the Company’s stockholders.

(b)

Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a) solely in the event Stockholder fails to vote in the manner required by Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.

No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares (except as provided herein) or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5.

Transfer and Encumbrance.

Stockholder agrees that, during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber, whether by merger, operation of law or otherwise (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or interest therein with respect to any matter addressed by this Agreement. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. All Shares shall bear a conspicuous legend providing that they are subject to the restrictions on Transfer set forth in this Agreement. The Company agrees to cause new certificates to be issued with respect to the Shares bearing such legend and immediately issue a stop transfer order with respect to such Shares for the duration of this Agreement.

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6.

Additional Shares.

Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 under the Exchange Act) or record ownership of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.

Waiver of Appraisal and Dissenters’ Rights.

Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

8.

Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the date on which a Company Adverse Recommendation Change has been effected.

9.

No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

10.

Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chancery Court of the State of Delaware (or, if and only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Each of the parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from the Chancery Court of the State of Delaware or any other Delaware court, as a defense, counterclaim or otherwise, that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy. Any requirements for the securing or posting of any bond with such remedy are waived.

11.

Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.

Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date

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mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to Parent:

Total Merchant Limited

Offshore Chambers

P.O. Box 217

Apia, Samoa

Attn: Huang Chung Sheng

Phone: +86 512 53703988

Email: ahsheng01@gmail.com

Copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 536-3901

Attention: Robert S. Matlin, Esq.

Phone: (212) 536-4066

Email: robert.matlin@klgates.com

If to the Company:

Metalico, Inc.

186 North Avenue East

Cranford, NJ 07016

Facsimile: 908-497-1097

Attention: Carlos E. Agüero, Chairman, President & CEO

Phone: 908-497-9610

Email: ceaguero@metalico.com

Copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Facsimile: (973) 597-2477

Attention: Steven M. Skolnick, Esq.

Phone: (973) 597-2476

Email: sskolnick@lowenstein.com

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

13.

Miscellaneous.

(a)

This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, and the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)

Each of the parties irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State

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of Delaware) for the purpose of any action or proceeding arising out of or relating to this Agreement. Each of the parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event of a lawsuit or other legal proceeding arising out of or related to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for its reasonable attorneys’ fees and costs, including those incurred in litigating entitlement to attorneys’ fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys’ fees and costs.

(c)

Each of the parties irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party at such parties’ address provided in Section 12. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(d)

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g)

Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h)

All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i)

The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(j)

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 13(j) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TOTAL MERCHANT LIMITED

By	/s/ Huang Chung Sheng
Name:	Huang Chung Sheng
Title:	Director

METALICO, INC.

By	/s/ Carlos E. Agüero
Name:	Carlos E. Agüero
Title:	Chairman, President and Chief
Executive Officer

CARLOS E. AGÜERO

By	/s/ Carlos E. Agüero

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:

5,240,957

Number of Options Beneficially Owned as of the Date of this Agreement:

50,000

Number of Shares of Unvested Deferred Stock to Which Entitled as of the Date of this Agreement:

5,000

Street Address: 910 Bailey Court
Westfield, NJ 07090

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 Annex C

Fairness Opinion

[Gordian Letterhead]

As of June 15, 2015

The Board of Directors of
Metalico, Inc.

Members of the Board:

The Board of Directors (the “Board”) of Metalico, Inc. (“Metalico”, or the “Company”), has requested the opinion of Gordian Group, LLC (“Gordian”) as to the fairness, from a financial point of view, of the consideration to be received by the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Metalico, in connection with the Proposed Transaction (defined below) with Total Merchant, Ltd. and affiliates thereof (collectively “Total Merchant” or “TML” or the “Acquiror”).

We understand that the Company proposes to enter into a merger transaction (the “Proposed Transaction”) with Total Merchant Limited under an Agreement and Plan of Merger (the “Agreement”), of which we have reviewed a draft dated June 14, 2015 (the “June Draft”). As more fully set out in the Agreement, TM Merger Sub Corp., which is wholly owned by Total Merchant, would be merged into Metalico and each share of Metalico’s issued and outstanding Common Stock shall have the right to receive $0.60 in total cash consideration.

As you are aware, Gordian has acted as investment banker for the Company in connection with the Proposed Transaction pursuant to an engagement letter dated February 23, 2015. Among other things, the terms of this engagement letter provided for the Company to pay Gordian monthly fees totaling $400,000 and awarded Gordian 1,000,000 shares of common stock of Metalico. Under the terms of the engagement letter, Gordian was also required, if requested by the Board, to provide the Board with an opinion as to the fairness, from a financial point of view of the consideration to be paid to the holders of the common stock in a potential transaction. Metalico also agreed to reimburse Gordian for reasonable out-of-pocket expenses and fees for counsel incurred in connection with the engagement and the preparation of this opinion. The Company has agreed to indemnify Gordian and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Gordian or any of its affiliates against certain liabilities and expenses relating to or arising out of its engagement.

Summary Capitalization

Based on information provided by the Company, Gordian understands that the existing capital structure of the Company consists of 73,792,921 shares of Common Stock outstanding (including certain restricted stock totaling 102,485 shares that will vest upon the Transaction) and no other series or class of outstanding capital stock, and includes the following principal liabilities as of May 31, 2015:

(i)

Trade Accounts payable of approximately $10.1 million;

(ii)

Accrued expenses of approximately $6.6 million;

(iii)

Two series (A and B) of convertible notes issued by Metalico with an aggregate amount outstanding of $11.1 million, which includes unpaid principal and accrued interest. The Series A ($4.9 million) is convertible into common stock at a price of $1.30 per share; the Series B ($6.2 million) at $0.39 per share. In the case of a change in control transaction, both notes can be redeemed at the greater of 130% of par plus accrued interest or their conversion value.

(iv)

A $35 million PNC asset based revolving credit facility (“ABL”) of which approximately $15.0 million is outstanding. Under the terms of the ABL, PNC is owed a commitment reduction fee of 3% on the original commitment of $65 million. This amount equates to $2.0 million if the entire facility is refinanced or canceled;

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(v)

A $19.7 million Term Loan with TPG Specialty Lending (“TPG”) and related principal guaranteed warrants of approximately $3.5 million. Under the terms of the Term Loan, TPG is owed a 3% prepayment fee, which equates to $0.6 million;

(vi)

Various equipment financing of approximately $14.3 million; and

(vii)

Various Seller notes of approximately $1.5 million.

Forbearance Agreements

We understand that the Company entered into two agreements (the “Forbearance Agreements”) with TPG and PNC and First Niagara Leasing, Inc. on May 20, 2015. Based on first quarter 2015 performance, the Company was in violation of the total leverage covenant under its credit agreement with PNC and TPG. Under the terms of the Forbearance Agreements, TPG, PNC and First Niagara have agreed to waive the Company’s covenant defaults through August 31, 2015, subject to a number of provisions.

Documents and Analyses Considered

In connection with rendering this Opinion, Gordian has reviewed and considered such financial and other factors as it has deemed appropriate under the circumstances, including, without limitation:

(i)

The financial terms and conditions of the Proposed Transaction as presented in the June Draft;

(ii)

Certain internal historical financial information of the Company for recent years and interim periods;

(iii)

Certain internal financial and operating data, including projections prepared and provided to Gordian by the Company over periods of time.

(iv)

Meetings with certain members of executive management to discuss, among other topics, the operations and future prospects of the Company and the scrap metal recycling industry;

(v)

Publicly available financial and market data of peer group companies involved in the recycling, steel and metals and mining industries;

(vi)

Valuation implied by prior M&A transactions involving companies in related businesses;

(vii)

Consideration of certain economic and industry information as Gordian deemed relevant; and

(viii)

Such other studies, analyses, inquiries, and investigations as Gordian deemed appropriate, including, without limitation, discounted cash flow analyses.

We have also had separate discussions with certain Board members, officers and employees of the Company and its outside counsel to discuss the foregoing, the past and current business operations and financial condition of the Company, the business prospects, future cash flows and forecasted financial and operating condition of the Company, as well as certain other matters that Gordian deems relevant to its inquiry, including the existing and prospective customer and supplier base for Metalico and the impact on the financial and operating condition of the Company if the Proposed Transaction is not effected, particularly in such event, the effect of insolvency on the Company, its operations and its values. Gordian has considered various factors, in connection with rendering this Opinion, including without limitation, potential M&A and financing alternatives, and the relative merits of seeking protection under the U.S. Bankruptcy Code. Gordian has not been permitted to seek, nor did it seek, M&A or equity financing alternatives other than the specific opportunities to which the Company directed Gordian.

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Assumptions, Company Representations and Other Limitations

In our review and analysis and in arriving at this Opinion, Gordian has, with the permission of the Company:

(i)

Assumed and relied upon, without independent verification, the accuracy and completeness of all of the historical financials and other information provided to Gordian and relied upon the assurances of the Company that they are unaware of any facts that would make the information provided to Gordian incomplete or misleading in any material respect;

(ii)

Assumed that all estimates, evaluations, forecasts and projections furnished to Gordian, including the projections for years 2015 through 2019, information about prospective customers, and the most recently-provided information were prepared reasonably and in good faith and represent the best current estimates and judgments as to the data and results forecast therein based upon the best information currently available to the Company and that the forecasts contained in the projections will be substantially realized in the amounts and at the times forecast;

(iii)

Assumed that the projections referenced above do not factor in any recession or other downturn in the economy and, with the Company’s concurrence have therefore assumed that the terminal year represents “peak of cycle” performance;

(iv)

Assumed that there has been no material change in the assets, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Gordian;

(v)

Relied upon the fact that the Board and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, and assumed that the summaries and descriptions of the Proposed Transaction provided to Gordian are accurate and that all procedures required by law to be taken in connection with the Proposed Transaction have been or will be duly, validly and timely taken;

(vi)

Assumed that all of the conditions required to implement the Proposed Transaction (including that there will be no Material Adverse Event prior to Closing, all as defined in the Agreement) will be satisfied and that all elements of the Proposed Transactions will be consummated simultaneously and in accordance and a time reasonably consistent with the description of the terms provided to Gordian in the June Draft of the merger agreement, without any amendments thereto or any waivers of any terms or conditions thereof;

(vii)

Assumed that neither the Company nor the Board is aware of any other potential opportunity for a merger, sale, financing, capital infusion or other transaction that could be reasonably expected to generate a superior economic result for the holders of the Common Stock and that the Company, and the Board have communicated to Gordian all third party inquiries regarding interest in pursuing a transaction with the Company since the date of Gordian’s engagement;

(viii)

Assumed that the Company will obtain all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction without any adverse effect on the Company; and

(ix)

Assumed, without independent verification, the accuracy of the Company’s assessment regarding the current critical liquidity situation and that that the Company would have overdrawn its current ABL revolving credit agreement if it had been unable to enter into a forbearance agreement with its lenders and a prepurchase of materials from the Acquiror, and that absent such an agreement and prepurchase, the Company would have been forced into an imminent liquidity crisis that may have ended in a bankruptcy filing.

In our assessment, we also considered the time frames available under the Forbearance Agreements.

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Gordian also considered alternatives to the Transaction in the context of the aforementioned liquidity situation. Moreover, we have considered these alternatives in light of the potential for development of any additional alternatives through the so-called “fiduciary out” provisions of the Agreement.

Gordian has not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, including, without limitation, any of its intellectual property or the value of the Company’s assets in a liquidation of the Company. This Opinion is necessarily based on economic and market conditions and other circumstances, as they exist and can be evaluated by us as of the date hereof.

The Opinion

Gordian is not offering any opinion with regard to any transaction other than the Proposed Transaction, including, without limitation, any merger and acquisition alternatives, any sale of substantially all of the Company’s assets or stock, any equity or debt capital raise or other financing of the Company or any other extraordinary corporate transaction.

This Opinion speaks only as of the date hereof, and Gordian expressly disclaims any obligation to update or revise this Opinion based upon circumstances or events occurring, or information obtained, subsequent to such date. This Opinion, in any event, is limited to the fairness, from a financial point of view, the holders of the Common Stock, taken as a whole, and not: (a) the fairness to any other party or any particular constituency of the Company of any of the terms of the Proposed Transaction, including to any of the officers, directors or employees of the Company, or (b) any matters of procedural fairness. It is our understanding that details of any proposed employment agreements for current officers and employees of the Company after completion of the Proposed Transaction will be disclosed in the definitive proxy statement. We have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage. Gordian is also not expressing any view or opinion with respect to legal, regulatory, accounting, tax and similar items regarding the Transaction and we understand that the Company has retained such advice regarding these items as it deemed necessary from qualified professionals.

Gordian is not addressing the fairness of any individual term of the proposed Transaction or of any of the Transaction Documents other than the fairness, from a financial point of view, to the holders of the Common Stock of the Proposed Transaction, taken as a whole. Gordian is not addressing the tax or legal consequences of the Proposed Transaction, including, without limitation, tax or legal consequences to the Company or any of its securities holders. Gordian is also not opining or expressing any view herein as to any terms or effects of the Proposed Transaction or any other matter, except as expressly set forth in the following paragraph.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Proposed Transaction, taken as a whole, is fair, from a financial point of view, to the holders of the Common Stock of Metalico.

This Opinion is furnished solely for the use and benefit of the Board and its advisors in connection with their consideration of the Proposed Transaction, and is not to be relied upon by, or construed as a recommendation to, any other person (including, without limitation, any other class of securities, creditors or other constituencies of the Company) as to the underlying decision to enter into the Transaction. This Opinion does not constitute a recommendation to any holder of the Company’s securities, including the holders of Common Stock and, with respect to the Proposed Transaction, including whether any such holder should consent to or otherwise participate in the Transaction, and should not be relied upon by any such holder as such. Moreover, this Opinion does not constitute a recommendation to proceed with the Proposed Transaction. The issuance of this opinion was approved by an authorized internal fairness committee of Gordian Group, LLC.

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This Opinion is delivered to you subject to the express terms of the engagement letter between the Company and Gordian, including, without limitation, the liability limitation and indemnification and contribution provisions of the engagement letter with respect to our services, including the provision of this Opinion, and the restrictions in the engagement letter on the use, circulation, quotation or disclosure of our advice or this Opinion.

Very truly yours,

/s/ Gordian Group, LLC

GORDIAN GROUP, LLC

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Annex D

Appraisal Rights (Section 262 of the DGCL)

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.

Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)

In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

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(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)

Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is

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given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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METALICO, INC. ATTN: ARNOLD S. GRABER 186 NORTH AVENUE EAST CRANFORD, NJ 07016

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited ("Parent"), TM Merger Sub Corp. and Metalico, as amended and as such agreement may be further amended from time to time.	☐	☐	☐

2.	To approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000253729_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

METALICO, INC.

Special Meeting of Stockholders
September 11, 2015 8:30 a.m.

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. DelBianco and Eric W. Finlayson, or either of them, as proxies, each with the power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of METALICO, INC. stock that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 8:30 a.m., EDT on September 11, 2015, at the offices of Lowenstein Sandler LLP at 65 Livingston Avenue, Roseland, New Jersey, and any adjournment or postponement thereof. If any other business properly comes before the Special Meeting or any adjournment or postponement thereof, the proxies will vote in their discretion on such other matters.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business properly comes before the Special Meeting or any adjournment or postponement thereof, the proxies will vote in their discretion on such other matters.

Continued and to be signed on reverse side

0000253729_2     R1.0.0.51160